EXHIBIT 99.1

      ====================================================================
                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            DATED AS OF JUNE 17, 2003

                                      AMONG

                                INTERFACE, INC.,

                             INTERFACE EUROPE LTD.,

                             INTERFACE EUROPE B.V.,

                       THE SUBSIDIARY L/C ACCOUNT PARTIES,

                           THE LENDERS LISTED HEREIN,

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (SUCCESSOR BY MERGER TO FIRST UNION NATIONAL BANK),
                   AS DOMESTIC AGENT AND MULTICURRENCY AGENT,

                           FLEET CAPITAL CORPORATION,
                              AS SYNDICATION AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             AS DOCUMENTATION AGENT

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               AS COLLATERAL AGENT

      ====================================================================


                            WACHOVIA SECURITIES, INC.
             (SUCCESSOR BY MERGER TO FIRST UNION SECURITIES, INC.),
                 AS SOLE LEAD ARRANGER, MANAGER, AND BOOKRUNNER


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                                           TABLE OF CONTENTS                                       PAGE


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ARTICLE I.     DEFINITIONS; CONSTRUCTION.............................................................2

    Section 1.01.  Definitions.......................................................................2

    Section 1.02.  Accounting Terms and Determination...............................................50

    Section 1.03.  Other Definitional Terms.........................................................50

    Section 1.04.  Exhibits and Schedules...........................................................50

ARTICLE II.    DOMESTIC REVOLVING LOANS.............................................................51

    Section 2.01.  Description of Domestic Revolving Credit Facility................................51

    Section 2.02.  Domestic Syndicated Loans........................................................51

    Section 2.03.  Reductions of Domestic Syndicated Loan Commitments and Mandatory
                   Repayments.......................................................................54

    Section 2.04.  [Intentionally Omitted]..........................................................56

    Section 2.05.  Domestic Settlement Loans........................................................56

    Section 2.06.  [Intentionally Omitted]..........................................................57

    Section 2.07.  Use of Proceeds..................................................................58

    Section 2.08.  Application of this Agreement....................................................58

ARTICLE IIA LETTERS OF CREDIT.......................................................................58

    Section 2A.01. Letter of Credit Facility........................................................58

    Section 2A.02. Notice of Issuance of Letter of Credit; Agreement to Issue
                   Letter of Credit.................................................................60

    Section 2A.03. Payment of Amounts Drawn Under Letters of Credit.................................62

    Section 2A.04. Payment by Participating Lenders.................................................64

    Section 2A.05. Compensation.....................................................................66

    Section 2A.06. Payments; Illegality.............................................................67

    Section 2A.07. Obligations Absolute.............................................................68

    Section 2A.08. Indemnification; Nature of L/C Issuer's Duties...................................68

    Section 2A.09. Use of Letters of Credit.........................................................70

    Section 2A.10. Voluntary Reduction of L/C Subcommitments........................................70

    Section 2A.11. Conditions to Issuance or Extension of All Letters of
                   Credit...........................................................................71

    Section 2A.12. Special Provisions Relating to the Existing Letter of
                    Credit Agreement................................................................72

ARTICLE III.     UK MULTICURRENCY SYNDICATED LOANS..................................................73
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    Section 3.01.  Description of UK Multicurrency Syndicated Credit Facility.......................73

    Section 3.02.  UK Multicurrency Syndicated Loans................................................73

    Section 3.03.  Reductions of UK Multicurrency Syndicated Loan
                   Commitments and Mandatory Repayments.............................................80

    Section 3.04.  [Intentionally Omitted]..........................................................82

    Section 3.05.  UK Multicurrency Swing Line Loans................................................82

    Section 3.06.  [Intentionally Omitted]..........................................................84

    Section 3.07.  Use of Proceeds..................................................................84

    Section 3.08.  Application of this Agreement....................................................84

ARTICLE IV.     GENERAL LOAN TERMS..................................................................85

    Section 4.01.  Funding Notices..................................................................85

    Section 4.02.  Disbursement of Funds............................................................85

    Section 4.03.  Interest.........................................................................86

    Section 4.04.  Interest Periods.................................................................88

    Section 4.05.  Fees.............................................................................89

    Section 4.06.  Voluntary Prepayments of Borrowings..............................................89

    Section 4.07.  Payments, etc....................................................................90

    Section 4.08.  Interest Rate Not Ascertainable, etc.............................................96

    Section 4.09.  Illegality.......................................................................96

    Section 4.10.  Increased Costs..................................................................97

    Section 4.11.  Lending Offices..................................................................98

    Section 4.12.  Funding Losses...................................................................98

    Section 4.13.  Failure to Pay in Appropriate Agreed Currency....................................99

    Section 4.14.  Assumptions Concerning Funding of LIBOR Advances.................................99

    Section 4.15.  Apportionment of Payments........................................................99

    Section 4.16.  Sharing of Payments, Etc.........................................................99

    Section 4.17.  Capital Adequacy................................................................100

    Section 4.18.  Benefits to Guarantors..........................................................100

    Section 4.19.  Limitation on Certain Payment Obligations.......................................100

    Section 4.20.  Application of Loan Proceeds to Maturing Loans..................................101

    Section 4.21.  Currency Control and Exchange Regulations.......................................101

    Section 4.22.  European Economic and Monetary Union............................................102
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    Section 4.23.  Market Disruption...............................................................102

    Section 4.24.  Limitation of Obligations with Respect to the Additional
                   Domestic Borrower and the UK Multicurrency Borrower.............................103

ARTICLE V.     CONDITIONS TO BORROWINGS............................................................104

    Section 5.01.  Conditions Precedent to Effectiveness...........................................104

    Section 5.02.  [Intentionally Omitted].........................................................108

    Section 5.03.  Conditions to All Loans.........................................................108

    Section 5.04.  Post-Closing Conditions.........................................................109

ARTICLE VI.     REPRESENTATIONS AND WARRANTIES.....................................................109

    Section 6.01.  Organizational Existence; Compliance with Law...................................109

    Section 6.02.  Organizational Power; Authorization.............................................110

    Section 6.03.  Enforceable Obligations.........................................................110

    Section 6.04.  No Legal Bar....................................................................110

    Section 6.05.  No Material Litigation..........................................................110

    Section 6.06.  Investment Company Act, Etc.....................................................111

    Section 6.07.  Margin Regulations..............................................................111

    Section 6.08.  Compliance With Environmental Laws..............................................111

    Section 6.09.  Insurance.......................................................................112

    Section 6.10.  No Default......................................................................112

    Section 6.11.  No Burdensome Restrictions......................................................112

    Section 6.12.  Taxes...........................................................................113

    Section 6.13.  Subsidiaries....................................................................113

    Section 6.14.  Financial Statements............................................................113

    Section 6.15.  ERISA...........................................................................113

    Section 6.16.  Patents, Trademarks, Licenses, Etc..............................................115

    Section 6.17.  Ownership of Property...........................................................115

    Section 6.18.  Indebtedness....................................................................115

    Section 6.19.  Financial Condition.............................................................116

    Section 6.20.  Intercompany Loans..............................................................116

    Section 6.21.  Labor Matters...................................................................116

    Section 6.22.  Payment or Dividend Restrictions................................................117

    Section 6.23.  Disclosure......................................................................117
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    Section 6.24.  Special Representations and Warranties Relating to IRB
                   Collateral Documents............................................................117

ARTICLE VII.     AFFIRMATIVE COVENANTS.............................................................117

    Section 7.01.  Organizational Existence, Etc...................................................117

    Section 7.02.  Compliance with Laws, Etc.......................................................118

    Section 7.03.  Payment of Taxes and Claims, Etc................................................118

    Section 7.04.  Keeping of Books................................................................118

    Section 7.05.  Visitation, Inspection, Appraisals, and Field Audits; Disclosure
                   of Tax Information..............................................................118

    Section 7.06.  Insurance; Maintenance of Properties............................................119

    Section 7.07.  Reporting Covenants.............................................................120

    Section 7.08.  [Intentionally Omitted].........................................................125

    Section 7.09.  Financial Covenants.............................................................125

    Section 7.10.  Notices Under Certain Other Indebtedness........................................126

    Section 7.11.  Additional Credit Parties and Collateral........................................126

    Section 7.12.  [Intentionally Omitted].........................................................127

    Section 7.13.  Further Assurances..............................................................127

    Section 7.14.  Margin Stock....................................................................128

    Section 7.15.  UK Blocked Accounts and UK Concentration Accounts...............................128

    Section 7.16.  US Cash Management..............................................................129

    Section 7.17.  Insolvency......................................................................131

    Section 7.18.  Physical Inventories............................................................131

    Section 7.19.  Inventory Returns...............................................................131

    Section 7.20.  Reports Respecting Collateral...................................................132

    Section 7.21.  Collateral Location Waivers.....................................................132

    Section 7.22.  Discounts and Allowances........................................................133

    Section 7.23.  Taxes Owing with Respect to Accounts............................................133

ARTICLE VIII.      NEGATIVE COVENANTS..............................................................133

    Section 8.01.  Indebtedness....................................................................133

    Section 8.02.  Liens...........................................................................135

    Section 8.03.  Mergers, Sales, Etc.............................................................136

    Section 8.04.  Payments or Refinancings in Respect of Subordinated Debt or
                   Equity Securities; Dividends and Other Distributions............................137
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    Section 8.05.  Investments, Loans, Etc.........................................................139

    Section 8.06.  Sale and Leaseback Transactions.................................................140

    Section 8.07.  Transactions with Affiliates....................................................140

    Section 8.08.  Optional Prepayments............................................................141

    Section 8.09.  Changes in Business.............................................................142

    Section 8.10.  ERISA...........................................................................142

    Section 8.11.  Additional Negative Pledges.....................................................143

    Section 8.12.  Limitation on Payment Restrictions Affecting Consolidated Companies.............143

    Section 8.13.  Actions Under Certain Documents.................................................143

    Section 8.14.  Designated Senior Indebtedness..................................................143

ARTICLE IX.     EVENTS OF DEFAULT..................................................................144

    Section 9.01.  Payments........................................................................144

    Section 9.02.  Covenants Without Notice........................................................144

    Section 9.03.  Other Covenants.................................................................144

    Section 9.04.  Representations.................................................................144

    Section 9.05.  Non-Payments of Other Indebtedness..............................................144

    Section 9.06.  Defaults Under Other Agreements.................................................144

    Section 9.07.  Bankruptcy......................................................................145

    Section 9.08.  ERISA...........................................................................145

    Section 9.09.  Money Judgment..................................................................146

    Section 9.10.  Ownership of Credit Parties.....................................................146

    Section 9.11.  Change in Control of Interface..................................................146

    Section 9.12.  Default Under Other Credit Documents............................................146

    Section 9.13.  Default Under Hedging Agreement.................................................146

    Section 9.14.  Attachments.....................................................................147

    Section 9.15.  [Intentionally Omitted].........................................................147

    Section 9.16.  Failure of Agreements...........................................................147

    Section 9.17.  Other Occurrences...............................................................147

ARTICLE X.     THE CO-AGENTS; COLLATERAL AGENT.....................................................149

    Section 10.01. Resignation and Appointment of Co-Agents........................................149

    Section 10.02. Appointment of Collateral Agent.................................................149

    Section 10.03. Nature of Duties of Agents......................................................150

    Section 10.04. Lack of Reliance on the Agents..................................................151

    Section 10.05. Certain Rights of the Agents....................................................151

    Section 10.06. Reliance by Agents..............................................................151

    Section 10.07. Indemnification of Agents.......................................................151

    Section 10.08. The Agents in their Individual Capacity.........................................152

    Section 10.09. Holders of Notes................................................................152

    Section 10.10. Successor Agents................................................................152

    Section 10.11. Notice of Default...............................................................153

    Section 10.12. No Other Agents.................................................................153

ARTICLE XI.     MISCELLANEOUS......................................................................153

    Section 11.01. Notices.........................................................................153

    Section 11.02. Amendments, Etc.................................................................155

    Section 11.03. No Waiver; Remedies Cumulative..................................................156

    Section 11.04. Payment of Expenses, Etc........................................................156

    Section 11.05. Right of Setoff.................................................................158

    Section 11.06. Benefit of Agreement............................................................158

    Section 11.07. Governing Law; Submission to Jurisdiction.......................................160

    Section 11.08. Independent Nature of Lenders' Rights...........................................161

    Section 11.09. Counterparts....................................................................161

    Section 11.10. Survival........................................................................161

    Section 11.11. Severability....................................................................162

    Section 11.12. Independence of Covenants.......................................................162

    Section 11.13. Change in Accounting Principles, Fiscal Year or Tax Laws........................162

    Section 11.14. Headings Descriptive; Entire Agreement..........................................162

    Section 11.15. Judgment Currency...............................................................162

    Section 11.16. Dollar Equivalent Computations..................................................163

    Section 11.17. Amendment and Restatement; No Novation..........................................163

    Section 11.18. References in Credit Documents..................................................164

    Section 11.19. Injunctive Relief; Limitation of Liability......................................164
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                             EXHIBITS AND SCHEDULES
EXHIBITS:

Exhibit A     -   [Reserved]
Exhibit B-1   -   Form of Domestic Syndicated Note by Interface
Exhibit B-2   -   Form of Domestic Syndicated Note by Interface Europe B.V.
Exhibit C     -   Form of UK Multicurrency Syndicated Note by Interface Europe Ltd.
Exhibit D     -   Form of UK Multicurrency Swing Line Note
Exhibit E     -   Closing Certificate
Exhibit F-1   -   Opinion of Kilpatrick Stockton LLP
Exhibit F-2   -   Reliance Letter of Kilpatrick Stockton LLP
Exhibit G-1   -   Opinion of Addleshaw Goddard
Exhibit G-2   -   Opinion of Gertie Lintjens
Exhibit G-3   -   Opinion of Carson McDowell
Exhibit H     -   Form of Assignment and Acceptance
Exhibit I-1   -   Domestic Borrowing Base Certificate
Exhibit I-2   -   UK Borrowing Base Certificate
Exhibit J     -   Form of Global Amendment and Master Acknowledgment Agreement
Exhibit K     -   Initial Assignment and Assumption Agreement
Exhibit L     -   [Reserved]
Exhibit M     -   [Reserved]
Exhibit N     -   [Reserved]
Exhibit O     -   [Reserved]
Exhibit P     -   Form of UK Guaranty and Security Agreement
Exhibit Q     -   [Reserved]
Exhibit R-1   -   Form of Domestic Letter of Credit Request
Exhibit R-2   -   Form of UK Multicurrency Letter of Credit Request


SCHEDULES:

Schedule 1.1(a)   -  Commitments
Schedule 1.1(c)   -  Mandatory Cost Rate
Schedule 1.1(d)   -  IAR Divestiture Transaction
Schedule 6.01     -  Organization and Ownership of Subsidiaries
Schedule 6.05     -  Pending and Threatened Litigation
Schedule 6.11     -  Burdensome Restrictions
Schedule 6.12     -  Tax Filings and Payments
Schedule 6.13     -  Material Subsidiaries (Domestic) and Material Subsidiaries (UK)
Schedule 6.15     -  Employee Benefit Matters
Schedule 6.16     -  Patent, Trademark, License and Other Intellectual Property Matters
Schedule 6.17     -  Ownership of Properties
Schedule 6.18     -  Indebtedness
Schedule 6.21     -  Labor and Employment Matters
Schedule 6.22     -  Payment or Dividend Restrictions
Schedule 7.07(j)  -  Environmental Notices
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Schedule 8.02     -  Existing Liens
Schedule 8.03(e)  -  Contemplated Asset Sales
Schedule 8.05(l)  -  Existing Investments

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                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of June 17, 2003, by and among INTERFACE, INC., a Georgia corporation ("INTERFACE" and the "DOMESTIC BORROWER"), INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("EUROPE B.V." and the "ADDITIONAL DOMESTIC BORROWER"), INTERFACE EUROPE LTD., a private company limited by shares organized and existing under the laws of England and Wales ("EUROPE LIMITED" and the "UK MULTICURRENCY BORROWER"; Interface, Europe B.V., and Europe Limited referred to collectively herein as the "BORROWERS"), INTERFACE FLOORING SYSTEMS, INC., a Georgia corporation ("IFS"), INTERFACE FABRICS GROUP, INC., a Delaware corporation ("IFG"), INTERFACE ARCHITECTURAL RESOURCES, INC., a Michigan corporation ("IAR" and, together with IFS and IFG, the "SUBSIDIARY L/C ACCOUNT PARTIES"), the banks and lending institutions listed on the signature pages hereof and such other banks and lending institutions which become "Lenders" as provided herein (collectively, the "LENDERS"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor by merger to First Union National Bank, in its capacity as agent for agent for those Lenders having Domestic Syndicated Loan Commitments or having outstanding Domestic Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "DOMESTIC AGENT"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor by merger to First Union National Bank, in its capacity as agent for those Lenders having outstanding UK Multicurrency Syndicated Loan Commitments, UK Multicurrency Swing Line Commitment, or UK Multicurrency L/C Subcommitments, or having outstanding UK Multicurrency Syndicated Loans, UK Multicurrency Swing Line Loans, or having issued UK Multicurrency Letters of Credit, as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "MULTICURRENCY AGENT"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "CO-AGENTS"), FLEET CAPITAL CORPORATION, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article X hereof (the "COLLATERAL AGENT").

                              STATEMENT OF PURPOSE

         The Borrowers, the lenders listed therein, First Union National Bank, as domestic agent, and First Union National Bank, as multicurrency agent, and SunTrust Bank, as collateral agent, are parties to a certain Fourth Amended and Restated Credit Agreement dated as of January 17, 2002, as amended by a certain First Amendment to Credit Agreement and Letter of Credit Agreement dated as of December 12, 2002 (as so amended, the "EXISTING CREDIT AGREEMENT").

         The Borrowers, the Subsidiary L/C Account Parties, the lenders listed therein, First Union National Bank, as domestic agent, multicurrency agent, domestic letter of credit


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issuer, and multicurrency letter of credit issuer, and SunTrust Bank, as collateral agent and letter of credit issuer of certain letters of credit are party to a certain Fourth Amended and Restated Letter of Credit Agreement dated as of January 17, 2002, as amended by a certain First Amendment to Credit Agreement and Letter of Credit Agreement dated as of December 12, 2002 (the "LETTER OF CREDIT AGREEMENT").

         The Borrowers and the Subsidiary L/C Account Parties have requested, and the Lenders, the L/C Issuers, the Co-Agents, and the Collateral Agent have agreed, subject to the terms and conditions contained herein, to amend and restate the Existing Credit Agreement and to generally amend and restate in
Article IIA hereof and elsewhere herein the letter of credit facility established in the Letter of Credit Agreement (which shall be superceded by the terms hereof) so that, among other things, letters of credit may be issued hereunder, all outstanding letters of credit issued under the Letter of Credit Agreement shall be governed by the terms hereof, and all reimbursement obligations with respect to such letters of credit will be payable as described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers, the Subsidiary L/C Account Parties, the Lenders, the L/C Issuers, the Co-Agents and the Collateral Agent agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to any Credit Party under or on account of a Domestic Account or a UK Account, as applicable.

         "ACQUIRED ENTITY" shall mean the assets, in the case of an acquisition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of an acquisition of capital stock or other equity interests of a business, acquired by Interface or any other Consolidated Company in an acquisition permitted under the terms of this Agreement.

         "ADDITIONAL DOMESTIC BORROWER" shall mean Europe B.V.

         "ADDITIONAL SENIOR NOTES" shall mean the unsecured Senior Notes due 2010 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $175,000,000, as more particularly described in the Additional Senior Notes Indenture, and any unsecured senior notes issued by Interface, and guaranteed by such Subsidiaries of Interface, in an aggregate principal amount not to exceed $175,000,000 representing a refinancing or replacement of such Additional Senior Notes, having a maturity not earlier than that of such Additional Senior Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such


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Additional Senior Notes, or otherwise on terms and conditions approved by the
Co-Agents and the Required Lenders.

         "ADDITIONAL SENIOR NOTES INDENTURE" shall mean the Indenture dated as of January 17, 2002, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and First Union National Bank, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "ADJUSTED LIBO RATE" shall mean:

                  (i) with respect to any Eurodollar Advance, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Appropriate Co-Agent pursuant to the following formula:


                  Adjusted LIBO Rate =               LIBOR
                                        -----------------------------------
                                         1.00-Eurodollar Reserve Percentage

                           and

                  (ii) with respect to any Eurocurrency Advance (other than a UK Multicurrency Swing Line Advance), a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Appropriate Co-Agent of the Adjusted LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.

         "ADJUSTING EBITDA" shall mean, with respect to any Acquired Entity or Divested Entity for any period, the net income of such Person for such period PLUS to the extent deducted in the determination of such Person's net income, the sum of such Person's (i) aggregate amount of income tax expense for such period, (ii) aggregate amount of interest expense for such period, and (iii) aggregate amount of amortization, depreciation and other non-cash charges (including amortization or impairment of good will and other intangible assets) for such period, all as determined in accordance with GAAP, PROVIDED that (A) all non-recurring gains or losses (including, without limitation, non-recurring cash and non-cash losses in the nature of restructuring charges and charges arising from discontinued operations) of such Person for such period, and (B) the gain or loss for such period attributable to the sale of any assets of such Person outside the ordinary course of business shall not be included in such Person's net income.

         "ADVANCE" shall mean a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of Loans made (or continued or converted) at the same time and of the same Type and, in the case of LIBOR Advances, in the same Agreed Currency and for the same Interest Period, which shall be made and outstanding as (i) the Domestic Syndicated Loans, which Advance shall be made or outstanding in

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Dollars as a Base Rate Advance or Eurodollar Advance, as the case may be, (ii)
the UK Multicurrency Syndicated Loans, which Advance shall be made or outstanding in any Foreign Currency as a Eurocurrency Advance, (iii) the Domestic Settlement Loans, which Advance shall be made or outstanding in Dollars as a Base Rate Advance, and (iv) the UK Multicurrency Swing Line Loans, which Advance shall be made or outstanding in either Euros or British pounds sterling as a Eurocurrency Advance.

         "AFFILIATE" of any Person shall mean (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise or (b) any other Person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian, or other fiduciary, 5% or more of the stock having ordinary voting power in the election of directors of such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "AGGREGATE DOMESTIC L/C OUTSTANDINGS" shall mean, at any time of determination, the aggregate amount of all L/C Outstandings of all outstanding Domestic Letters of Credit.

         "AGGREGATE L/C OUTSTANDINGS" shall mean, at any time of determination, the sum of the Aggregate Domestic L/C Outstandings and the Aggregate UK Multicurrency L/C Outstandings.

         "AGGREGATE UK MULTICURRENCY L/C OUTSTANDINGS" shall mean, at any time of determination, the aggregate amount of all L/C Outstandings of all outstanding UK Multicurrency Letters of Credit.

         "AGENTS" shall mean, collectively, the Co-Agents and the Collateral Agent (provided that the term "Agents" shall not include the Syndication Agent or the Documentation Agent).

         "AGREED CURRENCY" shall mean (i) Dollars or (ii) or any Foreign Currency, as the case may be.

         "AGREEMENT" shall mean this Fifth Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "AGREEMENT REGARDING POST-CLOSING MATTERS" shall mean the Agreement Regarding Post-Closing Matters of even date herewith by and among the Borrowers and the Co-Agents and the Collateral Agent (on behalf of themselves and the Lenders).

         "APPLICABLE L/C FEE RATE" shall mean the Applicable Margin for LIBOR Advances.

         "APPLICABLE MARGIN" shall mean, with respect to all outstanding Loans bearing interest based on the Base Rate, the Adjusted LIBO Rate or the UK Fixing Rate, for any day, the applicable percentage per annum determined from the chart set forth below based on the Fixed Charge Coverage Ratio (as determined from time to time in accordance with Section 7.09, whether or not Section 7.09 is then in effect) (PROVIDED that, with respect to each Eurocurrency


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

Advance, the Applicable Margin shall include the Mandatory Cost Rate, as determined pursuant to the formula set forth on SCHEDULE 1.1(C) hereto):

------------ ---------------------------------------------- ----------------- ----------------- --------------------
                      Fixed Charge Coverage Ratio                               Applicable
                  (as determined from time to time in          Applicable        Margin for      Applicable Margin
   Level     accordance with Section 7.09, whether or not   Margin for Base    Adjusted LIBO    for UK Fixing Rate
                    Section 7.09 is then in effect)             Advances       Rate Advances         Advances
------------ ---------------------------------------------- ----------------- ----------------- --------------------
I            Less than or equal to 1.00 to 1.00                   2.00              3.50               3.50
------------ ---------------------------------------------- ----------------- ----------------- --------------------
II           Greater  than 1.00 to 1.00,  but less than or        1.50              3.00               3.00
             equal to 1.25 to 1.00
------------ ---------------------------------------------- ----------------- ----------------- --------------------
III          Greater  than 1.25 to 1.00,  but less than or        1.25              2.75               2.75
             equal to 1.50 to 1.00
------------ ---------------------------------------------- ----------------- ----------------- --------------------
IV           Greater than 1.50 to 1.00                            1.00              2.50               2.50
------------ ---------------------------------------------- ----------------- ----------------- --------------------

Each change in the Applicable Margin resulting from a change in the Fixed Charge Coverage Ratio (as determined from time to time in accordance with Section 7.09, whether or not Section 7.09 is then in effect) shall be effective with respect to outstanding Loans from and after the date that is ten (10) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 7.07(a), (b)(i), and (c), as applicable, indicating such change, until the date that is ten (10) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is ten (10) Business Days after delivery by Interface of its financial statements for its second fiscal quarter of its 2003 fiscal year pursuant to Section 7.07(b), the Applicable Margin shall be based on Level II, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 7.07(a), (b)(i), and (c), as applicable, the Applicable Margin shall be based on Level I.

         "APPLICABLE UNUSED LINE FEE RATE" shall mean the rate for any day to be used to calculate commitment fees payable by the Borrowers pursuant to Section 4.05(b), expressed as a percentage and determined from the chart set forth below based on the Fixed Charge Coverage Ratio (as determined from time to time in accordance with Section 7.09, whether or not Section 7.09 is then in effect):

      ------------ ------------------------------------------------------ ---------------------------------------
      Level                     Fixed Charge Coverage Ratio                       Applicable Unused Line
                    (as determined from time to time in accordance with                    Fee Rate
                   Section 7.09, whether or not Section 7.09 is then in
                                          effect)
      ------------ ------------------------------------------------------ ---------------------------------------
       I            Less than or equal to 1.00 to 1.00                                      1.00
      ------------ ------------------------------------------------------ ---------------------------------------
       II           Greater than 1.00 to 1.00,  but less than or equal to                   0.75
                   1.25 to 1.00
      ------------ ------------------------------------------------------ ---------------------------------------
       III          Greater than 1.25 to 1.00,  but less than or equal to                   0.75
                   1.50 to 1.00
      ------------ ------------------------------------------------------ ---------------------------------------
      IV           Greater than 1.50 to 1.00                                               0.50
      ------------ ------------------------------------------------------ ---------------------------------------

Each change in the Applicable Unused Line Fee Rate resulting from a change in the Fixed Charge Coverage Ratio (as determined from time to time in accordance with Section 7.09, whether or not Section 7.09 is then in effect) shall be effective from and after the date that is ten (10) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Sections 7.07(a), (b), and (c), as applicable, indicating such change, until the date that is ten (10) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date through the date that is ten (10) Business Days after delivery by Interface of its financial statements for the second fiscal quarter of its 2003 fiscal year pursuant to Section 7.07(b), the Applicable Commitment Fee Rate shall be based on Level II, and (ii) at any time during which Interface has failed to deliver the financial statements and certificates when required by Sections 7.07(a),
(b), and (c), as applicable, the Applicable Unused Line Fee Rate shall be based on Level I.

         "APPROPRIATE CO-AGENT" shall mean (i) with respect to matters relating to the UK Multicurrency Revolving Loans and UK Multicurrency Letters of Credit, the Multicurrency Agent, and (ii) with respect to matters relating to the Domestic Revolving Loans, the Domestic Letters of Credit, and all other matters not described in the preceding clause (i), the Domestic Agent.

         "ARRANGER" shall mean Wachovia Securities, Inc., in its capacity as sole lead arranger, manager, and bookrunner.

         "ASSET SALE" shall mean any sale, transfer, lease or other disposition of accounts, property or other assets (or a series of related sales, transfers, leases or other dispositions), including, without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or assets (including capital stock but excluding the issuance and sale by Interface of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than sales of inventory made in the ordinary course of business of any Consolidated Company.

         "ASSET VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any limited liability company or partnership or any Foreign Subsidiary) of such Consolidated Company.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

         "ASSIGNMENT OF CLAIMS ACT" shall mean the Assignment of Claims Act of 1940, as it may be amended from time to time (31 USC ss. 3727 and 41 USC ss.
15).

         "BANKRUPTCY CODE" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 ET SEQ.).

         "BASE RATE" shall mean, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate PLUS 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "BASE RATE ADVANCE" shall mean an Advance made or outstanding as a Domestic Revolving Loan bearing interest based on the Base Rate.

         "BORROWER PLEDGE AND SECURITY AGREEMENT" shall mean the Borrower Pledge and Security Agreement executed and delivered by Interface in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13 of the Third Amended and Restated Credit Agreement, as amended by the Global Amendment and Master Acknowledgement Agreement, and as it may be further amended, restated, supplemented or otherwise modified from time to time.

         "BORROWERS" shall mean, with respect to (i) Domestic Revolving Loans, the Domestic Borrower and the Additional Domestic Borrower, and (ii) UK Multicurrency Revolving Loans, Europe Limited, and, in each case, their respective successors and permitted assigns.

         "BORROWING" shall mean the incurrence by any Borrower under any Facility of Advances of one Type and in the same Agreed Currency (and, with respect to any LIBOR Advance, concurrently having the same Interest Period) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "BUSINESS DAY" shall mean (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Advance, any day (A) that is a Business Day described in clause (i) and that is also a day for trading by and between banks in deposits for the applicable Agreed Currency in the London interbank market and (B) on which banks are open for the conduct of their domestic and international banking business in the place where the Multicurrency Agent (or the Multicurrency Agent's Correspondent) shall make available Loans in such Agreed Currency. Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in the Euro, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York, New York, and prime banks in London generally provide quotations for deposits denominated in the Euro.

         "CAPITAL EXPENDITURES" shall mean, for any period, the sum of (i) expenditures (whether paid in cash or accrued as a liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.

         "CAPITAL SECURITIES" shall mean, with respect to any Person, all common, preferred, and other shares of capital stock, partnership and limited liability company interests, participations, and other ownership and equity interests and their equivalents (however designated, and whether voting or non-voting) of such Person's capital or other equity, whether now outstanding or hereafter issued.

         "CAPITAL STOCK" shall mean, with respect to any Person, all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                  (1) so long as the holders of Interface's Class B Common Stock are entitled to elect a majority of Interface's board of directors, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of Interface's Class B Common Stock;

                  (2) at any time, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of Interface;

                  (3) Interface consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Interface, in any such event pursuant to a transaction in which the outstanding Voting Stock of Interface is converted into or exchanged for cash, securities or other property, other than any such transaction where

                           (a) the outstanding Voting Stock of Interface is
                  converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by Interface pursuant to
                  Section 8.04, or a combination thereof, and

                           (b) immediately after such transaction no "person" or
                  "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation;

                  (4) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Interface (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Interface was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Interface then in office; or

                  (5) Interface is liquidated or dissolved or adopts a plan of liquidation.

         "CHANGE IN CONTROL PROVISION" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

         "CLOSING DATE" shall mean the date of this Agreement or such later Business Day upon which each condition described in Section 5.01 shall be satisfied or waived in all respects in a manner acceptable to the Required Lenders, in their sole discretion.

         "CO-AGENTS" shall have the meaning given such term in the recitals hereto.

         "COLLATERAL" shall have the meaning assigned thereto in the Security Documents.

         "COLLATERAL AGENT" shall mean Wachovia, in its capacity as collateral agent for the Lenders and the other Secured Parties and as assignee of SunTrust, in its capacity as Collateral Agent under the Existing Credit Agreement and Security Documents delivered pursuant to the Existing Credit Agreement.

         "COMMITMENT" shall mean (i) for any Lender at any time, any of its Domestic Syndicated Loan Commitment or UK Multicurrency Syndicated Loan Commitment and (ii) for the UK Multicurrency Swing Line Lender at any time, its UK Multicurrency Swing Line Commitment.

         "CONSOLIDATED ADJUSTED EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (a) Consolidated EBITDA for such period, PLUS (or minus if the Adjusting EBITDA referred to in the following clause (b) shall be a negative number) (b) the Adjusting

EBITDA for such period for each Acquired Entity acquired at any time after the beginning of such fiscal period (but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (a) above), MINUS (or plus if the Adjusting EBITDA referred to in the following clause (c) is a negative number) (c) the Adjusting EBITDA for such period for each Divested Entity sold or otherwise disposed of at any time after the beginning of such fiscal period (but without duplication of any amounts already reflected in Consolidated EBITDA as determined in clause (a) above).

         "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any fiscal period of Interface, the sum of all payments of Consolidated Interest Expense that are paid in cash during such period.

         "CONSOLIDATED CASH TAX EXPENSE" shall mean, for any fiscal period of Interface, the sum of all federal, state or local income taxes paid in cash by the Consolidated Companies during such period (without adjustment for tax refunds received during such period).

         "CONSOLIDATED COMPANIES" shall mean, collectively, Interface and all of its Subsidiaries.

         "CONSOLIDATED EBITDA" shall mean, for any fiscal period of Interface, an amount equal to the sum for such fiscal period of (a) Consolidated Net Income
(Loss) PLUS, (b) to the extent subtracted in determining such Consolidated Net Income (Loss) for such period, (i) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period), (ii) Consolidated Interest Expense, (iii) amortization or impairment of goodwill and deferred financing costs (to the extent not included in Consolidated Interest Expense), and (iv) depreciation expense in conformity with GAAP, MINUS (c) any non-recurring gains, PLUS (d) any non-recurring, non-cash losses, PLUS (e) non-recurring cash losses in the nature of restructuring charges and charges arising from discontinued operations incurred by Interface with respect to (i) Interface's 2002 fiscal year and the first fiscal quarter of its 2003 fiscal year, but only to the extent reported in its 10-K for 2002 and its 10-Q for its first fiscal quarter of 2003 and (ii) the second fiscal quarter of its 2003 fiscal year, but only in the actual amount thereof as reported in its 10-Q for such second fiscal quarter and in no event in excess of $4,000,000, and MINUS (f) the gain (or plus the loss) for such period attributable to the sale of any assets outside the ordinary course of business.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all net payments pursuant to Interest Rate Contracts, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of Interface, the sum of net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Acquired Entity accrued prior to the date of the acquisition thereof, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

         "CONSOLIDATED RESTRICTED PAYMENTS" shall mean, for any fiscal period of Interface, the sum of (a) all payments (other than regularly scheduled payments of principal and interest) made by the Consolidated Companies with respect to the Senior Subordinated Notes and Senior Notes during such period, PLUS (b) any purchases of Capital Stock of Interface by any Consolidated Company during such period, PLUS (c) dividends made by the Consolidated Companies in respect of the Capital Stock of such Consolidated Company during such period (excluding dividends made in such Capital Stock and dividends paid to Interface or any Subsidiary of Interface).

         "CONSOLIDATED TOTAL LIABILITIES" shall mean, as at any date of determination, total liabilities of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "CONTRIBUTION AGREEMENT" shall mean the Amended and Restated Contribution Agreement which were executed and delivered pursuant to the Existing Credit Agreement by the Domestic Guarantors in favor of the Lenders and the Co-Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "CONTROL AGREEMENTS" shall mean, collectively, the agreements entered into by the various Credit Parties from time to time granting to the Collateral Agent for the benefit of the Secured Parties control of those portions of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper so as to perfect the Collateral Agent's security interest therein, in each case in form and substance satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "COPYRIGHT SECURITY AGREEMENT" shall mean each Copyright Security Agreement executed and delivered by any Credit Party from time to time in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Sections 7.11 or 7.13 of the Third Amended and Restated Credit Agreement, Sections 7.11 or 7.13 of the Existing Credit Agreement, or Sections
7.11 or 7.13 of this Agreement, in the form required by the terms of any Security Agreement, in each case as amended by the Global Amendment and Master Acknowledgement Agreement, and as the same may be further amended, supplemented, restated or otherwise modified from time to time.

         "COPYRIGHTS" means, with respect to any Person, all copyrights owned by such Person, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Person's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Domestic Guaranty Agreements, the UK Guaranty and Security Agreement, the Agreement Regarding Post-Closing Matters, the IRB Collateral Documents, the Global Amendment and Master Acknowledgement Agreement, and all other Security Documents.

         "CREDIT PARTIES" shall mean, collectively, each of the Domestic Borrower, the UK Multicurrency Borrower, the Guarantors, the Grantors, and, other than the Additional Domestic Borrower, the L/C Account Parties (including all Persons that are, on the Closing Date, the Domestic Borrower, the UK Multicurrency Borrower, Guarantors, Grantors, and L/C Account Parties (other than the Additional Domestic Borrower) and all Persons who may at any time in the future become the Domestic Borrower, the UK Multicurrency Borrower, Guarantors, Grantors, or L/C Account Parties (other than the Additional Domestic Borrower)), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

         "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

         "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" means "deposit account" as defined in the UCC or the Uniform Commercial Code of any applicable jurisdiction (or if the UCC is not applicable in such jurisdiction, then as defined or construed under the laws of such other jurisdiction), or a similar account maintained pursuant to Sections
7.15 and 7.16, and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution and all funds from time to time credited to any account referred to in this definition.

         "DIVESTED ENTITY" shall mean the assets, in the case of a sale or other disposition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of a sale or other disposition of capital stock or other equity interests of a business, sold or otherwise disposed of by Interface or any other Consolidated Company pursuant to a transaction permitted by this Agreement.

         "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

         "DOLLAR EQUIVALENT" shall mean, (i) with respect to any monetary amount in Dollars, the amount thereof and (ii) with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such currency involved in such computation into Dollars calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency Agent for the purchase of Dollars with the applicable currency as quoted by the Multicurrency Agent for such currency on the London market at the relevant time on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

         "DOMESTIC ACCOUNTS" shall mean, collectively with respect to any Domestic Credit Party, all rights to payment for goods sold or leased or for services rendered or to be rendered by such Domestic Credit Party, whether or not earned by performance, and all sums of money or other proceeds due or becoming due thereon, including, without limitation, (a) all "accounts" (as defined in the UCC) of such Domestic Credit Party, whether secured or unsecured, now existing or hereafter created and (b) all accounts receivable purchased by Interface from Interface SPC in connection with the termination of the SunTrust Receivables Facility.

         "DOMESTIC AGENT" shall mean Wachovia, acting in the manner and to the extent described in Article X, and any successor domestic agent appointed pursuant to Article X hereof..

         "DOMESTIC BORROWER" shall mean Interface.

         "DOMESTIC BORROWING BASE" shall mean, as of any date of determination and as set forth in the most recent Domestic Borrowing Base Certificate delivered to the Lenders in accordance with the terms of Section 7.07(d), an amount equal to:

         (i) eighty-five percent (85%) (or such lesser percentage which the Domestic Agent may establish from time to time in its reasonable credit judgment by written notice to Interface) of the face amount of Eligible Domestic Accounts (after subtracting all setoffs, discounts, counterclaims, contra accounts, and other deductions, to the extent such amounts are excluded from eligibility in the definition of "Eligible Domestic Accounts," as reasonably determined by the Domestic Agent in its reasonable credit judgment), PLUS

         (ii) sixty percent (60%) (or such lesser percentage which the Domestic Agent may establish from time to time in its reasonable credit judgment by written notice to Interface) of the value of Eligible Domestic Inventory (Finished Goods), as valued at the lower of cost paid for such Eligible Domestic Inventory (Finished Goods) or the fair market value of such Eligible Domestic Inventory (Finished Goods) (all as determined by the Domestic Agent in its reasonable credit judgment); PROVIDED that, in no event shall the value of any Eligible Domestic Inventory (Finished Goods) included in the calculation of "Domestic Borrowing Base" exceed eighty-five percent (85%) of the net orderly liquidation value thereof (as reasonably determined by the

Domestic Agent in its reasonable credit judgment) of such Eligible Domestic Inventory (Finished Goods), PLUS

         (iii) forty percent (40%) (or such lesser percentage which the Domestic Agent may establish from time to time in its reasonable credit judgment by written notice to Interface) of the value of Eligible Domestic Inventory (Raw Materials), as valued at the lower of cost paid for such Eligible Domestic Inventory (Raw Materials) or the fair market value of such Eligible Domestic Inventory (Raw Materials) (all as determined by the Domestic Agent in its reasonable credit judgment); PROVIDED that, in no event shall the value of any Eligible Domestic Inventory (Raw Materials) included in the calculation of "Domestic Borrowing Base" exceed eighty-five percent (85%) of the net orderly liquidation value thereof (as reasonably determined by the Domestic Agent in its reasonable credit judgment) of such Eligible Domestic Inventory (Raw Materials), MINUS

         (iv) the Reserve Amount, MINUS

         (v) the Other Reserves.

         "DOMESTIC BORROWING BASE CERTIFICATE" shall have the meaning assigned thereto in Section 7.07(d).

         "DOMESTIC BORROWING LIMIT" shall mean, on any date of determination, the lesser of (i) the total Domestic Syndicated Loan Commitments of all Lenders as of such date and (ii) the Domestic Borrowing Base as of such date.

         "DOMESTIC CASH MANAGEMENT PERIOD" shall mean each period commencing on the date Excess Availability (Domestic) is less than $20,000,000 and ending on the first date thereafter on which Excess Availability (Domestic) has been greater than $20,000,000 for 90 consecutive days.

         "DOMESTIC COLLATERAL RESERVE ACCOUNT" shall mean each Deposit Account
(a) which is owned by a Domestic Credit Party; (b) which is maintained with the Collateral Agent; (c) over which the Collateral Agent has "control" (as such term is used in Article 9 of the UCC), whether by virtue of such Deposit Account's being maintained with the Collateral Agent or pursuant to the terms of a Control Agreement; and (d) into which, as more fully described in Section 7.16, collections on such Domestic Credit Party's Accounts are deposited; PROVIDED that, in no event, shall the Domestic Concentration Account be deemed to be a Domestic Collateral Reserve Account.

         "DOMESTIC CONCENTRATION ACCOUNT" means a Deposit Account (a) which is owned by Interface; (b) which is maintained with the Collateral Agent; (c) over which the Collateral Agent has "control" (as such term is used in Article 9 of the UCC); (d) into which funds on deposit in the Domestic Collateral Reserve Accounts shall be concentrated in accordance with the terms of Section 7.16; and
(e) which has been designated as the "Domestic Concentration Account" by mutual agreement of the Collateral Agent and Interface.

         "DOMESTIC CREDIT PARTY" shall mean each of the Domestic Borrower and the Domestic Guarantors.

         "DOMESTIC GUARANTORS" shall mean, collectively, (i) Interface, (ii) each Material Subsidiary (Domestic) listed on SCHEDULE 6.13 and each other Material Subsidiary (Domestic) which is or becomes a Domestic Guarantor from time to time pursuant to the terms hereof by executing and delivering, or becoming party to, a Domestic Guaranty Agreement, (iii) any Subsidiary (other than a Foreign Subsidiary) which is, or becomes, a Subsidiary L/C Account Party,
(iv) all other Subsidiaries of Interface (other than Foreign Subsidiaries) that are or become guarantors of the Senior Notes or Senior Subordinated Notes, and
(v) the respective successors and permitted assigns of all Persons described in the foregoing clauses (i) through (iv).

         "DOMESTIC GUARANTY AGREEMENTS" shall mean, collectively, the Third Amended and Restated Interface Guaranty Agreement and the Third Amended and Restated Subsidiary Guaranty Agreement which were executed and delivered pursuant to the Existing Credit Agreement by the Domestic Guarantors in favor of the Lenders and the Co-Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "DOMESTIC INVENTORY" shall mean, collectively with respect to any Domestic Credit Party, all "inventory" as defined in the UCC of such Domestic Credit Party located in the United States, including, without limitation, all goods manufactured or acquired for sale or lease and all raw materials, work-in-process and finished goods, and all supplies and goods, used or consumed in the operation of the business of such Domestic Credit Party, whether now or hereafter acquired, located in the United States.

         "DOMESTIC L/C ISSUER" shall mean Wachovia and its successors and assigns.

         "DOMESTIC L/C SUBCOMMITMENT" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on SCHEDULE 1.1(A) hereto, as the same may be decreased from time to time pursuant to the terms of this Agreement. The aggregate amount of the Domestic L/C Subcommitments for all Lenders shall equal the lesser of (i) Twenty Million Dollars ($20,000,000) and
(ii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The Domestic L/C Subcommitment shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

         "DOMESTIC LETTER OF CREDIT" shall mean any letter of credit denominated in Dollars and (a) issued by the Domestic L/C Issuer for the account of an L/C Account Party pursuant to the terms of this Agreement and (b) issued by Wachovia for the account of an L/C Account Party pursuant to the terms of the Existing Letter of Credit Agreement.

         "DOMESTIC LETTER OF CREDIT REQUEST" shall have the meaning specified in
Section 2A.02(a).

         "DOMESTIC REVOLVING LOANS" shall mean, collectively but without duplication, all Domestic Syndicated Loans and all Domestic Settlement Loans.

         "DOMESTIC SETTLEMENT DATE" shall have the meaning given such term in
Section 2.05(a).

         "DOMESTIC SETTLEMENT LOAN ADVANCE" shall mean a Borrowing pursuant to
Section 2.05 consisting of a Domestic Settlement Loan made by the Domestic Settlement Loan Lender to the Domestic Borrower or the Additional Domestic Borrower, as applicable, on the same date.

         "DOMESTIC SETTLEMENT LOAN LENDER" shall mean Wachovia or any subsequent Lender which may extend Domestic Settlement Loans to the Domestic Borrower or the Additional Domestic Borrower hereunder.

         "DOMESTIC SETTLEMENT LOANS" shall mean, collectively, the Loans made to the Domestic Borrower or the Additional Domestic Borrower (as applicable) in Dollars by the Domestic Settlement Loan Lender pursuant to Section 2.05.

         "DOMESTIC SETTLEMENT LOAN NOTE" shall mean any promissory note evidencing the Domestic Settlement Loans, if such notes shall have been delivered pursuant to the Domestic Settlement Loan Lender's request as provided in Section 2.05(c), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "DOMESTIC SYNDICATED ADVANCE" shall mean a Borrowing pursuant to
Section 2.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Lenders to the Domestic Borrower or the Additional Domestic Borrower at the same time, on the same interest rate basis and, if made as a LIBOR Advance, for the same Interest Period.

         "DOMESTIC SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

         "DOMESTIC SYNDICATED BORROWING NOTICE" shall mean the notice given by the Domestic Borrower or the Additional Domestic Borrower to the Domestic Agent requesting one or more Domestic Syndicated Advances as provided in Section 2.02(c).

         "DOMESTIC SYNDICATED FACILITY" shall mean the credit facility made available by the Lenders to the Domestic Borrower and the Additional Domestic Borrower as described in Section 2.02(a).

         "DOMESTIC SYNDICATED LOAN COMMITMENT" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to
Section 11.06, any amendment thereof pursuant to Section 11.02, or as otherwise provided in this Agreement. As of the date of this Agreement, the aggregate amount of the Domestic Syndicated Loan Commitments for all Lenders is One Hundred Million Dollars ($100,000,000).

         "DOMESTIC SYNDICATED LOANS" shall mean, collectively, the Loans made to the Domestic Borrower or the Additional Domestic Borrower, as applicable, in Dollars by the Lenders pursuant to Section 2.02.

         "DOMESTIC SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as EXHIBIT B-1 and B-2 duly completed in accordance with the terms hereof, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "EBIT" shall mean, for any fiscal period of a Person or consolidated group, as applicable, an amount equal to the sum of (a) net income (or loss) for such Person or consolidated group for such period, PLUS, (b) to the extent subtracted in determining such net income (or loss), (i) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period) and (ii) the sum of all payments of such Person or consolidated group made during such period with respect to interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all net payments pursuant to Interest Rate Contracts, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility), all as determined in accordance with GAAP.

         "ELIGIBLE ASSIGNEE" shall mean any financial institution reasonably acceptable to the Co-Agents and the Arranger.

         "ELIGIBLE CURRENCY" shall mean any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) that is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Multicurrency Agent, no longer readily available or freely traded, or (z) in the determination of the Multicurrency Agent, an Equivalent Amount of such currency is not readily calculable, the Multicurrency Agent shall promptly notify the Lenders and Interface, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Multicurrency Agent, the UK Multicurrency Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article III.

         "ELIGIBLE DOMESTIC ACCOUNTS" shall mean all Domestic Accounts created or acquired by any Domestic Credit Party which satisfy and continue to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

         (i) Each warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Accounts in general or to any specific Domestic Account remains true and correct in all material respects with respect to such Domestic Accounts;

         (ii) The Domestic Account is a bona fide existing obligation of the named Account Debtor arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of such Domestic Credit Party's business and is owing (in Dollars) to such Domestic Credit Party and is not contingent for any reason (except as may otherwise be permitted by this definition), and such Domestic Credit Party has lawful and absolute title to such Domestic Account and the unqualified right to assign and grant a security interest therein to the Collateral Agent;

         (iii) With respect to any Domestic Account arising from a sale of merchandise, the subject merchandise has been shipped or delivered to the named Account Debtor and has not been rejected by such Account Debtor and such shipment or delivery was made on an absolute sale basis and not on consignment or on approval or on a sale or return basis or on a bill and hold basis or subject to any other repurchase or return agreement and no material part of the merchandise has been returned, and, with respect to any Domestic Account arising from the provision of services, the subject service has been fully performed or rendered and the Account Debtor has accepted such service (and, if requested by the Collateral Agent, the Collateral Agent shall have received evidence reasonably acceptable to the Collateral Agent of the full performance of such service or of the Account Debtor's acceptance thereof);

         (iv) The Domestic Account is not evidenced by chattel paper or an instrument (each as defined in the UCC) of any kind, unless such chattel paper or instrument is duly endorsed to and is in the possession of the Collateral Agent;

         (v) The Domestic Account is a valid, legally enforceable obligation of the Account Debtor and no material offset (including, without limitation, discounts, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted); PROVIDED that any such Domestic Account shall be ineligible only to the extent of any such offset, defense or claim (the value of which shall be determined by the Agents in their reasonable discretion);

         (vi) The Domestic Account is not subject to any Lien, except for the Collateral Agent's first priority perfected Lien, and a currently effective UCC financing statement filed by the Collateral Agent against such Domestic Credit Party covering such Domestic Account is on file in all appropriate filing locations for such Domestic Credit Party and such Domestic Account;

         (vii) The Domestic Account is evidenced by an invoice in form acceptable to the Agents and has not remained unpaid for a period exceeding the lesser of (A) ninety (90) days from the date of such invoice, or (B) sixty (60) days from the due date of such invoice;

         (viii) The Account Debtor is solvent and not the subject of any bankruptcy or insolvency proceeding of any kind and the Agents, in their reasonable judgement, have not determined that such Domestic Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (ix) The Domestic Account does not arise out of transactions with an employee, officer, agent, director or other Affiliate of such Domestic Credit Party;

         (x) The Domestic Account is not due from an Account Debtor whose indebtedness to such Domestic Credit Party on Domestic Accounts that are unpaid more than the lesser of (A) ninety (90) days from the date of such invoices, or
(B) sixty (60) days from the due
date of such invoices, exceeds fifty percent (50%) of such Account Debtor's total indebtedness to such Domestic Credit Party;

         (xi) The Agents and the Lenders shall not be subjected to any material adverse tax consequences (other than taxes measured by the income of the Agents and the Lenders) as a result of taking any enforcement action or lending against such Domestic Account;

         (xii) If the Domestic Account is due from an Account Debtor whose total indebtedness to such Domestic Credit Party in the aggregate on Domestic Accounts exceeds ten percent (10%) of the aggregate amount of such Domestic Credit Party's Eligible Domestic Accounts, such Domestic Accounts are not Eligible Domestic Accounts to the extent of such excess;

         (xiii) [Intentionally Omitted];

         (xiv) The Domestic Account does not arise from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit (A) which is issued or confirmed by a bank acceptable to the Domestic Agent, (B) which is in form and substance acceptable to the Domestic Agent, (C) which is payable in the full amount of such Domestic Account, (D) which is freely convertible into Dollars at a place of payment within the United States, and, (E) if requested by the Domestic Agent, over which the Domestic Agent has control;

         (xv) With respect to such Domestic Account, the Domestic Credit Party to which such Domestic Account is owed, has not made any agreement with the applicable Account Debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Domestic Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the period set forth in clause (vii) in this definition;

         (xvi) The Domestic Account does not represent a progress billing (unless the Domestic Agent, in the exercise of its reasonable discretion, after the Domestic Credit Party's request, permits the same to not be excluded hereunder) or a retainage;

         (xvii) The assignment of which is subject to any requirements set forth in the Assignment of Claims Act, unless the relevant Domestic Credit Party duly assigns its rights to payment thereof to the Agent pursuant to the Assignment of Claims Act; and

         (xviii) The Domestic Account has not otherwise been determined by the Agent in its reasonable credit judgment to be ineligible for purposes hereof.

         "ELIGIBLE DOMESTIC INVENTORY" shall mean all Domestic Inventory of any Domestic Credit Party which satisfies and continues to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

         (i) Any warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Inventory in general or to any specific

Domestic Inventory remains true and correct in all material respects with respect to such Domestic Inventory;

         (ii) The Domestic Inventory of such Domestic Credit Party is (A) located at the place of business of such Domestic Credit Party set forth or referenced in the Security Agreement with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents, (B) located at such other place of business which is reported to the Collateral Agent pursuant to the Security Documents and with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents, or (C) in transit in the ordinary course of business from one such place of business to another such place of business;

         (iii) If such Domestic Inventory is located in a public warehouse or at a leased location, such Domestic Credit Party shall have provided the Collateral Agent a Third Party Agreement respecting such warehouse or location and shall have otherwise complied with all applicable terms and provisions of the Security Documents with respect thereto; PROVIDED, HOWEVER, that through June 25, 2003, the criteria set forth in this subsection (iii) shall not apply to Domestic Inventory located at the place of business of Bentley Prince Street, Inc., located at 315 South Seventh Ave., City of Industry, California, but on and after June 26, 2003, this subsection shall apply to such Domestic Inventory;

         (iv) Such Domestic Inventory is not a work-in-process (but rather consists of either raw materials or finished products);

         (v) Such Domestic Inventory does not consist of returned goods not saleable in the ordinary course of business;

         (vi) Such Domestic Inventory is not under consignment to or from any Person;

         (vii) Such Domestic Inventory is of good and merchantable quality (including raw materials and finished products which are of good and merchantable quality), free from defects which would materially and adversely affect the market value thereof and is subject to satisfactory internal control and management procedures;

         (viii) Such Domestic Inventory meets in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Domestic Inventory, its use or sale, and is either currently useable or currently saleable in the normal course of such Domestic Credit Party's business;

         (ix) Such Domestic Inventory is not obsolete, slow-moving or currently unfit for use or sale in the ordinary course of the business of such Domestic Credit Party;

         (x) Such Domestic Inventory is located in the United States;

         (xi) Such Domestic Inventory is not subject to any Lien except for the Collateral Agent's first priority perfected Lien, and a currently effective UCC financing statement filed by the Collateral Agent against such Domestic Credit Party covering such

Domestic Inventory is on file in all appropriate filing locations for such Domestic Credit Party and such Domestic Inventory; and

         (xii) If such Domestic Inventory has been purchased with a trade letter of credit, such trade letter of credit has been paid in full.

         "ELIGIBLE DOMESTIC INVENTORY (FINISHED GOODS)" shall mean Eligible Domestic Inventory which constitutes finished goods.

         "ELIGIBLE DOMESTIC INVENTORY (RAW MATERIALS)" shall mean Eligible Domestic Inventory which constitutes raw materials.

         "ELIGIBLE UK ACCOUNTS" shall mean all UK Accounts created or acquired by any UK Multicurrency Credit Party which satisfy and continue to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

         (i) Each warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to UK Accounts in general or to any specific UK Account remains true and correct in all material respects with respect to such UK Accounts;

         (ii) The UK Account is a bona fide existing obligation of the named Account Debtor arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of such UK Multicurrency Credit Party's business and is owing (in British pounds sterling, Euros, or Dollars) to such UK Multicurrency Credit Party and is not contingent for any reason (except as may otherwise be permitted by this definition), and such UK Multicurrency Credit Party has lawful and absolute title to such UK Account and the unqualified right to assign and grant a security interest therein to the Collateral Agent;

         (iii) With respect to any UK Account arising from a sale of merchandise, the subject merchandise has been shipped or delivered to the named Account Debtor and has not been rejected by such Account Debtor and such shipment or delivery was made on an absolute sale basis and not on consignment or on approval or on a sale or return basis or on a bill and hold basis or subject to any other repurchase or return agreement and no material part of the merchandise has been returned, and, with respect to any UK Account arising from the provision of services, the subject service has been fully performed or rendered and the Account Debtor has accepted such service (and, if requested by the Collateral Agent, the Collateral Agent shall have received evidence reasonably acceptable to the Collateral Agent of the full performance of such service or of the Account Debtor's acceptance thereof);

         (iv) The UK Account is not evidenced by a negotiable instrument (as determined under applicable laws of the United Kingdom) of any kind, unless such or negotiable instrument is duly endorsed to and is in the possession of the Collateral Agent;

         (v) The UK Account is a valid, legally enforceable obligation of the Account Debtor and no material offset (including, without limitation, discounts, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted); PROVIDED that any such UK

Account shall be ineligible only to the extent of any such offset, defense or claim (the value of which shall be determined by the Agents in their reasonable discretion);

         (vi) The UK Account is not subject to any Lien, except for the Collateral Agent's first priority perfected Lien, and a currently effective registered fixed charge filed by the Collateral Agent against such UK Multicurrency Credit Party covering such UK Account is on file in all appropriate filing locations for such UK Multicurrency Credit Party and such UK Account;

         (vii) The UK Account is evidenced by an invoice in form acceptable to the Agents and has not remained unpaid for a period exceeding the lesser of (A) ninety (90) days from the date of such invoice, or (B) sixty (60) days from the due date of such invoice;

         (viii) The Account Debtor is solvent and not the subject of any bankruptcy or insolvency proceeding of any kind and the Agents, in their reasonable judgement, have not determined that such UK Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (ix) The UK Account does not arise out of transactions with an employee, officer, agent, director or other Affiliate of such UK Multicurrency Credit Party;

         (x) The UK Account is not due from an Account Debtor whose indebtedness to the UK Multicurrency Credit Parties on UK Accounts that are unpaid more than the lesser of (A) ninety (90) days from the date of such invoices, or (B) sixty
(60) days from the due date of such invoices, exceeds fifty percent (50%) of such Account Debtor's total indebtedness to the UK Multicurrency Credit Parties;

         (xi) The Agents and the Lenders shall not be subjected to any material adverse tax consequences (other than taxes measured by the income of the Agents and the Lenders) as a result of taking any enforcement action or lending against such UK Account;

         (xii) If the UK Account is due from an Account Debtor whose total indebtedness to the UK Multicurrency Credit Parties in the aggregate on UK Accounts exceeds ten percent (10%) of the aggregate amount of the UK Multicurrency Credit Parties' Eligible UK Accounts, such UK Accounts are not Eligible UK Accounts to the extent of such excess;

         (xiii) [Intentionally Omitted];

         (xiv) The UK Account does not arise from a sale to an Account Debtor with its principal office, assets or place of business outside Great Britain or Northern Ireland, unless the sale is backed by an irrevocable letter of credit
(A) which is issued or confirmed by a bank acceptable to the Multicurrency Agent, (B) which is in form and substance acceptable to the Multicurrency Agent,
(C) which is payable in the full amount of such UK Account, (D) which is freely convertible into a Foreign Currency at a place of payment within Great Britain or Northern Ireland, and, (E) if requested by the Multicurrency Agent, over which the Multicurrency Agent has control;

         (xv) With respect to such UK Account, the UK Multicurrency Borrower has not made any agreement with the applicable Account Debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such UK Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the period set forth in clause (vii) in this definition;

         (xvi) The UK Account does not represent a progress billing (unless the Multicurrency Agent, in the exercise of its reasonable discretion, after the UK Multicurrency Borrower's request, permits the same to not be excluded hereunder) or a retainage; and

         (xvii) The Multicurrency Account has not otherwise been determined by the Multicurrency Agent in its reasonable credit judgment to be ineligible for purposes hereof.

         "ELIGIBLE UK INVENTORY (FINISHED GOODS)" shall mean all UK Inventory of any UK Multicurrency Credit Party which satisfies and continues to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

         (i) Any warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to UK Inventory in general or to any specific UK Inventory remains true and correct in all material respects with respect to such UK Inventory;

         (ii) The UK Inventory of such UK Multicurrency Credit Party is (A) located at the place of business of such UK Multicurrency Credit Party set forth or referenced in the UK Guaranty and Security Agreement with respect to which all necessary registered floating charges have been made to perfect the Lien of the Collateral Agent under the Security Documents, (B) located at such other place of business which is reported to the Collateral Agent pursuant to the Security Documents and with respect to which all necessary registered floating charges have been made to perfect the Lien of the Collateral Agent under the Security Documents, or (C) in transit in the ordinary course of business from one such place of business to another such place of business;

         (iii) If such UK Inventory is located in a public warehouse or at a leased location, such UK Multicurrency Credit Party shall have provided the Collateral Agent a Third Party Agreement respecting such warehouse or location and shall have otherwise complied with all applicable terms and provisions of the Security Documents with respect thereto; PROVIDED, HOWEVER, that (A) through July 28, 2003, the criteria set forth in this subsection (iii) shall not apply to UK Inventory located at the place of business of Interface Fabrics Ltd. located at Meltham Mills Road, Meltham, Huddersfield, West Yorkshire, England, but on and after July 29, 2003, this subsection shall apply to such UK Inventory and (B) during the period commencing on the Closing Date through July 29, 2003 (or any shorter period, if a Third Party Agreement for such Meltham location is delivered to the Collateral Agent), there shall exist a reserve against the UK Borrowing Base in an amount equal to three times the monthly rent which is payable by Interface Fabrics Ltd. with respect to such Meltham location.

         (iv) Such UK Inventory is not raw materials or a work-in-process (but rather consists only of finished products);

         (v) Such UK Inventory does not consist of returned goods not saleable in the ordinary course of business;

         (vi) Such UK Inventory is not under consignment to or from any Person;

         (vii) Such UK Inventory is of good and merchantable quality, free from defects which would materially and adversely affect the market value thereof and is subject to satisfactory internal control and management procedures;

         (viii) Such UK Inventory meets in all material respects all standards imposed by any Governmental Authority having regulatory authority over such UK Inventory, its use or sale, and is either currently useable or currently saleable in the normal course of such UK Multicurrency Credit Party's business;

         (ix) Such UK Inventory is not obsolete or currently unfit for use or sale in the ordinary course of the business of such UK Multicurrency Credit Party;

         (x) Such UK Inventory is located in the United Kingdom;

         (xi) Such UK Inventory is not subject to any Lien except for the Collateral Agent's first priority perfected Lien, and a currently effective registered floating charge filed by the Collateral Agent against such UK Multicurrency Credit Party covering such UK Inventory is on file in all appropriate filing locations for such UK Multicurrency Credit Party and such UK Inventory; and

         (xii) If such UK Inventory has been purchased with a trade letter of credit, such trade letter of credit has been paid in full.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by governmental authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local hindrance laws (including, without limitation "hinderwet") or regulations and the specific terms of hindrance licenses granted to the Heuga Entities and with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses (including, without limitation, "bouwvergunningen").

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Multicurrency Agent for such other currency at the relevant time on the date of determination on or as of which such amount is to be determined or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA AFFILIATE" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "EURO" and/or "EUR" shall mean the euro referred to in Council Regulations (EC) No. 1103/97 dated June 17, 1997, passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "EUROCURRENCY ADVANCE" shall mean an Advance made or outstanding in a Foreign Currency as either (i) a UK Multicurrency Syndicated Loan bearing interest based on the Adjusted LIBO Rate or (ii) a UK Multicurrency Swing Line Loan bearing interest based on the UK Fixing Rate.

         "EURODOLLAR ADVANCE" shall mean an Advance made or outstanding in Dollars as a Domestic Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

         "EURODOLLAR RESERVE PERCENTAGE" shall mean, for any day with respect to any LIBOR Advance, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "EUROPE B.V." shall mean Interface Europe B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands, its successors and permitted assigns.

         "EUROPE LIMITED" shall mean Interface Europe Limited (formerly Interface Flooring Systems Limited), a private company limited by shares organized and existing under the laws of England and Wales, its successors and permitted assigns.

         "EVENT OF DEFAULT" shall have the meaning provided in Article IX.

         "EXCESS AVAILABILITY (DOMESTIC)" means, at any time of determination, the amount (if any) by which the Domestic Borrowing Limit at such time exceeds the sum at such time of (i) the Domestic Revolving Loans, PLUS (ii) the Aggregate Domestic L/C Outstandings.

         "EXCESS AVAILABILITY (UK)" means, at any time of determination, the amount (if any) by which the UK Borrowing Limit at such time exceeds the sum at such time of (i) the UK Multicurrency Revolving Loans, plus (ii) the Aggregate UK Multicurrency L/C Outstandings, all as determined based on the Dollar Equivalents thereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "EXISTING CREDIT AGREEMENT" shall have the meaning assigned thereto in the Statement of Purpose.

         "EXISTING LENDERS" shall mean each of those "Lenders" party to the Existing Credit Agreement.

         "EXISTING SENIOR NOTES" shall mean the unsecured Senior Notes due 2008 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $150,000,000, as more particularly described in the Existing Senior Notes Indenture, and any unsecured senior notes issued by Interface, and guaranteed by such Subsidiaries of Interface, in an aggregate principal amount not to exceed $150,000,000 representing a refinancing or replacement of such Existing Senior Notes, having a maturity not earlier than that of such Existing Senior Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Existing Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "EXISTING SENIOR NOTES INDENTURE" shall mean the Indenture dated as of April 3, 1998, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and First Union National Bank, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "EXTENSIONS OF CREDIT" shall mean, at any time of determination, an amount equal to the sum of (i) the aggregate principal amount of all outstanding Loans and (ii) the Aggregate L/C Outstandings.

         "FASB-52" shall mean Financial Accounting Standards Board Statement No. 52, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to translation of foreign currencies.

         "FASB-142" shall mean Financial Accounting Standards Board Statement No. 142, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to goodwill adjustments.

         "FACILITY" or "FACILITIES" shall mean the credit facilities made available to the Borrowers pursuant to the Domestic Syndicated Loan Commitments, the UK Multicurrency Syndicated Loan Commitments, and the UK Multicurrency Swing Line Commitment, as the context may indicate.

         "FEDERAL FUNDS RATE" shall mean, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Domestic Agent or the Multicurrency Agent, as applicable, and confirmed in Federal Reserve Board Statistical Release H.15
(519) or any successor or substitute publication selected by the Domestic Agent or the Multicurrency Agent, as applicable. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Domestic Agent or the Multicurrency Agent, as applicable, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Eastern time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

         "FINANCIAL COVENANT EFFECTIVE DATE" shall mean each date after the Closing Date on which any of the following occurs or is satisfied: (a) Excess Availability (Domestic) is less than $20,000,000 (PROVIDED that, in calculating "Excess Availability (Domestic)" for purposes of this definition, the Reserve Amount shall not be deducted from the calculation of the Domestic Borrowing
Base) or (b) Excess Availability (UK) is less than $3,000,000.

         "FINANCIAL COVENANT EFFECTIVE PERIOD" shall mean each period commencing on the last day of the fiscal quarter immediately preceding the fiscal quarter in which a Financial Covenant Effective Date occurs (unless such Financial Covenant Effective Date occurs on the last day of a fiscal quarter, in which case such Financial Covenant Effective Period shall commence on such Financial Covenant Effective Date) and ending on the last day of the fiscal quarter immediately following the fiscal quarter in which such Financial Covenant Effective Date occurred; PROVIDED that, each occurrence of a Financial Covenant Effective Date during a Financial Covenant Effective Period shall cause such Financial Covenant Effective Period to continue until the last day of the fiscal quarter immediately following the fiscal quarter in which such most recent Financial Covenant Effective Date occurred, and so on.

         "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any of Interface's fiscal quarters, determined for such fiscal quarter and the immediately preceding three fiscal quarters on a consolidated basis for Interface and its Consolidated Companies, the ratio of (a) Consolidated EBITDA for such period, LESS Capital Expenditures made during such period, LESS Consolidated Cash Tax Expense for such period to (b) Total Fixed Charges for such period.

         "FOREIGN CURRENCY" shall mean (i) Euros, (ii) so long as such currency remains an Eligible Currency, British pounds sterling, and (iii) any other Eligible Currency which Interface requests the Multicurrency Agent to include as a Foreign Currency hereunder and which is acceptable to all of the Lenders in their sole and absolute discretion. For the purposes of this definition, British pounds sterling as referred to in clause (ii) above shall mean and be deemed to refer to the lawful currency of the United Kingdom.

         "FOREIGN PLAN" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FOREIGN SUBSIDIARY" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

         "FRONTED LOAN PARTICIPATION EVENT" shall have the meaning given such term in Section 3.02(h)(i).

         "FRONTED LOAN PARTICIPATION FEE" means, with respect to any UK Multicurrency Syndicated Loan Participation outstanding for any period of time, a fee equal to the principal amount of such UK Multicurrency Syndicated Loan Participation, times the Fronted Loan Participation Fee Rate calculated for such period (calculated on the same basis as the interest rate is calculated for the Fronted UK Multicurrency Syndicated Loan related thereto).

         "FRONTED LOAN PARTICIPATION FEE RATE" means, with respect to any UK Multicurrency Syndicated Loan Participation, an amount per annum equal to the Applicable Margin applicable from time to time to the Fronted UK Multicurrency Syndicated Loan giving rise thereto, less 0.125% per annum; PROVIDED that the Fronted Loan Participation Fee Rate shall never be less than zero.

         "FRONTED LOAN PARTICIPATING LENDER" shall have the meaning given such term in Section 3.02(h).

         "FRONTED LOAN PARTICIPATION PAYMENT" shall have the meaning given such term in Section 3.02(h).

         "FRONTED LOAN PARTICIPATION PAYMENT DATE" shall have the meaning given such term in Section 3.02(h).

         "FRONTED UK MULTICURRENCY SYNDICATED LOANS" shall have the meaning given such term in Section 3.02(h).

         "FRONTING INSTRUCTIONS" shall have the meaning given such term in
Section 3.02(h).

         "FUNDED DEBT" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, PLUS all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GLOBAL AMENDMENT AND MASTER ACKNOWLEDGEMENT AGREEMENT" shall mean a Global Amendment and Master Acknowledgement Agreement dated as of the Closing Date, substantially in the form of EXHIBIT J hereto, fully executed by the Borrowers, the Domestic Guarantors, the Grantors, and Wachovia, as Collateral Agent, and all other Persons which may be party thereto, which agreement, among other things, provides (a) for the acknowledgement and reaffirmation of certain of such parties' obligations under, and the liens on the property of such parties in favor of Wachovia as Collateral Agent under, and for amendments to, the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, the Copyright Security Agreements, the Trademark Security Agreements, the Patent Security Agreements, the Mortgages, the Contribution Agreement, Domestic Guaranty Agreements, and other Credit Documents as reasonably determined by the Co-Agents or the Collateral Agent and (b) provides for the joinder of certain Material Subsidiaries (Domestic) to the Domestic Guaranty Agreements and the Subsidiary Pledge and Security Agreements and such other Credit Documents to which such Subsidiaries are required to become a party.

         "GRANTORS" shall have the meaning assigned thereto in the applicable Security Documents (including any other Person which from time to time becomes a Grantor under any of the Security Documents).

         "GUARANTORS" shall mean, collectively, (a) each of the Domestic Guarantors and (b) each of the UK Multicurrency Guarantors.

         "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness of another Person, including without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined by such Person.

         "GUARANTY AGREEMENTS" shall mean, collectively, the Domestic Guaranty Agreements and the UK Guaranty and Security Agreement, as applicable.

         "GUILFORD EQUIPMENT LEASE" shall mean the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment, with remaining lease payments in the aggregate amount of $2,515,011.00, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing); PROVIDED that from and after the Closing Date the aggregate amount (based on original acquisition costs) of remaining lease payments may not exceed $2,515,011 at any time.

         "HAZARDOUS SUBSTANCES" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

         "HEDGING OBLIGATIONS" shall have the meaning assigned thereto in the definition of "Obligations."

         "HEDGING AGREEMENTS" shall mean the collective reference to Currency Contracts and Interest Rate Contracts or similar agreements or combinations thereof.

         "HEUGA ENTITIES" shall mean Interface Europe B.V. (formerly Interface Heuga B.V.) and all Subsidiaries of Interface Europe B.V.

         "IAR" shall have the meaning ascribed to such term in the preamble to this Agreement.

         "IAR DIVESTITURE TRANSACTION" means that certain transaction involving the transfer, conveyance, sale or disposition of all or a portion of the stock and/or assets of IAR, and certain other transactions relating thereto, all as more particularly described on Schedule 1.1(d) hereto.

         "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments, but excluding trade debt incurred in the ordinary course of business), (ii) all rental obligations under leases required to be capitalized under GAAP or under Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), (iii) all Guaranties of such Person (including, without limitation, all guaranties of Indebtedness referred to in this definition of such Person) and all reimbursement obligations of such Person in respect of letters of credit issued for its account, (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed,
(v) all net payment obligations or other liabilities under Hedging Agreements, and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price PLUS accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "INDEMNITY AGREEMENT" shall mean the Amended and Restated Indemnification Agreement executed by Interface in favor of the Lenders and the Co-Agent pursuant to the Existing Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "INITIAL ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean that certain Initial Assignment and Assumption Agreement substantially in the form of EXHIBIT K, which, among other things, provides for the assignment and assumption of certain commitments of certain Lenders and Existing Lenders and for the assignment of the rights and responsibilities of SunTrust as Collateral Agent under the Existing Credit Agreement to Wachovia.

         "INTELLECTUAL PROPERTY" shall mean, collectively, Copyrights, Patents, and Trademarks.

         "INTERCOMPANY LOAN DOCUMENTS" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

         "INTERCOMPANY LOANS" shall mean, collectively, (i) the loans more particularly described on SCHEDULE 6.18 (and specifically designated as Intercompany Loans on such SCHEDULE 6.18) and (ii) those loans or other extensions of credit (other than the creation of receivables arising from the sale of inventory in the ordinary course of business) made by any

Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 8.01(h) or as may otherwise be approved in writing by the Co-Agents.

         "INTEREST PERIOD" shall have the meaning set forth in Section 4.04.

         "INTEREST RATE CONTRACTS" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

         "INTERFACE" shall mean Interface, Inc., a Georgia corporation, its successors and permitted assigns.

         "INTERFACE SPC" shall mean Interface Securitization Corporation, a Delaware corporation.

         "INTERFACE CONTROL DEBT" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or any Security Document of Interface delivered pursuant to this Agreement.

         "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables arising from the sale of inventory in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

         "IRB COLLATERAL" shall mean, collectively, all real property, fixtures, and personal property (tangible and intangible) comprising a project of an L/C Account Party financed in whole or in part by industrial development revenue bonds issued in respect of such project.

         "IRB LETTERS OF CREDIT" shall mean, collectively, the Domestic Letters of Credit issued pursuant to this Agreement in support of industrial development revenue bonds issued in respect of projects of any L/C Account Parties.

         "IRB COLLATERAL DOCUMENTS" shall mean, collectively, the mortgages, deeds of trust, deeds to secure debt, assignments of leases, security agreements, pledge agreements, and other security and collateral documents securing the obligations of any L/C Account Parties in respect of Domestic Letters of Credit issued by the Domestic L/C Issuer for the account of such parties in support of industrial development revenue bonds.

         "ISP98" shall mean the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590, and any successor publication by the International Chamber of Commerce (or any successor organization thereto).

         "L/C ACCOUNT PARTY" shall mean any of the Borrowers or the Subsidiary L/C Account Parties for whose account a Letter of Credit is being requested or issued, or has been issued, pursuant to this Agreement or the Letter of Credit Agreement.

         "L/C ISSUANCE FEE" shall mean, with respect to each Letter of Credit outstanding, an amount equal to (i) the face amount of such Letter of Credit (converted to its Dollar Equivalent on the date of calculation, if such Letter of Credit is a UK Multicurrency Letter of Credit), multiplied by (ii) one-eighth of one percent (0.125%) per annum.

         "L/C ISSUER" shall mean the Domestic L/C Issuer or the UK Multicurrency L/C Issuer, as applicable.

         "L/C OUTSTANDINGS" shall mean, as at any date of determination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount in Dollar Equivalent which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, PLUS (ii) the aggregate amount in Dollar Equivalent of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

         "LENDER" or "LENDERS" shall mean the banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 11.06(c).

         "LENDING OFFICE" shall mean for each Lender the office of such Lender as set forth in SCHEDULE 1.1(A) or such other office as such Lender may designate in writing from time to time to the Borrowers and the Co-Agents with respect to each Type of Loan.

         "LETTER OF CREDIT" shall mean any Domestic Letter of Credit or UK Multicurrency Letter of Credit, as the case may be.

         "LETTER OF CREDIT AGREEMENT" shall mean the Fourth Amended and Restated Letter of Credit Agreement dated January 17, 2002, by and among Interface, Interface Fabrics Group, Inc., Interface Flooring Systems, Inc., Interface Architectural Resources, Inc., Europe B.V., Europe Limited, First Union National Bank (in its capacities as "Domestic L/C Issuer" and "Multicurrency L/C Issuer" thereunder), First Union National Bank (in its capacities as "Domestic Agent" and "Multicurrency Agent" thereunder), the "Lenders" party thereto, and SunTrust Bank (in its capacities as "Collateral Agent" and, with respect to "Existing Domestic Letters of Credit" (as such term is defined in the Existing Credit Agreement, the "Domestic L/C Issuer", as amended by that First Amendment to Credit Agreement and Letter of Credit Agreement dated December 12, 2002.

         "LIBOR" shall mean the rate of interest per annum determined on the basis of the rate for deposits in the Agreed Currency in which the applicable LIBOR Advance is denominated for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 or the applicable Reuters Screen Page, as determined by the Appropriate Co-Agent in its sole discretion, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750 or the applicable Reuters Screen Page, then "LIBOR" shall be determined by the

Appropriate Co-Agent to be the arithmetic average of the rate per annum at which deposits in the Agreed Currency in which the applicable Loan is denominated would be offered by first class banks in the London interbank market to the Appropriate Co-Agent (or the Multicurrency Agent's Correspondent) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Appropriate Co-Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR ADVANCE" shall mean (i) a Eurodollar Advance, or (ii) a Eurocurrency Advance.

         "LIEN" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "LOANS" shall mean, collectively, the Domestic Revolving Loans and the UK Multicurrency Revolving Loans, and "LOAN" shall mean each of them individually.

         "MAJOR DIVISION" shall mean each the following operating divisions of Interface and the Consolidated Companies (to include each of the entities or operating divisions of any entity comprising such operating divisions): US Modular, US Broadloom, US Services, Europe Modular, Asia Pacific Modular, and Fabrics Division.

         "MANDATORY COST RATE" means an addition to the interest rate on any UK Multicurrency Syndicated Loan made by any Lender or any UK Fixing Rate Loan made by the UK Multicurrency Swing Loan Lender to compensate such Lender or the UK Multicurrency Swing Loan Lender for the cost imputed to such Lender or the UK Multicurrency Swing Loan Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (or other Governmental Authorities of the United Kingdom) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or fees to the Financial Services Authority calculated by reference to liabilities used to fund such UK Multicurrency Syndicated Loans or UK Multicurrency Swing Loans, expressed as a rate per annum and determined pursuant to the formula set forth on SCHEDULE 1.1(C) hereto.

         "MARGIN REGULATIONS" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "MATERIAL COMPANY" shall mean (i) each of the Borrowers, (ii) each Material Subsidiary of Interface, and (iii) each corporation, joint venture, partnership, limited liability company, association, or other business entity in which one or more of the Consolidated Companies is a shareholder, partner, party, or member, and as to which such Consolidated Company or Companies has become liable, either by agreement, by operation of law, or otherwise, for obligations and liabilities thereof in an aggregate amount greater than $10,000,000.

         "MATERIAL SUBSIDIARY" means each Material Subsidiary (Domestic) and each Material Subsidiary (UK).

         "MATERIAL SUBSIDIARY (DOMESTIC)" means each Subsidiary of Interface which is not a Foreign Subsidiary and, at any time on or after the Closing Date, meets any of the following conditions:

         (a) such Subsidiary is, on the Closing Date, listed on SCHEDULE 6.13;

         (b) as determined in accordance with GAAP, such Subsidiary's revenue for fiscal year 2002 or any fiscal year thereafter is 5% or more of the consolidated revenue of the Consolidated Companies for such fiscal year;

         (c) as determined in accordance with GAAP, EBIT of such Subsidiary for fiscal year 2002 or any fiscal year thereafter is 5% or more of the consolidated EBIT of the Consolidated Companies for such fiscal year;

         (d) as determined in accordance with GAAP, such Subsidiary's tangible assets constitute 5% or more of the consolidated tangible assets of the Consolidated Companies as of the end of Interface's most recently completed fiscal year;

         (e) such Subsidiary's assets are material to the operation of the Consolidated Companies or any Major Division;

         (f) such Subsidiary owns any Intellectual Property, or has licensed Intellectual Property from any Person who is not a Consolidated Company, where, in either case, such Intellectual Property is material to the operations of the Consolidated Companies or any Major Division; and

         (g) any of such Subsidiary's assets are included in the Domestic Borrowing Base;

         (h) the aggregate Asset Value of such Subsidiary's machinery, equipment, and real estate is equal to or greater than $500,000 as of the end of Interface's most recently ended fiscal quarter; PROVIDED that, each time the aggregate Asset Value of all machinery, equipment, and real estate of all Subsidiaries of Interface (other than those which are Foreign Subsidiaries and those which are already Material Subsidiaries (Domestic)) is greater than $5,000,000 as of the end of Interface's most recently ended fiscal quarter, Interface shall, to the extent necessary to cause such amount to be less than $5,000,000, designate additional Subsidiaries as Material Subsidiaries (Domestic), and, with respect to such designated Subsidiaries, comply with Sections 7.11 and 7.13;

PROVIDED, HOWEVER, that, once a Subsidiary falls within this definition of Material Subsidiary (Domestic), it shall thereafter remain a Material Subsidiary (Domestic) until such time as the Co-Agents, the Collateral Agent, and the Required Lenders shall have agreed otherwise in writing.

         "MATERIAL SUBSIDIARY (UK)" means each Subsidiary of the UK Multicurrency Borrower which, at any time on or after the Closing Date, meets any of the following conditions:

         (a) such Subsidiary is, on the Closing Date, listed on SCHEDULE 6.13;

         (b) as determined in accordance with GAAP, such Subsidiary's revenue for fiscal year 2002 or any fiscal year thereafter is 10% or more of the consolidated revenue of the UK Multicurrency Borrower and its Subsidiaries for such fiscal year;

         (c) as determined in accordance with GAAP, EBIT of such Subsidiary for fiscal year 2002 or any fiscal year thereafter is 10% or more of the consolidated EBIT of the UK Multicurrency Borrower and its Subsidiaries for such fiscal year;

         (d) as determined in accordance with GAAP, such Subsidiary's tangible assets constitute 10% or more of the consolidated tangible assets of the UK Multicurrency Borrower and its Subsidiaries as of the end of Interface's most recently completed fiscal year;

         (e) such Subsidiary's assets are material to the operation of the Consolidated Companies or any Major Division;

         (f) such Subsidiary owns any Intellectual Property, or has licensed Intellectual Property from any Person who is not a Consolidated Company, where, in either case, such Intellectual Property is material to the operations of the Consolidated Companies or any Major Division;

         (g) any of such Subsidiary's assets are included in the UK Borrowing Base; and

         (h) the aggregate Asset Value of such Subsidiary's machinery and equipment is equal to or greater than $250,000 as of the end of Interface's most recently ended fiscal quarter; PROVIDED that, each time the aggregate Asset Value of all machinery, equipment, and real estate of all Subsidiaries of the UK Multicurrency Borrower (other than those which are already Material Subsidiaries
(UK)) is greater than $2,500,000 as of the end of Interface's most recently ended fiscal quarter, Interface shall, to the extent necessary to cause such amount to be less than $2,500,000, designate additional Subsidiaries of the UK Multicurrency Borrower as Material Subsidiaries (UK), and, with respect to such designated Subsidiaries, comply with Section 7.11;

PROVIDED, HOWEVER, that, once a Subsidiary falls within this definition of Material Subsidiary (UK), it shall thereafter remain a Material Subsidiary (UK) until such time as the Co-Agents, the Collateral Agent, and the Required Lenders shall have agreed otherwise in writing.

         "MATERIALLY ADVERSE EFFECT" shall mean (i) any materially adverse change in (A) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, or (B) the ability of Interface and the other Credit Parties to perform their respective obligations under the Credit Documents or (ii) any materially adverse effect on the rights and remedies of the Co-Agents, the Collateral Agent and the Lenders under the Credit Documents.

         "MATURITY DATE" shall mean May 15, 2005; PROVIDED, HOWEVER, that the Maturity Date shall be extended or accelerated to the extent set forth below upon satisfaction of the following conditions, as applicable:

         (a) if on May 15, 2005, and at all times thereafter until the Senior Subordinated Notes are paid in full, (i) the sum of Excess Availability (Domestic), PLUS Unrestricted Cash Balances is greater than or equal to (ii) the sum of $45,000,000, PLUS the outstanding principal balance of the Senior Subordinated Notes (as duly reported in the Domestic Borrowing Base Certificate for the period ending April 30, 2005, (which certificate must be delivered no later than May 15, 2005)), then the Maturity Date shall be extended to November 15, 2005; PROVIDED, HOWEVER, that if, at any time after May 15, 2005, but before the Senior Subordinated Notes are paid in full, the sum determined pursuant to the preceding clause (i) is ever less than the sum determined pursuant to the preceding clause (ii), then the Maturity Date shall be any date on or before November 15, 2005, determined by the Co-Agents in their sole discretion, so long as such date is on or after the date on which such condition exists and Interface is given written notice of such determination;

         (b) if the Maturity Date has been extended to November 15, 2005, pursuant to the immediately preceding clause (a), and if the Senior Subordinated Notes are paid in full on or before November 15, 2005, then the Maturity Date shall automatically be further extended to October 1, 2007; and

         (c) if all Obligations outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX, then the Maturity Date shall be the date on which such declaration is made or the date on which such obligations have automatically become due and payable, as applicable.

         "MICHIGAN IRB PROJECT BONDS" shall mean the $6,500,000 Michigan Strategic Fund Adjustable Rate Limited Obligation Revenue and Revenue Refunding Bonds (C-Tec, Inc. Project), Series 1996 issued by the Michigan Strategic Fund pursuant to an Indenture of Trust (the "Indenture"), dated as of October 1, 1996, between the Michigan Strategic Fund and SunTrust Bank, Atlanta, as trustee.

         "MICHIGAN IRB PROJECT LOAN AGREEMENT" shall mean Loan Agreement, dated as of October 1, 1996, between IAR and the Michigan Strategic Fund, as amended, supplemented, restated or otherwise modified from time to time.

         "MOODY'S" means Moody's Investor Service, Inc., and any successor thereto.

         "MORTGAGE" shall mean each mortgage, deed of trust, deed to secure debt, and other agreement or instrument executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Sections 7.11 or 7.13 of the Third Amended and Restated Credit Agreement, Sections 7.11 or 7.13 of the Existing Credit Agreement, or Sections 7.11 or 7.13 of this Agreement, in form and substance satisfactory to the Required Lenders, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, restated or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "MULTICURRENCY AGENT" shall mean Wachovia, acting in the manner and the to the extent described in Article X, and any successor multicurrency agent appointed from time to time pursuant to Article X hereof.

         "MULTICURRENCY AGENT'S CORRESPONDENT" shall mean Wachovia Bank, National Association, London Branch, or any other financial institution designated by the Multicurrency Agent to act as its correspondent hereunder with respect to the distribution and payment of UK Multicurrency Syndicated Loans.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "NET PROCEEDS" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds or another Consolidated Company enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen (18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six (36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such Asset Sale.

         "NOTES" shall mean, collectively, the Domestic Syndicated Notes, the Domestic Settlement Loan Notes (if any), the UK Multicurrency Syndicated Notes, and the UK Multicurrency Swing Line Note, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "NOTICE OF DOMESTIC CONVERSION/CONTINUATION" shall mean the notice given by the Domestic Borrower or the Additional Domestic Borrower, as the case may be, to the Domestic Agent in respect of the conversion or continuation of an outstanding Domestic Syndicated Borrowing as provided in Section 2.02(e).

         "NOTICE OF UK MULTICURRENCY CONTINUATION" shall mean a notice given by or on behalf of the UK Multicurrency Borrower to the Multicurrency Agent in respect of the continuation of an outstanding UK Multicurrency Syndicated Borrowing pursuant to Section 3.02(e).

         "OBLIGATIONS" shall mean all amounts owing to any Co-Agents, Lender, L/C Issuer, or the Collateral Agent pursuant to the terms of this Agreement, the Letter of Credit Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all existing or future payment and other obligations owing by any Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at time such Hedging Agreement is executed, (all such obligations with respect to all such Hedging Agreements, "Hedging Obligations"), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof. Notwithstanding any to the contrary contained herein or in any of the other Credit Documents, the Liens of the Collateral Agent under this Agreement and the other Credit Documents shall not secure any of the Hedging Obligations to the extent that a Lien with respect thereto is prohibited by the Existing Senior Notes Indenture, the Additional Senior Notes Indenture or the Senior Subordinated Notes Indenture.

         "ORIGINAL CURRENCY" shall have the meaning assigned thereto in Section 4.21(a).

         "OTHER RESERVES" shall mean Such other reserves as the Domestic Agent may, or at the direction of the Required Lenders will, establish from time to time with respect to the Domestic Borrowing Base in its or their commercially reasonable judgment by written notice to the Borrowers and the Lenders, including, without limitation, on account of Indebtedness arising from Hedging Obligations.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PARTICIPATING LENDER" shall mean, as to any Letter of Credit, a collective reference to all the Lenders other than the Domestic L/C Issuer or UK Multicurrency L/C Issuer.

         "PATENT SECURITY AGREEMENT" shall mean each Patent Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Sections 7.11 or 7.13 of the Third Amended and Restated Credit Agreement, Sections 7.11 or
7.13 of the Existing Credit Agreement, or Sections 7.11 or 7.13 of this Agreement, in the form required by the terms of any Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "PATENTS" means, with respect to any Person:

         (a) all letters patent and applications for letters patent throughout the world owned by such Person;

         (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause
(a);

         (c) all patent licenses; and

         (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

         "PAYMENT OFFICE" shall mean (i) with respect to payments of principal and interest relating to UK Multicurrency Revolving Loans and UK Multicurrency Letters of Credit, the office of the Multicurrency Agent's Correspondent (which office is specified in Section 11.01), or such other location as to which the Multicurrency Agent shall have given written notice to the Borrowers and its Co-Agent, and (ii) with respect to payments of principal, interest, fees or other amounts relating to the Domestic Revolving Loans, Domestic Letters of Credit, and all other Obligations (other than Hedging Obligations) not described in the preceding clause (i), the office specified in Section 11.01, or such other location as to which the Domestic Agent shall have given written notice to Interface and its Co-Agent.

         "PERMITTED HOLDER" shall mean any of (i) Ray C. Anderson, Daniel T. Hendrix, Michael D. Bertolucci, Brian L. DeMoura, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, J. Smith Lanier, II and Lindsey Parnell, and (ii) in the case of each individual referred to in the preceding clause (i) for the purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

         "PERMITTED LIENS" shall mean those Liens expressly permitted by Section 8.02.

         "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "PLAN" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

         "PRIME RATE" shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Domestic Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Domestic Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "PRO RATA SHARE" shall mean, with respect to each of the Domestic Syndicated Loan Commitments (including, without limitation, the Domestic L/C Subcommitments) and the

UK Multicurrency Syndicated Loan Commitments (including, without limitation, the UK Multicurrency L/C Subcommitments) of each Lender or Lender, as the case may be, and each Loan to be made by and each payment (including, without limitation, any payment of principal, Letter of Credit reimbursement obligation, interest or fees) to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth on SCHEDULE 1.1(A) hereto, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

         "REDEEMABLE CAPITAL STOCK" shall mean any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "REPLACEMENT ASSETS" shall mean properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that will be used in the business of Interface and the Consolidated Companies as existing on November 1, 1995 (or, after the repayment in full and the termination of the Senior Subordinated Notes, the Closing Date) or in businesses reasonably related thereto.

         "REQUIRED LENDERS" shall mean, at any time, Lenders holding more than fifty percent (50%) of the aggregate amount of the Domestic Syndicated Loan Commitments or, if the Facilities have been terminated pursuant to Article IX, Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit.

         "REQUIREMENT OF LAW" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVE AMOUNT" shall mean $10,000,000.

         "REUTERS SCREEN" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto.

         "SECURED OBLIGATIONS" shall mean, collectively, (i) the Obligations as defined herein (other than Hedging Obligations to the extent that a Lien with respect thereto is prohibited by the Existing Senior Notes Indenture, the Additional Senior Notes Indenture or the Senior Subordinated Notes Indenture), and (ii) such other obligations as may be agreed to in writing by Interface, the Co-Agents and Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Domestic Syndicated Loan Commitments or, if the Facilities have been terminated pursuant to Article IX, Lenders holding more than sixty-six and two-thirds (66-2/3%) of the aggregate Extensions of Credit, as Secured Obligations for purposes of this Agreement and to be secured by the Security Documents.

         "SECURED PARTIES" shall mean, collectively (i) the Co-Agents, the Collateral Agent, the Lenders, and their respective Affiliates that are parties to any of the Credit Documents, and (ii) such other Persons to which other Secured Obligations may be owed.

         "SECURITY AGREEMENTS" shall mean, collectively, the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, and the UK Guaranty and Security Agreement, or any of them, as the case may be.

         "SECURITY DOCUMENTS" shall mean, collectively, the Domestic Guaranty Agreements, the Indemnity Agreement, the Security Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Mortgages, the Control Agreements, the Global Amendment and Master Acknowledgement Agreement and each other guaranty agreement, mortgage, deed of trust, deed to secure debt, security agreement, pledge agreement, collateral assignment, or other security or collateral document guaranteeing or securing the Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SENIOR NOTES" shall mean, collectively, (i) the Existing Senior Notes,
(ii) the Additional Senior Notes and (iii) unsecured senior notes having a maturity not earlier than January 1, 2008, in an aggregate principal amount not to exceed $125,000,000, representing a refinancing or replacement of such Senior Subordinated Notes, having financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "SENIOR SECURED DEBT" shall mean the sum of (i) all Funded Debt (other than Subordinated Debt) which is secured by a Lien on any asset of any Consolidated Company.

         "SENIOR SECURED DEBT COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (i) Senior Secured Debt as of such day to (ii) the sum of Consolidated Adjusted EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters.

         "SENIOR SUBORDINATED NOTES" shall mean, collectively, the unsecured Senior Subordinated Notes due 2005 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $125,000,000 as more particularly described in the Senior Subordinated Notes Indenture, together with any and all "Exchange Notes" (as defined in the Senior Subordinated Notes Indenture) issued to holders of such Senior Subordinated Notes in exchange therefor, and any Subordinated Debt in an aggregate principal amount not to exceed $125,000,000 representing a refinancing or replacement thereof having a maturity not earlier than that of such Senior Subordinated Notes, an interest rate not in excess of the interest rate in effect with respect to such Senior Subordinated Notes, subordination terms not less favorable in any material respect to holders of senior indebtedness than those subordination terms in effect with respect to the Senior Subordinated Notes, and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Subordinated Notes, or otherwise on terms and conditions approved by the Co-Agents and the Required Lenders.

         "SENIOR SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated as of November 15, 1995, by and among Interface, Bentley Mills, Inc., Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and First Union National Bank (f/k/a First Union National Bank of Georgia), pursuant to which Interface issued its Senior Subordinated Notes, as the same has been or may hereafter be amended and supplemented from time to time, and any subsequent Indenture entered into by Interface in respect of Subordinated Debt constituting a refinancing or replacement of such Senior Subordinated Notes as provided in the definition of the term "Senior Subordinated Notes" herein.

         "SHAREHOLDERS' EQUITY" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

         "SIGNIFICANT SUBSIDIARY" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act of 1933, as amended.

         "STATED MATURITY DATE" shall mean October 1, 2007.

         "SUBORDINATED DEBT" shall mean (i) Indebtedness outstanding pursuant to the Senior Subordinated Notes, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Domestic Guaranty Agreements on terms and conditions satisfactory in all respects to the Co-Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Co-Agents and the Required Lenders.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "SUBSIDIARY L/C ACCOUNT PARTIES" shall have the meaning assigned to such term in the preamble to this Agreement.

         "SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" shall mean each Subsidiary Pledge and Security Agreement executed and delivered by each of the Domestic Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Sections 7.11 or 7.13 of the Third Amended and Restated Credit Agreement, Sections 7.11 or 7.13 of the Existing Credit Agreement, or Sections 7.11 or 7.13 of this Agreement, in form and substance satisfactory to the Required Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "SUNTRUST" shall mean SunTrust Bank (formerly SunTrust Bank, Atlanta), a Georgia banking corporation, and its successors.

         "SUNTRUST RECEIVABLES FACILITY" shall mean the receivables financing facility extended on or about February 12, 2003, pursuant to which (i) Interface and/or one or more of the Consolidated Companies from time to time sell, convey or otherwise transfer accounts receivable, any interests therein and any assets related thereto, to Interface SPC, and (ii) Interface SPC grants a security interest in such accounts receivable, any interests therein and any assets related thereto, to SunTrust Capital Markets, Inc., as Administrator, for the benefit of Three Pillars Funding Corporation, as lender.

         "SYNTHETIC LEASE OBLIGATIONS" shall mean, collectively, all payment obligations of Interface or any of the Consolidated Companies pursuant to (a) so-called "synthetic" leases not treated as capital leases under GAAP, but which are treated as financings under the Tax Code and (b) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of Interface or any Consolidated Company.

         "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "TELERATE" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "THIRD AMENDED AND RESTATED CREDIT AGREEMENT" shall mean that certain Third Amended and Restated Credit Agreement dated as of June 30, 1998, as amended by a certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of December 19, 2000, and a certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of August 8, 2001, by and among the Borrowers, the lenders listed therein, SunTrust Bank, as domestic agent, and Bank One, NA, as multicurrency agent, and SunTrust Bank, as collateral agent.

         "THIRD PARTY AGREEMENT" means an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent and any landlord, warehouseman, servicer, processor, bailee or other third party which may, from time to time, be in possession or control of any Collateral or any property on which Collateral is or may be located, pursuant to which such third party is notified of the security interest created in favor of the Secured Parties pursuant to the Credit Documents, agrees to permit the Collateral Agent to have access to such Collateral and to take possession thereof, and waives any Lien held by it against such Collateral.

         "TOTAL FIXED CHARGES" shall mean, for any fiscal period of Interface and without duplication, the sum of (a) Consolidated Cash Interest Expense for such period, PLUS (b) payments made in respect of capital leases during such period, PLUS (c) scheduled payments of principal made during such period in respect of all Indebtedness which, when such Indebtedness was incurred, had a stated maturity of more than one year from the date it was so incurred (other than payments made in respect of the Senior Subordinated Notes or the Senior Notes at their stated final maturity) PLUS (d) Consolidated Restricted Payments made during such period (but not before March 30, 2003).

         "TRADEMARK SECURITY AGREEMENT" shall mean each Trademark Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Sections 7.11 or 7.13 of the Third Amended and Restated Credit Agreement, Sections 7.11 or 7.13 of the Existing Credit Agreement, or Sections 7.11 or 7.13 of this Agreement, in the form required by the terms of any Security Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Global Amendment and Master Acknowledgement Agreement.

         "TRADEMARKS" means, with respect to any Person:

         (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers owned by such Person, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired by such Person, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

         (b) all Trademark licenses for the grant by or to such Person of any right to use any Trademark; and

         (c) all proceeds of, and rights associated with, the foregoing, including any claim by such Person against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license.

         "TYPE" of Borrowing shall mean a Borrowing made as a Base Rate Advance or LIBOR Advance, as the case may be.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia, as amended or modified from time to time.

         "UK ACCOUNTS" shall mean, collectively with respect to the UK Multicurrency Credit Parties, all rights to payment for goods sold or leased or for services rendered or to be rendered by any UK Multicurrency Credit Party, whether or not earned by performance, and all sums of money or other proceeds due or becoming due thereon, including, without limitation, all "accounts" (as defined in the UCC) of the UK Multicurrency Credit Parties, whether secured or unsecured, now existing or hereafter created.

         "UK BLOCKED ACCOUNT" shall mean a Deposit Account (a) which is owned by a UK Multicurrency Credit Party; (b) which is maintained at a depository institution acceptable to the Collateral Agent; and (c) over which the Collateral Agent has control, to the exclusion of such UK Multicurrency Credit Party, pursuant to the terms of the UK Guaranty and Security Agreement and a written letter to, and a written acknowledgement from, such depository institution (in form and substance satisfactory to the Collateral Agent).

         "UK BORROWING BASE" shall mean, as of any date of determination and as set forth in the most recent UK Borrowing Base Certificate delivered to the Lenders in accordance with the terms of Section 7.07(d), an amount equal to:

         (i) eighty-five percent (85%) (or such lesser percentage which the Multicurrency Agent may establish from time to time in its reasonable credit judgment by written notice to Interface) of the face amount of Eligible UK Accounts (after subtracting all setoffs, discounts, counterclaims, contra accounts, and other deductions, to the extent such amounts are excluded from eligibility in the definition of "Eligible UK Accounts," as determined by the Multicurrency Agent), PLUS

         (ii) sixty percent (60%) (or such lesser percentage which the Multicurrency Agent may establish from time to time in its reasonable credit judgment by written notice to Interface) of the value of Eligible UK Inventory (Finished Goods), as valued at the lower of cost paid for such Eligible UK Inventory (Finished Goods) or the fair market value of such Eligible UK Inventory (Finished Goods) (all as determined by the Multicurrency Agent); PROVIDED that, in no event shall the value of any Eligible UK Inventory (Finished Goods) included in the calculation of "UK Borrowing Base" exceed eighty-five percent (85%) of the net orderly liquidation value (as reasonably determined by the Multicurrency Agent in its reasonable credit judgment) of such Eligible UK Inventory (Finished Goods), LESS

         (iii) the UK Reserves.

         "UK BORROWING BASE CERTIFICATE" shall have the meaning assigned thereto in Section 7.07(d).

         "UK BORROWING LIMIT" shall mean, on any date of determination, the lesser of (i) the total UK Multicurrency Syndicated Loan Commitments of all Lenders as of such date, (ii) the UK Borrowing Base as of such date, and (iii) the total Domestic Syndicated Loan Commitments of all Lenders as of such date.

         "UK CONCENTRATION ACCOUNTS" shall mean certain UK Blocked Accounts into which the funds on deposit in other UK Blocked Accounts are deposited for purposes of concentrating the funds in such other UK Blocked Accounts and for purposes of applying the funds on deposit in such UK Blocked Accounts against the Obligations of the UK Multicurrency Credit Parties, as contemplated in
Section 7.15.

         "UK FIXING RATE" shall mean, in relation to any Interest Period for UK Multicurrency Swing Line Loans, the rate (rounded upwards if necessary to 4 decimal places) at which the UK Multicurrency Swing Line Lender is offered daily deposits in the currency of the relevant UK Multicurrency Swing Line Advance or unpaid sum by leading banks in the London Interbank Market at or about 11 a.m. (London time) on the first day of such Interest Period for a period equal to such Interest Period and in an amount comparable with the amount to be outstanding during such Interest Period.

         "UK GUARANTY AND SECURITY AGREEMENT" shall mean the Guarantee and Security Agreement, substantially in the form attached hereto as EXHIBIT P, duly executed and delivered by each of the UK Multicurrency Credit Parties, in which, among other things, the UK Multicurrency Guarantors guaranty certain obligations of UK Multicurrency Borrower and each of the UK Multicurrency Credit Parties grant the Collateral Agent, for the benefit of the Secured Parties, a first-priority Lien on, security interest in, or floating or fixed charge, as applicable, on all of the UK Multicurrency Credit Parties' interest in and to the UK Accounts, the UK Inventory, and equipment of the UK Multicurrency Credit Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "UK INVENTORY" shall mean, collectively with respect to the UK Multicurrency Credit Parties, all "inventory" (as defined in the UCC) and goods and stock in trade (as such phrase is used in the United Kingdom) of the UK Multicurrency Credit Parties located in the United Kingdom, including, without limitation, all goods manufactured or acquired for sale or lease and all raw materials, work-in-process and finished goods, and all supplies and goods, used or consumed in the operation of the business of the UK Multicurrency Credit Parties, whether now or hereafter acquired, located in the United Kingdom.

         "UK MULTICURRENCY BORROWER" shall mean Europe Limited.

         "UK MULTICURRENCY CREDIT PARTY" shall mean each of the UK Multicurrency Borrower and the UK Multicurrency Guarantors.

         "UK MULTICURRENCY GUARANTORS" shall mean (a) each Material Subsidiary
(UK), (b) each other Material Subsidiary (UK) which is, or becomes, party to the UK Guaranty and

Security Agreement pursuant to the terms hereof, and (c) the respective successors and permitted assigns of all Persons described in the foregoing clauses (a) and (b).

         "UK MULTICURRENCY L/C ISSUER" shall mean Wachovia and its successors and assigns.

         "UK MULTICURRENCY L/C SUBCOMMITMENT" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time pursuant to the terms of this Agreement. The aggregate amount of the UK Multicurrency L/C Subcommitments for all Lenders is equal to the lesser of (i) Five Million Dollars ($5,000,000.00), (ii) the total UK Multicurrency Syndicated Loan Commitments for all Lenders and (iii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The UK Multicurrency L/C Subcommitment shall be a subcommitment of the total UK Multicurrency Syndicated Loan Commitments (which in turn is a subcommitment of the total Domestic Syndicated Loan Commitments).

         "UK MULTICURRENCY LETTER OF CREDIT" shall mean any letter of credit denominated in a Foreign Currency and issued pursuant to the terms of this Agreement for the account of the UK Multicurrency Borrower.

         "UK MULTICURRENCY LETTER OF CREDIT REQUEST" shall have the meaning specified in Section 2A.02(b).

         "UK MULTICURRENCY REVOLVING LOANS" shall mean, collectively, all UK Multicurrency Syndicated Loans and all UK Multicurrency Swing Line Loans.

         "UK MULTICURRENCY SWING LINE ADVANCE" shall mean a Borrowing pursuant to Section 3.05 consisting of a UK Multicurrency Swing Line Loan made by the UK Multicurrency Swing Line Lender to the UK Multicurrency Borrower on the same date.

         "UK MULTICURRENCY SWING LINE BORROWING NOTICE" shall mean the notice given by the UK Multicurrency Borrower to the Multicurrency Agent requesting a UK Multicurrency Swing Line Advance as provided in Section 3.05(c).

         "UK MULTICURRENCY SWING LINE COMMITMENT" shall mean the commitment of the UK Multicurrency Swing Line Lender to make UK Multicurrency Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the total UK Multicurrency Syndicated Loan Commitments (in each case as may be decreased from time to time pursuant to the terms of this Agreement) and (ii) the Dollar Equivalent of (A) from the Closing Date through August 31, 2003, Ten Million Dollars ($10,000,000) and (B) on and after September 1, 2003, Five Million Dollars ($5,000,000); PROVIDED, HOWEVER, that in certain instances as set forth in this Agreement, the total principal amount outstanding under the UK Multicurrency Swing Line Commitment may exceed the amounts set forth in clauses (ii)(A) and (ii)(B), but never in excess of the amount referred to in clause (i). The UK Multicurrency Swing Line Commitment shall be a subcommitment of the total UK Multicurrency Syndicated Loan Commitments.

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

         "UK MULTICURRENCY SWING LINE FACILITY" shall mean the credit facility described in Section 3.05.

         "UK MULTICURRENCY SWING LINE LENDER" shall mean Wachovia, acting through its London Branch, or any subsequent Lender extending to the UK Multicurrency Borrower the UK Multicurrency Swing Line Commitment hereunder.

         "UK MULTICURRENCY SWING LINE LOANS" shall mean, collectively, the Loans made to the UK Multicurrency Borrower in a Foreign Currency by the UK Multicurrency Swing Line Lender pursuant to Section 3.05.

         "UK MULTICURRENCY SWING LINE NOTE" shall mean the promissory note evidencing the UK Multicurrency Swing Line Loans substantially in the form of EXHIBIT D and duly completed in accordance with the terms hereof, as the same may be amended, restated, supplemented, or otherwise modified from time to time, which note, in all circumstances and regardless of the face amount thereof, shall be deemed to evidence all advances made to the UK Multicurrency Borrower as UK Multicurrency Swing Line Loans pursuant to the terms of this Agreement.

         "UK MULTICURRENCY SYNDICATED ADVANCE" shall mean a Borrowing pursuant to Section 3.02 consisting of the aggregate amount of UK Multicurrency Syndicated Loans made by the Lenders to the UK Multicurrency Borrower at the same time, on the same interest rate basis and for the same Interest Period.

         "UK MULTICURRENCY SYNDICATED BORROWING" shall mean a Borrowing consisting or to consist of a UK Multicurrency Syndicated Advance.

         "UK MULTICURRENCY SYNDICATED BORROWING NOTICE" shall mean the notice given by or on behalf of the UK Multicurrency Borrower to the Multicurrency Agent requesting one or more UK Multicurrency Syndicated Advances as provided in
Section 3.02(c).

         "UK MULTICURRENCY SYNDICATED FACILITY" shall mean the credit facility made available by the Lenders to the UK Multicurrency Borrower as described in
Section 3.02(a).

         "UK MULTICURRENCY SYNDICATED LOAN COMMITMENTS" shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on
SCHEDULE 1.1(A) hereto, as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any reduction thereof pursuant to Section 3.03, any assignment thereof pursuant to Section 11.06, any amendment thereof pursuant to Section 11.02, or as otherwise provided in this Agreement. The aggregate amount of the UK Multicurrency Syndicated Loan Commitments for all Lenders is equal to the lesser of (i) Fifteen Million Dollars ($15,000,000.00) and (ii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The UK Multicurrency Syndicated Loan Commitments shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

         "UK MULTICURRENCY SYNDICATED LOAN PARTICIPATION" shall have the meaning given such term in Section 3.02(h).

         "UK MULTICURRENCY SYNDICATED LOANS" shall mean, collectively, the loans made to the UK Multicurrency Borrower in a Foreign Currency by the Lenders pursuant to Section 3.02.

         "UK MULTICURRENCY SYNDICATED NOTES" shall mean, collectively, the promissory notes evidencing the UK Multicurrency Syndicated Loans in the form attached hereto as EXHIBIT C, duly completed in accordance with the terms hereof, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "UK RESERVES" shall mean such reserves as the Multicurrency Agent may, or at the direction of the Required Lenders shall, establish from time to time with respect to the UK Borrowing Base in its or their commercially reasonable judgment by written notice to Interface and the Lenders, including, without limitation, on account of obligations to creditors having preferences over the Liens of the Collateral Agent under the laws of the United Kingdom.

         "UNIFORM CUSTOMS" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

         "UNITED KINGDOM" shall mean the United Kingdom of Great Britain and Northern Ireland.

         "UNRESTRICTED CASH BALANCES" shall mean, at any time of determination, the aggregate amount of all cash deposits of the Domestic Credit Parties maintained in any demand deposit account maintained with the Collateral Agent in the United States, to the extent such cash deposits are subject to the Collateral Agent's first-priority perfected security interest and are free of any Lien or other encumbrance (other than (i) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, (ii) customary holds for uncollected deposits, and (iii) Liens granted to the Collateral Agent and securing the Obligations).

         "VOTING STOCK" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

         "WACHOVIA" shall mean Wachovia Bank, National Association.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; PROVIDED, HOWEVER, that compliance with the financial covenants and calculations set forth in Section 7.09, Article VIII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in
Section 6.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 11.13.

         SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                  ARTICLE II.

                            DOMESTIC REVOLVING LOANS

         SECTION 2.01. DESCRIPTION OF DOMESTIC REVOLVING CREDIT FACILITY. Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of each of the Domestic Borrower and the Additional Domestic Borrower a revolving credit facility pursuant to which such Lenders agree to make Domestic Syndicated Loans to each of the Domestic Borrower and the Additional Domestic Borrower in accordance with Section 2.02; PROVIDED, HOWEVER, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit, in no event may (x) the aggregate principal amount of all outstanding Extensions of Credit exceed at any time the aggregate amount of the Lenders' Domestic Syndicated Loan Commitments or (y) the sum of (1) aggregate principal amount of all Domestic Revolving Loans, PLUS (2) the Aggregate Domestic L/C Outstandings exceed the Domestic Borrowing Limit; and PROVIDED, FURTHER, that, in no event may the aggregate amount of Domestic Revolving Loans which have been made to the Additional Domestic Borrower exceed $10,000,000, LESS the amount of any Aggregate Domestic L/C Outstandings which are attributable or allocable to any Domestic Letter of Credit with respect to which the Additional Domestic Borrower is the L/C Account Party.

SECTION 2.02.     DOMESTIC SYNDICATED LOANS.

         (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to each of the Domestic Borrower and the Additional Domestic Borrower, from time to time prior to the Maturity Date, Domestic Syndicated Loans; PROVIDED, HOWEVER, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit and after giving effect to any amounts requested, in no event may the aggregate principal amount of all outstanding Domestic Syndicated Loans made by such Lender exceed (i) such Lender's Domestic Syndicated Loan Commitment, minus (ii) such Lender's Pro Rata Share of all outstanding Domestic Settlement Loans, minus (iii) such Lender's Pro Rata Share of all Aggregate Domestic L/C Outstandings minus (iv) such Lender's Pro Rata Share of all outstanding UK Multicurrency Swing Line Loans, minus (v) such Lender's Pro Rata Share of all UK Multicurrency Syndicated Loans, minus (vi) such Lender's Pro Rata Share of all Aggregate UK Multicurrency L/C Outstandings. The Domestic Borrower and the Additional Domestic Borrower, as applicable, shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01); and PROVIDED, FURTHER, that, in no event may the aggregate amount of Domestic Revolving Loans which have been made to the Additional Domestic Borrower exceed $10,000,000, LESS the amount of any Aggregate Domestic L/C Outstandings which are attributable or allocable to any Domestic Letter of Credit with respect to which the Additional Domestic Borrower is the L/C Account Party.

         (b) Each Domestic Syndicated Loan shall, at the option of the Borrower thereof, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $2,000,000 or a greater integral multiple of $500,000, PROVIDED that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $250,000, except to the extent otherwise provided with respect to Domestic Syndicated Loans made pursuant to Section 2.02(c)(ii). At no time shall the total number of Borrowings outstanding under this Section 2.02 and Section 3.02 exceed eight; PROVIDED that for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Section 2.02 shall be considered as one Borrowing.

         (c) (i) Whenever the Domestic Borrower or the Additional Domestic Borrower desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a "DOMESTIC SYNDICATED BORROWING NOTICE") prior to 11:00 a.m. (Eastern time) at its Payment Office (A) one Business Day prior to the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, and (B) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the Borrower thereof, the date of the Domestic Syndicated Borrowing (which shall be a Business Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance or Eurodollar Advance and, in the case of a Eurodollar Advance, the Interest Period to be applicable thereto. Upon the Domestic Agent's receipt of a Domestic Syndicated Borrowing Notice, the Domestic Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such Borrowing, unless it is advance as a Domestic Settlement Loan Borrowing.

                  (ii) Whenever there occurs any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Domestic L/C Issuer for the amount of such drawing with funds other than the proceeds of Domestic Syndicated Loans, (A) Interface shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a

         Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing (of which the Domestic Agent shall promptly notify the Lenders) and (B) each Lender shall, upon receipt of such notice from the Domestic Agent and on the same Business Day thereof, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the Domestic L/C Issuer for the amount of such drawing (PROVIDED that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Sections 2.02(b) and 5.03 shall not be applicable to such Domestic Syndicated Borrowing).

         (d) No later than 1:00 p.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), each Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to the Domestic Borrower or the Additional Domestic Borrower, as applicable, the aggregate of the amounts (if any) so made available by the Lenders to the Domestic Agent in a timely manner by crediting such amounts to the Domestic Borrower's or the Additional Domestic Borrower's (as applicable) demand deposit account maintained with the Domestic Agent in the United States. If any Lender does not make such amount available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the applicable Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (e) (i) Whenever the Domestic Borrower or the Additional Domestic Borrower, as applicable, desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made to it as a Base Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made to it as a Eurodollar Advance for a new Interest Period, it shall give the Domestic Agent (1) at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance and (2) at least one (1) Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Base Rate Advance. Such notice (each a "NOTICE OF DOMESTIC CONVERSION/CONTINUATION") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, and the Interest Period to be applicable thereto.

                  (ii) If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, the Borrower thereof shall have failed, or pursuant to the following clause (iii) be unable, to deliver the Notice of Domestic Conversion/Continuation, such Borrower shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance.

                  (iii) So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Eurodollar Advance.

                  (iv) No conversion of any Domestic Syndicated Borrowing made as a Eurodollar Advance shall be permitted except on the last day of the Interest Period in respect thereof.

         (f) The Domestic Borrower's or the Additional Domestic Borrower's (as applicable) obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Lender shall be evidenced by the records of the Domestic Agent and such Lender and by the Domestic Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement. Any other provision of this Agreement or of any other Credit Document to the contrary notwithstanding, the Additional Domestic Borrower shall be obligated only with respect to principal of, and interest on, Domestic Syndicated Loans and Domestic Settlement Loans made to it by the Lenders (and any other indemnities and obligations relating directly thereto as provided herein and in the other Credit Documents) and in no event shall the Additional Domestic Borrower be liable with respect to any principal of, or interest on, any Domestic Syndicated Loans or any Domestic Settlement Loans made to the Domestic Borrower.

         (g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Maturity Date.

         SECTION 2.03. REDUCTIONS OF DOMESTIC SYNDICATED LOAN COMMITMENTS AND MANDATORY REPAYMENTS.

         (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to reduce the Domestic Syndicated Loan Commitments, in part or in whole; PROVIDED that (i) any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders, (ii) any partial reduction pursuant to this
Section 2.03 shall be in an amount of at least $2,000,000 and integral multiples of $500,000, and (iii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06, (B) reduce the total Domestic Syndicated Loan Commitments to an amount less than the total outstanding Extensions of Credit, or (C) be prohibited by the immediately following sentence. Furthermore, any reduction (or portion thereof) which, after its application, leaves the Domestic Syndicated Loan Commitments at an amount below $75,000,000 shall also serve to reduce permanently and on a pro rata basis the UK Multicurrency Syndicated Loan Commitments; PROVIDED that (i) any such reduction shall apply to reduce proportionately and permanently the UK Multicurrency Syndicated Loan Commitments of each of the Lenders and (ii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06 or (B) reduce the total UK Multicurrency

Syndicated Loan Commitments to an amount less than the sum of the total outstanding UK Multicurrency Revolving Loans, PLUS the Aggregate UK Multicurrency L/C Outstandings.

         (b) If any Senior Note, any Senior Subordinated Note or any other Subordinated Debt having terms requiring prepayments or commitment reductions from any Asset Sales is outstanding or in effect, then:

                  (i) No mandatory permanent reductions in Commitments or mandatory prepayments shall be required pursuant to this Section 2.03(b) until the aggregate amount of Asset Sales occurring after November 15, 1995, exceeds $15,000,000 (based upon the Asset Values thereof, but excluding in the foregoing computation and from the requirements of this Section 2.03(b), (A) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds and
         (B) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.06).

                  (ii) If, within fourteen months following any Asset Sale at and after the time such Asset Values have exceeded $15,000,000, the entire amount of the Net Proceeds of such Asset Sale have not been (A) applied to an investment in Replacement Assets or (B) applied to repay any of the Senior Notes or the Senior Subordinated Notes solely to the extent such repayment is permitted pursuant to Section 8.08, then the Borrowers shall repay the outstanding Domestic Revolving Loans and UK Multicurrency Revolving Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)), and the Domestic Syndicated Loan Commitments shall be permanently reduced by such amount; PROVIDED that any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders. Furthermore, each such reduction of the Domestic Syndicated Loan Commitments shall, to the same extent described in Section 2.03(a), permanently reduce on a pro rata basis the UK Multicurrency Syndicated Loan Commitments.

         (c) If the Senior Notes, the Senior Subordinated Notes and all other Subordinated Debt having terms requiring prepayments or commitment reductions from any Asset Sales are no longer outstanding or in effect, then, within two Business Days following the receipt of the Net Proceeds of any Asset Sale, the Borrowers shall repay the outstanding Domestic Revolving Loans and UK Multicurrency Revolving Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)).

         (d) If (i) the aggregate outstanding principal amount of all Extensions of Credit exceed at any time the aggregate amount of the Lenders' Domestic Syndicated Loan Commitments; (ii) the sum of (A) aggregate principal amount of all Domestic Revolving Loans, plus (B) the Aggregate Domestic L/C Outstandings exceeds at any time the Domestic Borrowing Limit; or (iii) the sum of (A) the aggregate principal amount of all Domestic Revolving Loans which have been made to the Additional Domestic Borrower, PLUS (B) the Aggregate Domestic L/C Outstandings which are attributable or allocable to Domestic Letters of Credit with respect to which the Additional Domestic Borrower is the L/C Account Party exceeds $10,000,000, then, in each of such foregoing cases, the Domestic Borrower and the Additional Domestic Borrower (up to the extent of its respective Obligations hereunder) shall immediately repay applicable Extensions of Credit in an amount equal to such excess so that, after such repayment, the conditions in subclauses (i),
(ii), and (iii) would not be true, together with all accrued but unpaid interest on such excess amount with such repayment applied in the manner set forth in
Section 2.03(e).

         (e) Each repayment required to be made pursuant to Sections 2.03(b),
(c) and (d) shall be applied (i) first, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Settlement Loans, (ii) second, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are Base Rate Advances, (iii) third, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are LIBOR Advances, (iv) fourth, if (and to the extent) necessary to eliminate such excess, to repay outstanding UK Multicurrency Swing Line Loans, (v) fifth, if (and to the extent) necessary to eliminate such excess, to repay outstanding UK Multicurrency Syndicated Loans which are LIBOR Advances and (vi) sixth, if (and to the extent) necessary to eliminate such excess, with respect to any Letters of Credit then outstanding, to make a payment of cash collateral in Dollars into an account established and continually maintained by Interface with the Collateral Agent, and over which the Collateral Agent shall have "control" as such term is used in Article 9 of the UCC, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, to be applied in accordance with the terms of Article IX; PROVIDED that all repayments made by the Additional Domestic Borrower shall be applied solely to the Obligations of the Additional Domestic Borrower in subclauses (i) through (iii) and (vi), above, in such order, without regard to other Obligations which may be represented by such subclauses.

         (f) No repayment or prepayment pursuant to this Section 2.03 shall affect any of the Borrowers' obligations under any Hedging Agreement.

         SECTION 2.04. [INTENTIONALLY OMITTED].

         SECTION 2.05. DOMESTIC SETTLEMENT LOANS.

         (a) To facilitate the administration of the Domestic Syndicated Loans under this Agreement, the Lenders agree (which agreement shall neither be for the benefit of, nor enforceable by, any Borrower) that settlement among the Lenders with respect to the Domestic Syndicated Loans will take place weekly on the same day of the week established by the Domestic Settlement Loan Lender or, if any such day is not a Business Day, then the immediately following Business Day (each such day, a "DOMESTIC SETTLEMENT DATE"), which may occur (i) before or after the occurrence or during the continuance of a Default or Event of Default and (ii) whether or not all of the conditions set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein have been satisfied; PROVIDED, that any such Settlement Loan for which settlement is to be made must have been advanced before the date on which the Domestic Syndicated Loan Commitments have been terminated pursuant to
Article 9. On each Domestic Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with a written report delivered by the Domestic Agent to the Lenders with respect to such Domestic Settlement Date so that, as of each Domestic Settlement Date, each Lender shall hold its Pro Rata Share of all Domestic Syndicated Loans then outstanding. As of the Closing Date, the Domestic Agent intends to request settlement with the Lender once every five (5) Domestic Business Days.

         (b) Between Domestic Settlement Dates, the Domestic Agent may request the Domestic Settlement Loan Lender to advance, and the Domestic Settlement Loan Lender may, but shall not be obligated to, advance to the Domestic Borrower or, subject to the limitations set forth herein, the Additional Domestic Borrower out of the Domestic Settlement Loan Lender's own funds the entire principal amount of any Advance (which is to comprise Domestic Syndicated Loans and is to be made as a Base Rate Advance) requested or deemed requested pursuant to this Agreement (any such Domestic Syndicated Loan funded exclusively by the Domestic Settlement Loan Lender being referred to as a "DOMESTIC SETTLEMENT LOAN"). The aggregate principal amount of the Domestic Settlement Loans outstanding at any time shall not exceed $10,000,000, and each Domestic Settlement Loan shall be in any amount to which the Domestic Agent and the Domestic Settlement Loan Lender agree. Each Domestic Settlement Loan shall constitute a Domestic Syndicated Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Domestic Syndicated Loans, except that all payments thereon shall be payable to the Domestic Settlement Loan Lender solely for its own account.

         (c) The obligation of each of the Domestic Borrower and the Additional Domestic Borrower to repay the Domestic Settlement Loans made to it shall be evidenced by the records of the Domestic Settlement Loan Lender and need not be evidenced by any promissory note (unless requested by the Domestic Settlement Loan Lender). The Domestic Agent shall not request the Domestic Settlement Loan Lender to make any Domestic Settlement Loan if (i) the Domestic Agent shall have actual knowledge that, or shall have received written notice from any Lender that, one or more of the applicable conditions precedent set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein will not be satisfied on the requested funding date for the applicable Borrowing or (ii) the requested Borrowing would exceed the amount of Domestic Syndicated Loans permitted to be made under Sections 2.01 and 2.02. The Domestic Settlement Loan Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein have been satisfied or the requested Borrowing would exceed the amount of Domestic Syndicated Loans permitted to be made under Sections 2.01 and 2.02 before making, in its sole discretion, any Domestic Settlement Loan.

         (d) On each Domestic Settlement Date, or, if earlier, upon demand by the Domestic Agent for payment thereof, the then outstanding Domestic Settlement Loans shall be immediately due and payable. The Domestic Borrower or the Additional Domestic Borrower, as applicable, shall be deemed to have requested Domestic Syndicated Loans to be made on each Domestic Settlement Date in the amount of all outstanding Domestic Settlement Loans and the proceeds of such Domestic Syndicated Loans shall be applied to the repayment of such Domestic Settlement Loans. The Domestic Agent shall notify the Lenders of the outstanding balance of Domestic Syndicated Loans prior to 12:00 noon, Charlotte, North Carolina, time, on such funding date.

         (e) The proceeds of Domestic Settlement Loans may be used solely for purposes for which Domestic Syndicated Loans may be used in accordance with
Section 2.07 hereof.

         (f) If any amounts received by the Domestic Settlement Loan Lender in respect of any Domestic Settlement Loans are later required to be returned or repaid by the Domestic Settlement Loan Lender to the Domestic Borrower or the Additional Domestic Borrower, or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by the Domestic Settlement Loan Lender with notice to Domestic Agent, pay to the Domestic Agent for the account of the Domestic Settlement Loan Lender an amount equal to such Lender's Pro Rata Share of all such amounts required to be returned by the Domestic Settlement Loan Lender.

         SECTION 2.06. [INTENTIONALLY OMITTED].

         SECTION 2.07. USE OF PROCEEDS. The proceeds of the Domestic Syndicated Loans and the Domestic Settlement Loans made to each of the Domestic Borrower and the Additional Domestic Borrower shall be used as provided in Section 2.08, as working capital, for other general corporate purposes of such Borrower and its respective Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures, to fund payments relating to the SunTrust Receivables Facility as described in
Section 5.01(hh), and for the payment of principal (at stated maturity) of, and interest on, the Senior Notes or the Senior Subordinated Notes to the extent such payments are otherwise permitted by Sections 8.04.

         SECTION 2.08. APPLICATION OF THIS AGREEMENT.

         (a) On the Closing Date, the aggregate Domestic Syndicated Loan Commitments of the Lenders shall be $100,000,000 in aggregate principal amount. After giving effect to the foregoing actions and the Initial Assignment and Assumption Agreement and the terms of this Agreement, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on SCHEDULE 1.1(A) hereto.

         (b) All Borrowings of Domestic Syndicated Loans pursuant to Section
2.02 and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 2.02 occurring after the Closing Date shall be made on the basis of the Domestic Syndicated Loan Commitments as provided in this Agreement.

         (c) The respective obligations of the Domestic Borrower's and the Additional Domestic Borrower to pay the principal of, and interest on, all Domestic Syndicated Loans made to it under the Domestic Syndicated Notes being executed and delivered on the Closing Date by each of such Borrowers shall be evidenced by the records of the Domestic Agent and each such Lender and by such Domestic Syndicated Note payable to such Lender completed in conformity with this Agreement.

         (d) From and after the Closing Date, all references in this Agreement to the Domestic Syndicated

Loan Commitments shall be deemed to include the Domestic Syndicated Loan Commitments as provided in this Section 2.08 (subject, however, to subsequent decreases from time to time pursuant to the provisions of this Agreement).

                                   ARTICLE IIA

                               LETTERS OF CREDIT.

                  SECTION 2A.01.   LETTER OF CREDIT FACILITY.

         (a) Subject to and upon the terms and conditions herein set forth, each L/C Account Party, or Interface on behalf of any L/C Account Party, may request, in accordance with the provisions of this Article IIA, that, on and after the Closing Date, the Domestic L/C Issuer issue one or more Domestic Letters of Credit for the account of such L/C Account Party, and the UK Multicurrency L/C Issuer issue one or more UK Multicurrency Letters of Credit for the account of such L/C Account Party; PROVIDED, HOWEVER, that any Letter of Credit to be so issued shall conform to the following conditions and requirements:

                  (i) The Letter of Credit shall be in a form customarily used by the applicable L/C Issuer or in any other form requested by the L/C Account Party and approved by the applicable L/C Issuer;

                  (ii) No Letter of Credit, other than an IRB Letter of Credit, shall have an expiration date later than one year from the date of issuance thereof, and no Letter of Credit (including any IRB Letter of Credit) shall have an expiration date later than the fifth (5th) Business Day prior to the Maturity Date, regardless of its date of issuance;

                  (iii) Each IRB Letter of Credit shall provide for the automatic reduction of amounts available to be drawn thereunder, based upon the scheduled amortization of the principal amount of the industrial development revenue bonds supported thereby, in accordance with an amortization schedule approved by the Domestic L/C Issuer;

                  (iv) No Letter of Credit shall be requested or issued having a stated amount less than $250,000 or the Dollar Equivalent thereof at the time of issuance;

                  (v) No Letter of Credit shall be requested or issued if, after giving effect to such issuance, based on the Dollar Equivalent of all outstanding Extensions of the Credit, the aggregate outstanding principal amount of all Extensions of Credit would exceed the aggregate amount of all Lenders' Domestic Syndicated Loan Commitments;

                  (vi) No Domestic Letter of Credit shall be requested or issued if, after giving effect to such issuance the Aggregate Domestic L/C Outstandings would exceed the lesser of (A) the Domestic Borrowing Limit, MINUS the amount of all outstanding Domestic Revolving Loans and
         (B) the aggregate Domestic L/C Subcommitments;

                  (vii) No Domestic Letter of Credit shall be requested or issued if, after giving effect to such issuance, the Aggregate Domestic L/C Outstandings attributable or allocable to Domestic Letters of Credit with respect to which the Additional Domestic Borrower is L/C Account Party would exceed the lesser of (A) $5,000,000 and (B) the sum of (x) $10,000,000, MINUS (y) the aggregate principal amount of all Domestic Revolving Loans made to the Additional Domestic Borrower;

                  (viii) No UK Multicurrency Letter of Credit shall be requested or issued if, after giving effect to such issuance, based on the Dollar Equivalent of all outstanding Extensions of Credit, the Aggregate UK Multicurrency L/C Outstandings would exceed the lesser of (A) the UK Borrowing Limit, MINUS the sum of all outstanding UK Multicurrency Revolving Loans and (B) the aggregate UK Multicurrency L/C Subcommitments; and

                  (ix) Any such Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the application for such Letter of Credit or other applicable law as determined by the applicable L/C Issuer.

Upon expiration or termination of the Domestic Syndicated Loan Commitments, the foregoing Domestic Letter of Credit and UK Multicurrency Letter of Credit facilities shall automatically expire or terminate, as the case may be, without further action or notice hereunder. Upon expiration or termination of the UK Multicurrency Syndicated Loan Commitments, the foregoing UK Multicurrency Letter of Credit facility shall automatically expire or terminate, as the case may be, without further action or notice hereunder.

         (b) Each Letter of Credit may provide that the applicable L/C Issuer may (but shall not be required to), upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans, or the exercise of any remedies set forth in Article IX, pay the beneficiary thereof or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied, or returned to the applicable L/C Issuer for distribution to the Appropriate Co-Agent (or, if all Obligations shall have been indefeasibly paid in full, to the applicable L/C Account Party) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds as provided in this Section 2A.01(b) shall be treated for all purposes of this Agreement as a drawing duly honored by the applicable L/C Issuer under the related Letter of Credit.

         SECTION 2A.02. NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO ISSUE LETTER OF CREDIT.

         (a) (i) Whenever an L/C Account Party desires the issuance of a Domestic Letter of Credit, such L/C Account Party, or Interface on behalf of such L/C Account Party, shall deliver to the Domestic L/C Issuer and the Domestic Agent a written notice, completed to the satisfaction of the Domestic L/C Issuer, and such other certificates, documents and other papers and information as the Domestic L/C Issuer shall request, no later than 11:00 a.m. (Eastern time) at least ten (10) Business Days, or such shorter period (which shall not be less than three (3) Business Days) as may be agreed to by the Domestic L/C Issuer and Domestic Agent in any particular instance, in advance of the proposed date of issuance. Each such notice shall be substantially in the form of EXHIBIT R-1 (each a "DOMESTIC LETTER OF CREDIT REQUEST"), specifying (A) the proposed date of issuance (which shall be a Business Day), (B) the face amount of the Letter of Credit, (C) the expiration date of the Letter of Credit, and (D) the name and address of the beneficiary with respect to such Letter of Credit, and shall be accompanied by a precise description of the documents and a verbatim text of any certificate to be presented by the beneficiary of such Domestic Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Domestic Letter of Credit, would require the Domestic L/C Issuer to make payment thereunder; PROVIDED that the Domestic L/C Issuer may require changes in any such documents and certificates in accordance with its customary letter of credit practices; and, provided further, that no Domestic Letter of Credit shall require payment to be made thereunder against a conforming draft and accompanying documents and certificates on the same Business Day that such draft and accompanying documents and certificates are presented if such presentation is made after 11:00 a.m. (Eastern time). In determining whether to pay under any Domestic Letter of Credit, the Domestic L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under the Domestic Letter of Credit have been delivered and that they comply on their face with the requirements of the Domestic Letter of Credit.

                  (ii) The Domestic L/C Issuer shall promptly notify each Participating Lender of the issuance of a Domestic Letter of Credit and upon the request by any Participating Lender, furnish to such Participating Lender a copy of such Domestic Letter of Credit, together with a written notice of such Participating Lender's Pro Rata Share of such Domestic Letter of Credit.

                  (iii) Upon receiving a properly completed Domestic Letter of Credit Request for a Domestic Letter of Credit hereunder, the Domestic L/C Issuer agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the L/C Account Party making such request (or on whose behalf such request was made), on the date specified in the Domestic Letter of Credit Request, a Domestic Letter of Credit in a face amount equal to the face amount requested in such Domestic Letter of Credit Request. Immediately upon the issuance of the Domestic Letter of Credit, each Participating Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Domestic L/C Issuer a participation in such Domestic Letter of Credit, and any drawing thereunder, in an amount equal to such Participating Lender's Pro Rata Share of the Domestic L/C Issuer's obligations and rights under and in respect of such Domestic Letter of Credit and the maximum amount which is or at any time may become available to be drawn thereunder.

         (b) (i) Whenever the UK Multicurrency Borrower desires the issuance of a UK Multicurrency Letter of Credit, it shall deliver to the Multicurrency L/C Issuer and the Multicurrency Agent a written notice, completed to the satisfaction of the UK Multicurrency L/C Issuer, and such other certificates, documents and other papers and information as the UK Multicurrency L/C Issuer shall request, no later than 11:00 a.m. (Eastern time) at least ten (10) Business Days, or such shorter period (which shall not be less than four (4) Business Days) as may be agreed to by the UK Multicurrency L/C Issuer and Multicurrency Agent in any particular instance, in advance of the proposed date of issuance. Each such notice shall be substantially in the form of EXHIBIT R-2 (each a "UK MULTICURRENCY LETTER OF CREDIT REQUEST"), specifying (A) the proposed date of issuance (which shall be a Business Day), (B) the face amount of the Letter of Credit, (C) the expiration date of the Letter of Credit, (D) the name and address of the beneficiary with respect to such Letter of Credit, and (E) the Foreign Currency in which the UK Multicurrency Letter of Credit shall be issued, and shall be accompanied by a precise description of the documents and a verbatim text of any certificate to be presented by the beneficiary of such UK Multicurrency Letter of Credit, which if presented by such beneficiary prior to the expiration date of the UK Multicurrency Letter of Credit, would require the UK Multicurrency L/C Issuer to make payment thereunder; provided that the UK Multicurrency L/C Issuer may require changes in any such documents and certificates in accordance with its customary letter of credit practices; and, PROVIDED FURTHER, that no UK Multicurrency Letter of Credit shall require payment to be made thereunder against a conforming draft and accompanying documents and certificates to be made thereunder prior to the second Business Day immediately following the Business Day on which such draft and accompanying documents and certificates are presented. In determining whether to pay under any UK Multicurrency Letter of Credit, the UK Multicurrency L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under the UK Multicurrency Letter of Credit have been delivered and that they comply on their face with the requirements of the UK Multicurrency Letter of Credit.

                  (ii) The UK Multicurrency L/C Issuer shall promptly notify each Participating Lender of the issuance of a UK Multicurrency Letter of Credit and upon the request by any Participating Lender, furnish to such Participating Lender a copy of such UK Multicurrency Letter of Credit, together with a written notice of such Participating Lender's respective Pro Rata Share of such UK Multicurrency Letter of Credit.

                  (iii) Upon receiving a properly completed UK Multicurrency Letter of Credit Request for a UK Multicurrency Letter of Credit hereunder, the UK Multicurrency L/C Issuer agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the UK Multicurrency Borrower, on the date specified in the UK Multicurrency Letter of Credit Request, a UK Multicurrency Letter of Credit in a face amount equal to the face amount requested in such UK Multicurrency Letter of Credit Request and in the Foreign Currency requested in such UK Multicurrency Letter of Credit Request. Immediately upon the issuance of the UK Multicurrency Letter of Credit, each Participating Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the UK Multicurrency L/C Issuer a participation in such UK Multicurrency Letter of Credit, and any drawing thereunder, in an amount equal to the product of such Participating Lender's Pro Rata Share of the UK Multicurrency L/C Issuer's obligations and rights under and in respect of such UK Multicurrency Letter of Credit and the maximum amount which is or at any time may become available to be drawn thereunder.

         SECTION 2A.03. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         (a) In the event of any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, the Domestic L/C Issuer shall promptly notify Interface (which notice shall be deemed to be notice to the applicable L/C Account Party as well), the Domestic Agent and the Participating Lenders and, in any event, unless otherwise expressly provided in the Domestic Letter of Credit or the terms of such Domestic Letter of Credit require the honoring of a drawing thereunder on the date of, or the Business Day after, such drawing, no later than 10:00 a.m. (Eastern time) on the Business Day immediately preceding the date on which the Domestic L/C Issuer intends to honor such drawing; and the L/C Account Party, or Interface on behalf of such L/C Account Party, shall reimburse the Domestic L/C Issuer on the day on which such drawing is honored in same day funds in an amount equal to the amount of such drawing; PROVIDED that, unless the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, shall have paid to the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored an amount in immediately available funds sufficient to reimburse the Domestic L/C Issuer for the amount of such drawing, a Domestic Syndicated Borrowing Notice shall be deemed to have been made in accordance with Section 2.02(c)(ii); PROVIDED that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Section
5.03 of the Credit Agreement shall not be applicable; PROVIDED FURTHER that, if for any reason, the proceeds of one or more Domestic Syndicated Loans made pursuant to Section 2.02(c)(ii) are not received by the Domestic L/C Issuer on the date of the drawing against such Domestic Letter of Credit was honored in an amount equal to the amount of such drawing, the L/C Account Party or Interface, on behalf of such L/C Account Party, hereby agrees to reimburse the Domestic L/C Issuer, on the Business Day immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Domestic Syndicated Loans, if any, which are so received by the Domestic Agent from the Lenders, plus accrued interest on such amount at the Base Rate (plus the Applicable Margin).

         (b) In the event of any request or demand for payment under any UK Multicurrency Letter of Credit by the beneficiary thereof, the UK Multicurrency L/C Issuer shall promptly notify Interface (which notice shall be deemed to be notice to the applicable L/C Account Party as well), the Multicurrency Agent and the Participating Lenders and, in any event, unless otherwise expressly provided in the UK Multicurrency Letter of Credit, no later than 10:00 a.m. (local time at the office of the UK Multicurrency L/C Issuer where payment is to be made) on the Business Day immediately preceding the date on which the UK Multicurrency L/C Issuer intends to honor such drawing; and L/C Account Party, or Interface on behalf of such L/C Account Party, shall reimburse the UK Multicurrency L/C Issuer on the day on which such drawing is honored in same day funds in an amount equal to the amount of such drawing and in the Foreign Currency of such UK Multicurrency Letter of Credit; PROVIDED that, unless the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, shall have paid to the UK Multicurrency L/C Issuer prior to 11:00 a.m. (local time at the office of the UK Multicurrency L/C Issuer where payment is to be made) on the Business Day immediately prior to the date on which such drawing is to be honored an amount in immediately available funds in such Foreign Currency sufficient to reimburse the UK Multicurrency L/C Issuer for the amount of such drawing, (i) a UK Multicurrency Swing Line Loan shall be made pursuant to Section 3.02(c)(ii)(B), which shall be used to repay such amount to the UK Multicurrency L/C Issuer, and (ii) a UK Multicurrency Syndicated Loan shall be made pursuant to Section 3.02(c)(ii)(A), which shall be used to repay such UK Multicurrency Swing Line Loan in an amount equal to the amount of such drawing (based upon the Dollar Equivalent thereof as of the date of such drawing); PROVIDED FURTHER that, if for any reason, the proceeds of such UK Multicurrency Swing Line Loan to be made pursuant to Section 3.02(c)(ii)(B) is not received by the UK Multicurrency L/C Issuer on the date of the drawing against such UK Multicurrency Letter of Credit was honored in an amount equal to the amount of such drawing, the L/C Account Party or Interface, on behalf of such L/C Account


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Party, hereby agrees to reimburse the UK Multicurrency L/CIssuer, on the
Business Day immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of the UK Multicurrency Swing Line Loan (if any), which was so received by the Multicurrency Agent from the UK Multicurrency Swing Line Loan Lender, plus accrued interest on such amount at the UK Fixing Rate; AND PROVIDED FURTHER that, if for any reason, the proceeds of such UK Multicurrency Syndicated Loans to be made pursuant to Section 3.02(c)(ii)(A) are not received by the UK Multicurrency Swing Line Lender on the date which is four Business Days after the UK Multicurrency Swing Line Lender made such UK Multicurrency Swing Line Loan in an amount equal to the amount of such UK Multicurrency Swing Line Loan, the L/C Account Party or Interface, on behalf of such L/C Account Party, hereby agrees to immediately repay such UK Multicurrency Swing Line Loan, on the Business Day which is five Business Days after such UK Multicurrency Swing Line Loan was made, in an amount in immediately available funds equal to the excess of the amount of such UK Multicurrency Swing Line Loan over the amount of the UK Multicurrency Swing Line Loans (if any), which are so received by the Multicurrency Agent from the Lenders, plus accrued interest on such amount at the UK Fixing Rate.

         (c) Any payments owed by an L/C Account Party or Interface pursuant to this Section 2A.03 which are made later than 11:00 a.m. (Eastern time, in the case of a Domestic Letter of Credit, or local time at the office of the UK Multicurrency L/C Issuer where payment is to be made, in the case of a UK Multicurrency Letter of Credit) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made under this Section 2A.03 shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

         (d) Each Lender shall indemnify and hold harmless the Domestic Agent and the Domestic L/C Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, attorneys' fees and expenses) resulting from any failure on the part of such Lender (except to the extent caused by the Domestic Agent's gross negligence or willful misconduct) to provide, on the same day of any drawing under a Domestic Letter of Credit, the Domestic Agent with such Lender's Pro Rata Share of the amount of any drawing under such Domestic Letter of Credit in accordance with the provisions of this
Section 2A.03. Each Lender shall indemnify and hold harmless the Multicurrency Agent, the UK Multicurrency L/C Issuer, and the UK Multicurrency Swing Line Lender, as applicable, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, attorneys' fees and expenses) resulting from any failure on the part of such Lender (except to the extent caused by the Domestic Agent's gross negligence or willful misconduct) to provide, on the date required pursuant to Section 3.02(c)(ii), the Multicurrency Agent with such Lender's Pro Rata Share of any UK Multicurrency Syndicated Borrowing required pursuant to Section 3.02(c)(ii) to repay the outstanding principal of any UK Multicurrency Swing Line Loan which was made to refund the reimbursement obligations under any UK Multicurrency Letter of Credit in accordance with the provisions of this Section 2A.03 and Section 3.02(c)(ii).

         SECTION 2A.04. PAYMENT BY PARTICIPATING LENDERS.

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         (a) In the event any L/C Account Party or Interface, on behalf of such
L/C Account Party, shall fail to reimburse the Domestic L/C Issuer as provided in Section 2A.03 by borrowing Domestic Syndicated Loans or otherwise for all or any portion, as the case may be, of any drawing honored by the Domestic L/C Issuer under a Domestic Letter of Credit, the Domestic Agent shall promptly notify each Participating Lender of the unreimbursed amount of such drawing and the amount of such Participating Lender's Pro Rata Share therein. Each Participating Lender shall make available to the Domestic Agent, for the account of the Domestic L/C Issuer, an amount equal to its Pro Rata Share with respect to Domestic Letters of Credit of such unreimbursed payment in immediately available funds, at the office of the Domestic Agent specified in such notice, not later than 1:00 p.m. (Eastern time) on the Business Day after the date notified by the Domestic Agent. In the event that any such Participating Lender fails to make available for the account of the Domestic L/C Issuer the amount of such Participating Lender's Pro Rata Share with respect to Domestic Letters of Credit of such unreimbursed payment as provided in this Section 2A.04(a), the Domestic L/C Issuer shall be entitled to recover such amount on demand from such Participating Lender together with interest at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Domestic L/C Issuer. Nothing in Section 2A.03 or this Section 2A.04(a) shall be deemed to prejudice the right of any Participating Lender to recover from the Domestic L/C Issuer any amounts made available by such Participating Lender pursuant to Section 2A.03 or this Section 2A.04(a) in the event that the payment with respect to a Domestic Letter of Credit by the Domestic L/C Issuer in respect of which payment was made by such Participating Lender constituted gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) on the part of the Domestic L/C Issuer. The Domestic L/C Issuer shall distribute to each other Participating Lender which has paid all amounts payable by it under this Section 2A.04(a) with respect to any Domestic Letter of Credit such other Participating Lender's share (based on the proportionate aggregate amount funded by such Participating Lender to the aggregate amount funded by all Participating Lenders) of all payments received by the Domestic L/C Issuer from the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, in reimbursement of drawings previously honored by the Domestic L/C Issuer under the Domestic Letter of Credit when such payments are received (including payments of interest payable with respect to the period commencing on the date of the funding of such participation).

         (b) In the event any L/C Account Party or Interface, on behalf of such L/C Account Party, shall fail to reimburse the UK Multicurrency L/C Issuer as provided in Section 2A.03 by borrowing a UK Multicurrency Swing Loan and UK Multicurrency Syndicated Loans (in an amount equal to the amount of any drawing honored by the UK Multicurrency L/C Issuer under a UK Multicurrency Letter of Credit based upon the Dollar Equivalent thereof as of the date of such drawing) or otherwise for all or any portion, as the case may be, of any drawing honored by the UK Multicurrency L/C Issuer under a UK Multicurrency Letter of Credit, the Multicurrency Agent shall promptly notify each Participating Lender of the unreimbursed amount of such drawing and the amount of such Participating Lender's Pro Rata Share therein. Each Participating Lender shall make available to the Multicurrency Agent, for the account of the UK Multicurrency L/C Issuer, an amount equal to its Pro Rata Share with respect to UK Multicurrency Letters of Credit of such unreimbursed payment in immediately available funds in the Dollars (based upon the Dollar Equivalent thereof based upon the amount of such unreimbursed payment), at the office of the Multicurrency Agent specified in such notice, not


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later than 1:00 P.M. (the Multicurrency Agent's Correspondent's time) four
Business Days after the date notified by the Multicurrency Agent. In the event that any such Participating Lender fails to make available for the account of the UK Multicurrency L/C Issuer the amount of such Participating Lender's Pro Rata Share of such unreimbursed payment as provided in this Section 2A.04(b), the UK Multicurrency L/C Issuer shall be entitled to recover such amount on demand from such Participating Lender, together with interest at a rate per annum equal to the UK Fixing Rate during such period as determined by the UK Multicurrency L/C Issuer (plus the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the UK Multicurrency L/C Issuer as a result of the failure to deliver funds hereunder). Nothing in Section 2A.03 or this Section 2A.04(b) shall be deemed to prejudice the right of any Participating Lender to recover from the UK Multicurrency L/C Issuer any amounts made available by such Participating Lender pursuant to Section 2A.03 or this Section 2A.04(b) in the event that the payment with respect to a UK Multicurrency Letter of Credit by the UK Multicurrency L/C Issuer in respect of which payment was made by such Participating Lender constituted gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) on the part of the UK Multicurrency L/C Issuer. The UK Multicurrency L/C Issuer shall distribute to each other Participating Lender which has paid all amounts payable by it under this Section 2A.04(b) with respect to any UK Multicurrency Letter of Credit such other Participating Lender's share (based on the proportionate aggregate amount funded by such Participating Lender to the aggregate amount funded by all Participating Lenders) of all payments received by the UK Multicurrency L/C Issuer from the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, in reimbursement of drawings previously honored by the UK Multicurrency L/C Issuer under the UK Multicurrency Letter of Credit when such payments are received (including payments of interest payable with respect to the period commencing on the date of the funding of such participation).

         SECTION 2A.05. COMPENSATION.

         (a) Interface agrees to pay, or to cause the applicable L/C Account Party to pay, to the Domestic Agent for distribution to the Domestic L/C Issuer and each Participating Lender in respect of each Domestic Letter of Credit outstanding for the account of such L/C Account Party such Domestic L/C Issuer's and Participating Lender's Pro Rata Share of the Domestic Letter of Credit fee equal to (i) the average maximum daily amount available to be drawn under such Domestic Letter of Credit, multiplied by (ii) the Applicable L/C Fee Rate, such fee being payable in each case in Dollars and quarterly in arrears, commencing on the date of issuance of the Domestic Letter of Credit (for the remainder of the fiscal quarter of Interface in which such Domestic Letter of Credit is issued) and on the last calendar day of each of Interface's fiscal quarters thereafter until the expiration of such Domestic Letter of Credit. Promptly upon receipt by the Domestic Agent of any amount described in this Section 2A.05(a), the Domestic Agent shall distribute to the Domestic L/C Issuer and each Participating Lender its Pro Rata Share of such amount.

         (b) Interface agrees to pay, or to cause the applicable L/C Account Party to pay, to the Multicurrency Agent for distribution to the UK Multicurrency L/C Issuer and each Participating Lender in respect of each UK Multicurrency Letter of Credit outstanding for the account of such L/C Account Party such UK Multicurrency L/C Issuer's and Participating


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Lender's Pro Rata Share of the UK Multicurrency Letter of Credit fee equal to
(i) the average maximum daily amount available to be drawn under such UK Multicurrency Letter of Credit (based on the Dollar Equivalent thereof), multiplied by (ii) the Applicable L/C Fee Rate, such fee being payable in each case in Dollars and quarterly in arrears, commencing on the date of issuance of the UK Multicurrency Letter of Credit (for the remainder of the fiscal quarter of Interface in which such UK Multicurrency Letter of Credit is issued) and on the last calendar day of each of Interface's fiscal quarters thereafter until the expiration of such UK Multicurrency Letter of Credit. Promptly upon receipt by the Multicurrency Agent of any amount described in this Section 2A.05(b), the Multicurrency Agent shall distribute to the UK Multicurrency L/C Issuer and each Participating Lender its Pro Rata Share of such amount.

         (c) Interface agrees to pay, or to cause the applicable L/C Account Party to pay, to each L/C Issuer in respect of each Letter of Credit issued by it (i) the L/C Issuance Fee, such fee being payable in each case in Dollars and quarterly in arrears, commencing on the date of issuance of the Letter of Credit (for the remainder of the fiscal quarter of Interface in which such Letter of Credit is issued) and on the last calendar day of each of Interface's fiscal quarters thereafter, until the expiration of such Letter of Credit, and (ii) all normal and customary costs and expenses as are incurred or charged by the L/C Issuers in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 2A.06. PAYMENTS; ILLEGALITY. If by reason of (1) after the date hereof, any change in applicable law, regulation, rule, regulatory requirement, guideline, request or directive, whether or not having the force of law, or any change in the interpretation or application thereof by any judicial or other applicable governmental or regulatory authority, or (2) compliance by any L/C Issuer or any Lender in good faith with any direction, request or mandatory guideline of any applicable governmental or monetary authority, including without limitation, Regulation D:

         (a) Such L/C Issuer or such Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IIA, whether directly or by such being imposed on or suffered by such L/C Issuer or such Lender (except for changes in the tax on the overall net income of such L/C Issuer or such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

         (b) Any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such L/C Issuer or any participations purchased by such Lender in any Letter of Credit (or in respect of such Lender's commitment to purchase such a participation); or

         (c) There shall be imposed on such L/C Issuer or such Lender any other condition regarding this Article IIA, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such L/C Issuer or such Lender of committing to issue, purchase, purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by such L/C Issuer or such


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Lender (subject, in the case of certain Taxes, to the applicable provisions of
Section 4.07(b)), then and in any such case such L/C Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, promptly notify the L/C Account Parties, through Interface, and Interface shall pay, or shall cause the applicable L/C Account Parties to pay, to such L/C Issuer or such Lender, within five Business Days after a written demand therefor (which demand may be contained in such notice), such additional amounts as shall be required to compensate such L/C Issuer or such Lender for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owed such L/C Issuer or such Lender setting forth in reasonable detail the conditions giving rise thereto and the calculation of such amounts submitted to the L/C Account Parties, through Interface, by such L/C Issuer or such Lender shall, absent manifest error, be final and conclusive and binding on all parties hereto). The failure of any L/C Issuer or any Lender to give any notice or demand as provided in this Section 2A.06 shall not release or diminish any of Interface's and such L/C Account Party's obligations to pay any additional costs to such L/C Issuer or such Lender pursuant to this Section 2A.06.

         SECTION 2A.07. OBLIGATIONS ABSOLUTE. The respective obligations of Interface and the L/C Account Parties and the Lenders to reimburse the L/C Issuers for drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of any Letter of Credit;

         (b) the existence of any claim, set-off, defense or other right which Interface or any L/C Account Party, or any other Subsidiary or Affiliate of Interface may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between any L/C Account Party, Interface or any of its other Subsidiaries or Affiliates and the beneficiary for which the Letter of Credit was procured); PROVIDED that nothing in this Section 2A.07 shall affect the right of any L/C Account Party or Interface, on behalf of the L/C Account Parties, to seek relief against any beneficiary or transferee, or any persons or entities for whom such beneficiary or transferee may be acting, in an action or proceeding or to bring a counterclaim in any suit involving such Persons;

         (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

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         (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

         SECTION 2A.08. INDEMNIFICATION; NATURE OF L/C ISSUER'S DUTIES.

         (a) In addition to amounts payable as elsewhere provided in this
Article IIA, but without duplication thereof, each L/C Account Party agrees to protect, indemnify, pay and save the L/C Issuers harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorneys' fees and disbursements and, after a Default or an Event of Default, allocated costs of internal counsel) which the L/C Issuers may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the L/C Issuers (as determined in a final non-appealable judgment by a court of competent jurisdiction) or (ii) the failure of the L/C Issuers to honor a drawing under any Letter of Credit due to any action (whether or not proper) of any present or future government or governmental authority.

         (b) As between each L/C Account Party and the L/C Issuers, the L/C Account Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence or willful misconduct of the L/C Issuers (as determined in a final non-appealable judgment by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, no L/C Issuer shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile, telecopy or otherwise, whether or not they be in cipher; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or of the proceeds thereof, and (viii) for any consequences arising from causes beyond the control of such L/C Issuer, including, without limitation, any act or omission, whether or not proper, of any present or future government or governmental authority. None of the foregoing shall affect, impair, or prevent the vesting of the L/C Issuers' rights and powers hereunder.

         (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any L/C Issuer under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct (any such gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent


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

jurisdiction), shall not cause such L/C Issuer to incur any resulting liability to any L/C Account Party.

         (d) Notwithstanding anything to the contrary set forth in Section 2A.07 or this Section 2A.08, no L/C Issuer shall be released from any obligation to any L/C Account Party resulting from (i) such L/C Issuer's improper payment under a Letter of Credit pursuant to a draft, demand, certificate or other document(s) required to be presented as a condition precedent to payment where such document(s) on their face differ materially from the form(s) and requirements specified for such document(s) in the Letter of Credit, and such L/C Issuer has received no contrary direction from Interface or the L/C Account Party, or (ii) such L/C Issuer's refusal to make proper payment under a Letter of Credit pursuant to a draft, demand, certificate or other document(s) required to be presented as a condition precedent to payment where such document(s) on their face comply in all respects with the form(s) and requirements specified for such document(s) in the Letter of Credit and such L/C Issuer has received no contrary direction from Interface or the L/C Account Party.

         SECTION 2A.09. USE OF LETTERS OF CREDIT.

         (a) The Domestic Letters of Credit issued for the account of the Domestic Borrower shall be issued only for working capital purposes and other general corporate purposes of the Domestic Borrower and its Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures; PROVIDED that the proceeds of the Domestic Letters of Credit shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes.

         (b) The Domestic Letters of Credit issued for the account of the Additional Domestic Borrower shall be issued only for working capital purposes and other general corporate purposes of the Additional Domestic Borrower and its Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures; PROVIDED that the proceeds of the Domestic Letters of Credit shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes.

         (c) The UK Multicurrency Letters of Credit issued for account of the UK Multicurrency Borrower shall be issued only for working capital purposes and other general corporate purposes of the UK Multicurrency Borrower and its Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures; PROVIDED that the proceeds of the UK Multicurrency Letters of Credit shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes.

         SECTION 2A.10. VOLUNTARY REDUCTION OF L/C SUBCOMMITMENTS.

         (a) Upon at least three (3) Business Days' prior written notice to the Domestic Agent and the Domestic L/C Issuer (which notice the Domestic Agent shall promptly and to the extent practicable, on the same day, transmit to each of the Domestic Syndicated Lenders), Interface shall have the right to terminate in whole or reduce in part the unutilized portion of the Domestic L/C Subcommitments available hereunder; PROVIDED that any partial reduction of the

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Domestic L/C Subcommitments pursuant to this Section 2A.10 shall be in an aggregate amount of $2,000,000 or, if greater, an integral multiple of $500,000. The Domestic L/C Subcommitments, once reduced or terminated, may not be reinstated.

         (b) Upon at least four (4) Business Days' prior written notice to the Multicurrency Agent and the UK Multicurrency L/C Issuer (which notice the Multicurrency Agent shall promptly and to the extent practicable, on the same day, transmit to each of the Lenders having a UK Multicurrency Syndicated Loan Commitment), the UK Multicurrency Borrower or Interface, on behalf of the UK Multicurrency Borrower, shall have the right to terminate in whole or reduce in part the unutilized portion of the UK Multicurrency L/C Subcommitments available hereunder; PROVIDED that any partial reduction of the UK Multicurrency L/C Subcommitments pursuant to this Section 2A.10 shall be in an aggregate amount of $2,000,000 or, if greater, an integral multiple of $500,000. The UK Multicurrency L/C Subcommitments, once reduced or terminated, may not be reinstated.

         (c) [Intentionally Omitted].

         SECTION 2A.11. CONDITIONS TO ISSUANCE OR EXTENSION OF ALL LETTERS OF CREDIT. At the time of the issuance (or deemed issuance) or extension of all Letters of Credit hereunder (before as well as after giving effect to the issuance or extension of such Letters of Credit and the proposed use thereof), the following conditions shall have been satisfied or shall exist:

         (a) If the Letter of Credit is an IRB Letter of Credit, the Domestic Agent and Collateral Agent shall have received the following, in form and substance satisfactory in all respects to the Domestic Agent and Collateral
Agent:

                  (i) The duly executed mortgage, deed of trust, deed to secure debt, assignment of lease, security agreement, pledge agreement, and other security and collateral documents securing the obligations of the applicable L/C Account Party with respect to such IRB Letter of Credit, granting and conveying to the Collateral Agent a first-priority lien, security interest, pledge and assignment of and in the IRB Collateral relating to such IRB Letter of Credit, which IRB Collateral Documents (including Uniform Commercial Code financing statements with respect thereto) shall have been filed or recorded in all appropriate jurisdictions in order to perfect such liens, security interests, pledges, and assignments, and all taxes, fees and expenses payable in connection therewith shall have been paid by or on behalf of the applicable L/C Account Party;

                  (ii) Copies of appraisals and environmental audit reports in respect of the property included in the IRB Collateral as may be reasonably required by, and be satisfactory to, the Domestic Agent and the Collateral Agent, prepared at the cost and expense of the applicable L/C Account Party, by a Person designated by such L/C Account Party that is acceptable to the Collateral Agent;

                  (iii) Evidence satisfactory to the Domestic Agent and the Collateral Agent, including opinions of local counsel and copies of Form UCC-11s or equivalent


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

         reports, that the assets and properties comprising the IRB Collateral are, or upon terms satisfactory to the Domestic Agent and the Collateral Agent will be, free and clear of Liens, other than Permitted Liens and other Liens approved in writing by the Domestic Agent and the Collateral Agent, and that the Liens in favor of the Collateral Agent are perfected and of first priority;

                  (iv) A mortgagee title insurance policy issued by a title insurance company acceptable to the Domestic Agent and the Collateral Agent insuring that the Lien granted to the Collateral Agent in the real property and improvements comprising the IRB Collateral is a valid first-priority Lien, subject only to such exceptions to title as shall be acceptable to the Domestic Agent and the Collateral Agent and containing such endorsements and affirmative insurance as the Domestic Agent and the Collateral Agent may reasonably require;

                  (v) A current ALTA survey as to all real property and improvements included in the IRB Collateral, together with an accompanying certificate from the surveyor or engineer preparing such survey, including such information thereon as the Domestic Agent and the Collateral Agent may reasonably require;

                  (vi) Copies of casualty and liability insurance policies with respect to the IRB Collateral and the L/C Account Party, or certificates with respect thereto, in compliance with the requirements of Section 7.06(a);

                  (vii) The favorable opinion of counsel for the applicable L/C Account Party with respect to the IRB Collateral Documents and such other matters as the Domestic Agent and the Collateral Agent may reasonably require, in each case addressed to the Co-Agents, the Collateral Agent, the Co-Agents, and the Lenders;

                  (viii) Such other certificates, agreements, opinions and other documents as the Domestic Agent and the Collateral Agent may reasonably require in connection with the IRB Collateral Documents, the IRB Collateral, and the applicable L/C Account Party;

         (b) There shall exist no Default or Event of Default;

         (c) All representations and warranties by Borrowers and L/C Account Parties contained herein, and the representations and warranties by each Credit Party in those Credit Documents to which it is a party, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of issuance of such Letter of Credit;

         (d) The Letter of Credit to be issued and the use thereof shall not contravene, violate or conflict with, or involve any of the Co-Agents, the Collateral Agent, the L/C Issuers, or any Lenders in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the L/C Account Party;

         (e) All conditions set forth in Sections 5.01 and 5.03 shall then have been satisfied or shall then exist; and

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         (f) The L/C Issuers, the Co-Agents and the Collateral Agent shall have received such other documents or legal opinions as any of them may reasonably request, all in form and substance reasonably satisfactory to the party requesting such documents or opinions.

Each request for issuance of a Letter of Credit shall constitute a representation and warranty hereunder, both as of the date of such request and the date of issuance thereof, that the applicable conditions specified in this
Section 2A.11 and Sections 5.01 and 5.03 have been satisfied.

         SECTION 2A.12. SPECIAL PROVISIONS RELATING TO THE EXISTING LETTER OF CREDIT AGREEMENT. Each of the parties to this Agreement acknowledges and agrees that the Letter of Credit Agreement is amended and restated in this Article IIA and elsewhere in this Agreement, and that such amendment and restatement shall not, in any way, constitute, or be deemed to constitute, any novation of any obligations, Indebtedness, reimbursement obligations, or any other extensions of credit made, incurred, owed, due, payable, or extended under the Letter of Credit Agreement. Each of the parties to this Agreement acknowledges and agrees that any and all obligations, Indebtedness, reimbursement obligations, or any other extensions of credit made, incurred, owed, due, payable, or extended under the Existing Letter of Credit Agreement which remain outstanding or unpaid under the Existing Letter of Credit Agreement as of the Closing Date, regardless of whether such items are known or unknown, direct or contingent, liquidated or unliquidated (including, without limitation, any indemnity obligations), shall, without duplication, be due and payable hereunder, regardless of whether any specific provision for the payment of such items is specifically provided for in this Agreement. The foregoing notwithstanding, the parties hereto agree that certain letters of credit which were issued by SunTrust pursuant to the terms of the Existing Letter of Credit Agreement will remain outstanding after the Closing Date and that none of the Credit Parties shall have any obligation to the Lenders or the Agents or the Collateral Agent on account of such letters of credit issued by SunTrust, it being understood, however, that, on or about the Closing Date, (a) Interface may (subject to the satisfaction or waiver of all conditions precedent as provided herein) make a Domestic Syndicated Borrowing for purposes of placing the proceeds of such Loan on deposit with SunTrust as cash collateral for certain of such letters of credit issued by SunTrust and (b) subject to the satisfaction or waiver of all conditions precedent as provided herein, the Domestic L/C Issuer will issue a Domestic Letter of Credit hereunder for the benefit of SunTrust, against which SunTrust may draw to the extent any draw is made under a certain letter of credit issued by SunTrust pursuant to the terms of the Existing Letter of Credit Agreement (which letter of credit relates to the Michigan IRB Project Bonds). From and after the Closing Date, each Domestic Letter of Credit (including, without limitation, any letter of credit issued by Wachovia pursuant to the terms of the Existing Letter of Credit Agreement) shall be subject to the terms and conditions, and shall be subject to all fees, costs, and reimbursement obligations, applicable to other Domestic Letters of Credit, as if such letters of credit had been issued pursuant to the terms hereof.

                                  ARTICLE III.

                        UK MULTICURRENCY SYNDICATED LOANS

         SECTION 3.01. DESCRIPTION OF UK MULTICURRENCY SYNDICATED CREDIT
FACILITY.

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         (a) Subject to and upon the terms and conditions herein set forth, the
Lenders hereby establish in favor of the UK Multicurrency Borrower (x) a revolving credit facility pursuant to which such Lenders agree to make UK Multicurrency Syndicated Loans to the UK Multicurrency Borrower in accordance with Section 3.02 and (y) the UK Multicurrency Swing Line Lender hereby establishes in favor of the UK Multicurrency Borrower a swing line credit facility pursuant to which the UK Multicurrency Swing Line Lender agrees to make UK Multicurrency Swing Line Loans to the UK Multicurrency Borrower in accordance with Section 3.05; PROVIDED, HOWEVER, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit and after giving effect to any amounts requested, in no event may (A) all Extensions of Credit exceed the aggregate amount of the Lenders' Domestic Syndicated Loan Commitments or (B) the aggregate principal amount of all outstanding UK Revolving Loans exceed at any time the UK Borrowing Limit, MINUS the Aggregate UK Multicurrency L/C Outstandings.

         (b) The parties hereto acknowledge and agree that the UK Multicurrency Syndicated Facility established pursuant to subsection (a) is a subfacility of the Domestic Syndicated Facility established pursuant to Section 2.01.

         SECTION 3.02. UK MULTICURRENCY SYNDICATED LOANS.

         (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), each Lender severally agrees to make to the UK Multicurrency Borrower from time to time prior to the Maturity Date, UK Multicurrency Syndicated Loans; PROVIDED, HOWEVER, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit and after giving effect to any amounts requested, in no event may the aggregate principal amount of all outstanding UK Multicurrency Syndicated Loans made by such Lender exceed the lesser of (A) such Lender's Domestic Syndicated Loan Commitment, MINUS (1) such Lender's Pro Rata Share of all outstanding Domestic Syndicated Loans, MINUS (2) such Lender's Pro Rata Share of all Domestic Settlement Loans, MINUS (3) such Lender's Pro Rata Share of all Aggregate Domestic L/C Outstandings, MINUS (4) such Lender's Pro Rata Share of all Aggregate UK Multicurrency L/C Outstandings, MINUS (5) such Lender's Pro Rata Share of all UK Multicurrency Swing Line Loans and (B) such Lender's UK Multicurrency Syndicated Loan Commitment MINUS (1) such Lender's Pro Rata Share of the outstanding UK Multicurrency Swing Line Loans, MINUS (2) such Lender's Pro Rata Share of the Aggregate UK Multicurrency L/C Outstandings. The UK Multicurrency Borrower shall be entitled to repay and reborrow UK Multicurrency Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01). The parties hereto acknowledge and agree that the UK Multicurrency Swing Line Facility established pursuant hereto is a subfacility of the UK Multicurrency Syndicated Facility.

         (b) Each UK Multicurrency Syndicated Loan shall be made or continued as a Eurocurrency Advance. The aggregate principal amount of each Borrowing of UK Multicurrency Syndicated Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Foreign Currency:

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        CURRENCY                    MINIMUM                       MULTIPLE
                                    BORROWING

        Euros                       2,000,000                      500,000
        British Pounds              1,500,000                      300,000

At no time shall the number of Borrowings outstanding under Section 2.02 and this Section 3.02 exceed eight.

         (c) (i) Whenever the UK Multicurrency Borrower desires to make a UK Multicurrency Syndicated Borrowing (other than one resulting from a continuation pursuant to Section 3.02(e)), it shall give the Multicurrency Agent prior written notice (or telephonic notice promptly confirmed in writing) of such UK Multicurrency Syndicated Borrowing (each a "UK MULTICURRENCY SYNDICATED BORROWING NOTICE") prior to 11:00 a.m. (Eastern time) at its Payment Office four Business Days prior to the requested date of such UK Multicurrency Syndicated Borrowing. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each UK Multicurrency Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the UK Multicurrency Syndicated Borrowing, the date of the UK Multicurrency Syndicated Borrowing (which shall be a Business Day), the Foreign Currency in which such Advance is to be made and the Interest Period to be applicable thereto. Upon the Multicurrency Agent's receipt of a UK Multicurrency Syndicated Borrowing Notice, the Multicurrency Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rate Share of such Borrowing.

                  (ii) Whenever there occurs any request or demand for payment under any UK Multicurrency Letter of Credit by the beneficiary thereof, and the UK Multicurrency Borrower or Interface shall not have notified the Multicurrency Agent and the UK Multicurrency L/C Issuer prior to 11:00 a.m. (the Multicurrency Agent's Correspondent's time) on the Business Day before the date on which such drawing is to be honored that the L/C Account Party or the UK Multicurrency Borrower, on behalf of such L/C Account Party, intends to reimburse the UK Multicurrency L/C Issuer for the amount of such drawing with funds other than the proceeds of UK Multicurrency Syndicated Loans or UK Multicurrency Swing Line Loans (to the extent provided herein), then:

                           (A) upon the honoring of such draw, the UK
                  Multicurrency Borrower (on behalf of itself and the applicable L/C Account Party) shall be deemed to have given a UK Multicurrency Syndicated Borrowing Notice to the Multicurrency Agent requesting that a UK Multicurrency Syndicated Borrowing with a one month Interest Period be made on the date which is four Business Days after the date on which such drawing was honored in an amount equal to the amount of such drawing (and in the same currency as the UK Multicurrency Letter of Credit on which such draw was made is denominated), which notice the Multicurrency Agent shall promptly deliver to the Lenders;

                           (B) the UK Multicurrency Swing Line Lender shall, on
                  the date such draw is honored and without regard to the UK Multicurrency Swing Line Commitment and the other conditions precedent to the making of any UK Multicurrency Swing Line Loan, make a UK Multicurrency Swing Line Loan in an amount equal to such draw (and in the same currency in which the related UK


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                  Multicurrency Letter of Credit was or is denominated), the proceeds of which shall be applied by the Multicurrency Agent to the UK Multicurrency L/C Issuer as reimbursement for such draw; PROVIDED that such UK Multicurrency Swing Line Loan made pursuant to this section shall be due and payable without notice in full (along with all interest accrued with respect thereto) on the date which is four Business Days after it was made (regardless of whether the UK Multicurrency Syndicated Loan described in the following subsection (C) is made or funded);

                           (C) each Lender shall, by 2:45 p.m. (the
                  Multicurrency Agent's Correspondent's time) on the date which is four Business Days after the date of the honoring of such drawing, make a UK Multicurrency Syndicated Loan to the UK Multicurrency Borrower, which shall have a one month Interest Period and be made in the currency in which the related UK Multicurrency Letter of Credit is or was denominated, and which shall be in an amount equal to the product of the amount of such drawing and such Lender's Pro Rata Share, the proceeds of which shall be forwarded by the Multicurrency Agent and applied directly by the Multicurrency Agent to reimburse the UK Multicurrency Swing Line Lender for the amount of the UK Multicurrency Swing Line Loan made to refund such drawing (PROVIDED that (1) solely for purposes of such UK Multicurrency Syndicated Borrowing and the UK Multicurrency Swing Line Loan made pursuant to this subsection (ii), the conditions precedent set forth in Sections 3.02(b), 3.05(b), and 5.03 (and any other conditions precedent to the making of such Loans) shall not be applicable to such UK Multicurrency Revolving Loans).

         (d) No later than 2:45 p.m. (the time of the Multicurrency Agent's Correspondent) on the date of each UK Multicurrency Syndicated Borrowing (other than one resulting from a continuation pursuant to Section 3.02(e)), each Lender will make available its Pro Rata Share of the amount of such UK Multicurrency Syndicated Borrowing in immediately available funds in the applicable Foreign Currency at the Payment Office of the Multicurrency Agent. The Multicurrency Agent will make available to the UK Multicurrency Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the UK Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. If a Lender does not make such amount available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the UK Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (e) (i) Whenever the UK Multicurrency Borrower desires to continue outstanding a UK Multicurrency Syndicated Borrowing made as a Eurocurrency Advance in the same Foreign Currency for a new Interest Period, the Multicurrency Borrower or Interface acting on behalf of the Multicurrency Borrower, shall give the Multicurrency Agent at least four Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such UK Multicurrency Syndicated Borrowing to be continued as a Eurocurrency Advance. Such notice (each a "NOTICE OF UK MULTICURRENCY CONTINUATION") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of UK Multicurrency Continuation


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

shall be irrevocable and shall specify the aggregate principal amount of the Advance to be continued, the date of such continuation, and the Interest Period to be applicable thereto.

                  (ii) If, with respect to an outstanding UK Multicurrency Syndicated Loan, the UK Multicurrency Borrower does not deliver a Notice of UK Multicurrency Continuation for such Loan at least five Business Days before the date such UK Multicurrency Syndicated Loan expires, then, on the fourth Business Day before the expiration of such UK Multicurrency Syndicated Loan, the UK Multicurrency Borrower shall be deemed to have requested to continue such UK Multicurrency Syndicated Loan, but with a one-month Interest Period, in the same principal amount and in the same Foreign Currency as the expiring UK Multicurrency Syndicated Loan and commencing the date such expiring UK Multicurrency Syndicated Loan expires (which deemed notice the Multicurrency Agent shall promptly deliver to the Lenders); PROVIDED, HOWEVER, if the UK Multicurrency Borrower is unable to deliver the Notice of UK Multicurrency Continuation because of subsection (iii), then the amount of the UK Multicurrency Syndicated Loan to be made on such date shall be in the maximum amount which is available to be borrowed, and the UK Multicurrency Borrower shall immediately repay any excess as provided in subsection (iii).

                  (iii) Notwithstanding the first sentence of this Section 3.02(e), no Notice of UK Multicurrency Continuation may be given with respect to a UK Multicurrency Syndicated Loan if, on the date of the requested continuation of such UK Multicurrency Syndicated Loan, the Dollar Equivalent of the aggregate outstanding UK Multicurrency Syndicated Loans would exceed the limitations set forth in Section 3.01(a), and the UK Multicurrency Borrower shall repay the applicable UK Multicurrency Syndicated Loans by an amount equal to such excess, together with all accrued interest on such excess amount.

                  (iv) So long as any Default or Event of Default shall have occurred and be continuing, no UK Multicurrency Syndicated Borrowing may be continued (upon expiration of its then current Interest Period) as a Eurocurrency Advance; PROVIDED, HOWEVER, that the Multicurrency Agent in the exercise of its own discretion may, and at the direction of the Required Lenders shall, (A) allow such UK Multicurrency Syndicated Borrowing to be continued (upon expiration of the current Interest Period) as a Eurocurrency Advance with an Interest Period of one month; PROVIDED, FURTHER, that the Multicurrency Agent in the exercise of its own discretion may, and at the direction of the Required Lenders shall, (B) so long as such Loan remains outstanding, require that such UK Multicurrency Syndicated Borrowing be converted (upon expiration of its then current Interest Period) into a borrowing made in Dollars at the Adjusted LIBO Rate, PLUS the Applicable Margin (as determined on the same basis as for Adjusted LIBO Rate Advances), with a one-month Interest Period, which borrowing shall (1) be made in an amount equal to the Dollar Equivalent of the UK Multicurrency Syndicated Borrowing so converted (determined as of the date of the Interest Period of such Loan then ending); (2) regardless of the fact that such borrowings shall be made in Dollars, constitute usage of the UK Multicurrency Syndicated Loan Commitments; (3) be evidenced by the UK Multicurrency Syndicated Loan Notes; (4) be funded with Dollars by the Lenders in accordance with their respective Pro Rata Share of the principal amount thereof; and (5)


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

         otherwise be deemed to be a UK Multicurrency Syndicated Borrowing (and such Lender's Pro Rata Shares shall be deemed to be UK Multicurrency Syndicated Loans) for all purposes hereof (regardless of the fact that such borrowing will have been made in Dollars).

                  (v) No continuation of any Eurocurrency Advance shall be permitted except on the last day of the Interest Period in respect thereof.

         (f) The UK Multicurrency Borrower's obligations to pay the principal of, and interest on, the UK Multicurrency Syndicated Loans to each Lender shall be evidenced by the records of the Multicurrency Agent and such Lender and by the UK Multicurrency Syndicated Notes payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

         (g) All outstanding principal amounts under the UK Multicurrency Syndicated Loans shall be due and payable in full on the Maturity Date.

         (h) (i) From time to time, any Lender and the Multicurrency Agent may agree that the Multicurrency Agent will make, on behalf of such Lender, such Lender's Pro Rata Share of UK Multicurrency Syndicated Loans requested by (or on behalf of) the UK Multicurrency Borrower; PROVIDED that (A) such agreement must be in writing, in form and substance satisfactory to the Multicurrency Agent in its sole discretion; (B) such agreement must contain the anticipated time period during which the Multicurrency Agent will make such loans on behalf of such Lender (which may be satisfied by simply stating that such agreement shall continue until the Maturity Date); (C) any such agreement will be revocable by the Multicurrency Agent in its sole discretion upon (1) 5 Business Days' written notice to such Lender after such Lender's long-term debt rating falls below "A" by S&P or the equivalent thereof by Moody's or (2) the occurrence of an Event of Default which continues uncured or unremedied for a period of at least forty-five days (each of (1) and (2), a "FRONTED LOAN PARTICIPATION EVENT"); and
(D) such Lender may not revoke such agreement except upon 10 Business Days' written notice to the Multicurrency Agent (each such agreement, as applicable to such Lender, the "FRONTING INSTRUCTIONS").

                  (ii) Subject to the Multicurrency Agent's receipt of and agreement to Fronting Instructions respecting a given Lender and so long as such Fronting Instructions remain in effect, the Multicurrency Agent will make UK Multicurrency Syndicated Loans on behalf of such Lender in an amount equal to such Lender's Pro Rata Share of the aggregate amount of any UK Multicurrency Syndicated Loan requested by the UK Multicurrency Borrower (such Loans, "FRONTED UK MULTICURRENCY SYNDICATED LOANS"). Upon making a Fronted UK Multicurrency Syndicated Loan on behalf of a Lender, such Lender shall thereafter be a "FRONTED LOAN PARTICIPATING LENDER" with respect to that Fronted UK Multicurrency Syndicated Loan and, concurrently with the making of each such Fronted UK Multicurrency Syndicated Loan, such Fronted Loan Participating Lender will be deemed to have irrevocably and unconditionally purchased an undivided participation interest in such Fronted UK Multicurrency Syndicated Loan in the principal amount equal to its Pro Rata Share of the Loan made (each, a "UK MULTICURRENCY SYNDICATED LOAN PARTICIPATION").

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                  (iii) Each Fronted Loan Participating Lender irrevocably and unconditionally agrees that it will, upon written demand therefor from the Multicurrency Agent after the occurrence of a Fronted Loan Participation Event, make payment to the Multicurrency Agent in Dollars in an amount equal to the Dollar Equivalent of all of such Fronted Loan Participating Lender's UK Multicurrency Syndicated Loan Participations (each such payment, a "FRONTED LOAN PARTICIPATION PAYMENT"), by depositing, no later than 11:00 a.m. (the time of the Multicurrency Agent's correspondent) on the date which is 4 Business Days after the date the Multicurrency Agent delivered such demand, in an account specified by the Multicurrency Agent, the amount so requested in Dollars and in same day funds (each such date on which a Fronted Loan Participation Payment is so deposited, the "FRONTED LOAN PARTICIPATION PAYMENT DATE"). The Multicurrency Agent's giving of any such demand pursuant to this Section 3.02(h)(iii) shall also serve as notice from the Multicurrency Agent of its decision to revoke the Fronting Instructions respecting such Lender, unless such demand contains express language to the contrary. Each Fronted Loan Participating Lender's obligation to make a Fronted Loan Participation Payment hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defence or other right which such Lender may have against the Multicurrency Agent, any Credit Party, or any Person for any reason whatsoever, (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Credit Party; (D) the acceleration or maturity of any of the Obligations or the termination of any Commitment after the making of any Fronted UK Multicurrency Syndicated Loans; (E) any breach of any Credit Document by any Person; (F) the continuing effectiveness of any Fronting Instructions (whether at the time the Multicurrency Agent funded any Fronted UK Multicurrency Syndicated Loan, the time the UK Multicurrency Syndicated Loan Participation arose, or at the time the Multicurrency Agent makes demand for any Fronted Loan Participation Payment related thereto); or (G) any other circumstance, happening or event whosoever, whether or not similar to any of the foregoing, including, without limitation, the satisfaction or failure of satisfaction of any conditions precedent to making Loans hereunder.

                  (iv) Each Fronted Loan Participating Lender will receive a participation fee for each of its UK Multicurrency Syndicated Loan Participations (the "FRONTED LOAN PARTICIPATION FEE"), payable as set forth in this Section 3.02(h)(iv). For the period commencing on the date such UK Multicurrency Syndicated Loan Participation arose and ending on the earlier to occur of (A) the day before the date a Fronted Loan Participation Payment for such UK Multicurrency Syndicated Loan Participation is fully made in accordance with the terms of this
         Section 3.02(h) and (B) the date the Fronted UK Multicurrency Syndicated Loan related to such UK Multicurrency Syndicated Loan Participation is repaid by (or on behalf of) the UK Multicurrency Borrower, the Fronted Loan Participation Fee shall accrue at the Fronted Loan Participation Fee Rate calculated for such period. If a Fronted Loan Participation Payment Date occurs with respect to a UK Multicurrency Syndicated Loan Participation, then the Fronted Loan Participation Fee shall accrue at the interest rate otherwise applicable to the Fronted UK Multicurrency Syndicated Loan related to such participation for the period commencing on the date such Fronted Loan Participation Payment was made and ending on the date the Fronted UK Multicurrency Syndicated


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         Loan related to such UK Multicurrency Syndicated Loan Participation is repaid. The Fronted Loan Participation Fee for a UK Multicurrency Syndicated Loan Participation shall be due and payable by the Multicurrency Agent to the Fronted Loan Participating Lender on each date on which interest is otherwise due and payable by the UK Multicurrency Borrower for the Fronted UK Multicurrency Syndicated Loan related to such participation; PROVIDED, HOWEVER, that the Multicurrency Agent shall have no obligation whatsoever to pay any Fronted Loan Participation Fee to any Fronted Loan Participation Lender unless and until it shall have received the interest due and payable by the UK Multicurrency Borrower for such Fronted UK Multicurrency Syndicated Loan.

         (v) With respect to any UK Multicurrency Syndicated Loan Participation for which the Fronted Loan Participation Payment Date has occurred, upon the Multicurrency Agent's receipt of any repayment of the principal amount of any Fronted UK Multicurrency Syndicated Loan related thereto, the Multicurrency Agent shall pay to the Fronted Loan Participating Lender thereof an amount equal to such Fronted Loan Participating Lender's Pro Rata Share of the principal amount so paid.

         (vi) Each Fronted UK Multicurrency Syndicated Loan shall be deemed to constitute a UK Multicurrency Syndicated Loan for all purposes hereunder; PROVIDED, HOWEVER, that the Multicurrency Agent shall have no obligation to any Borrower to fund any Fronted UK Multicurrency Syndicated Loan and that the making of Fronted UK Multicurrency Syndicated Loans shall not constitute any "commitment," "facility," or "subfacility" hereunder. For purposes of clarification (and without limiting the generality of the foregoing sentence), each Fronted UK Multicurrency Syndicated Loan shall be subject to the same limitations as all other UK Multicurrency Syndicated Loans, shall constitute usage of the UK Multicurrency Syndicated Loan Commitment, shall bear interest and be repayable on the same terms, and subject to the same conditions, as all other UK Multicurrency Syndicated Loans, and shall be secured to the same extent as other UK Multicurrency Syndicated Loans are secured hereby and by the Credit Documents. The Borrowers agree that (A) the making of Fronted UK Multicurrency Syndicated Loans by the Multicurrency Agent is a matter of rights and obligations between the Multicurrency Agent and the Fronted Loan Participating Lenders; (B) that none of the Borrowers (and no other Credit Party) shall have any right to require that the Multicurrency Agent make any Fronted UK Multicurrency Syndicated Loan (regardless of the existence of any Fronting Instructions); (C) that any remedies any of the Credit Parties may have with respect to any failure to fund a requested UK Multicurrency Syndicated Loan shall be the same as if this Agreement did not provide for Fronted UK Multicurrency Syndicated Loans; and (D) if a Fronted Loan Participating Lender shall not have made a Fronted Loan Participation Payment, then the principal amount and accrued interest which would otherwise be payable to such Fronted Loan Participating Lender shall be due and payable to the Multicurrency Agent on the same terms as such Loan would have been payable to the Fronted Loan Participating Lender.

         SECTION 3.03. REDUCTIONS OF UK MULTICURRENCY SYNDICATED LOAN COMMITMENTS AND MANDATORY REPAYMENTS.

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         (a) Upon at least four Business Days' prior telephonic notice (promptly confirmed in writing) to the Multicurrency Agent, the UK Multicurrency Borrower shall have the right, without premium or penalty, to reduce the UK Multicurrency Syndicated Loan Commitments, in part or in whole, PROVIDED that (A) any such partial reduction shall apply to reduce proportionately and permanently the UK Multicurrency Syndicated Loan Commitments of each of the Lenders, (B) any partial reduction pursuant to this Section 3.03 shall be in an amount of at $2,000,000 and integral multiples of $500,000, and (C) no such reduction shall be permitted which would (1) require a prepayment that is not permitted by
Section 4.06, or (2) reduce the UK Multicurrency Syndicated Loan Commitments to an amount less than the sum of the aggregate principal amounts outstanding under the UK Multicurrency Revolving Loans and the Aggregate UK Multicurrency L/C Outstandings.

         (b) [Intentionally Omitted]

         (c) [Intentionally Omitted]

         (d) [Intentionally Omitted]

         (e) [Intentionally Omitted]

         (f) If at any time (as determined by the Multicurrency Agent under Section 3.03(j)), based upon the Dollar Equivalent of all outstanding Extensions of Credit,

                  (i) solely because of currency fluctuations, the Extensions of Credit exceed the aggregate of the Lenders' Domestic Syndicated Loan Commitments, or

                  (ii) solely because of currency fluctuations, the sum of the aggregate principal amount of the UK Multicurrency Syndicated Loans, the UK Multicurrency Swing Line Loans and the Aggregate UK Multicurrency L/C Outstandings exceeds the UK Borrowing Limit by an amount equal to five percent of the UK Borrowing Limit, or

                  (iii) [Intentionally Omitted],

                  (iv) for any reason other than currency fluctuations, the sum of the aggregate principal amount of the UK Multicurrency Syndicated Loans, the UK Multicurrency Swing Line Loans and the Aggregate UK Multicurrency L/C Outstandings exceeds the UK Borrowing Limit, or

                  (v) [Intentionally Omitted],

then the UK Multicurrency Borrower shall, upon three Business Days' prior written notice from the Multicurrency Agent to the UK Multicurrency Borrower, or to Interface on behalf of the UK Multicurrency Borrower, repay such UK Multicurrency Revolving Loans in a Dollar Equivalent amount equal to such excess amount, together with all accrued but unpaid interest on such excess amount.

         (g) [Intentionally Omitted]

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         (h) [Intentionally Omitted]

         (i) Each reduction of the Domestic Syndicated Loan Commitments shall permanently reduce on a pro rata basis the UK Multicurrency Syndicated Loan Commitments in the manner set forth in Section 2.03(a).

         (j) Compliance with any of the provisions set forth in Articles II and III of this Agreement shall be tested from time to time by the Domestic Agent or the Multicurrency Agent, each in their sole discretion, but in any event shall be tested on (i) the date on which any Borrower requests the Lenders to make a Loan, the Domestic L/C Issuer to issue a Domestic Letter of Credit or the UK Multicurrency L/C Issuer to issue a UK Multicurrency Letter of Credit under this Agreement and (ii) the date an interest payment is due under this Agreement (provided that Interface shall not be required to deliver a Domestic Borrowing Base Certificate or UK Borrowing Base Certificate in connection with each test of compliance by the Domestic Agent or the Multicurrency Agent unless otherwise required pursuant to the terms of Section 7.07(d)).

         (k) No repayment or prepayment pursuant to this Section 3.03 shall affect any of the Borrowers' obligations under any Hedging Agreement.

         SECTION 3.04. [INTENTIONALLY OMITTED].

         SECTION 3.05. UK MULTICURRENCY SWING LINE LOANS.

         (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), the UK Multicurrency Swing Line Lender agrees to make to the UK Multicurrency Borrower from time to time prior to the Maturity Date, UK Multicurrency Swing Line Loans; PROVIDED, HOWEVER, that, based upon the Dollar Equivalent of all outstanding Extensions of Credit and after giving effect to any amount requested, in no event may (i) the Extensions of Credit exceed the aggregate amount of the Lenders' Domestic Syndicated Loan Commitments; (ii) the sum of (A) all outstanding UK Multicurrency Syndicated Loans, plus (B) all outstanding Multicurrency Swing Line Loans, plus (C) the Aggregate UK Multicurrency L/C Outstandings exceed the UK Borrowing Limit; or (iii) the aggregate amount of all outstanding UK Multicurrency Swing Line Loans exceed the UK Multicurrency Swing Line Commitment (except with respect to the funding of a UK Multicurrency Swing Line Loan for the purposes of reimbursing the UK Multicurrency L/C Issuer upon an unreimbursed draw under a UK Multicurrency Letter of Credit as provided in Section 3.02(c)(ii)). The UK Multicurrency Borrower shall be entitled to repay and reborrow UK Multicurrency Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

         (b) Each UK Multicurrency Swing Line Loan shall be made as a UK Fixing Rate Advance. The aggregate principal amount of each UK Multicurrency Swing Line Advance shall be not less than the Dollar Equivalent of $250,000 or a greater integral multiple of the Dollar Equivalent of $50,000 (except with respect to the funding of a UK Multicurrency Swing Line Loan for the purposes of reimbursing the UK Multicurrency L/C Issuer upon an unreimbursed draw under a UK Multicurrency Letter of Credit as provided in Section 3.02(c)(ii)).

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         (c) Whenever the UK Multicurrency Borrower desires to make a UK
Multicurrency Swing Line Advance, it shall give the UK Multicurrency Swing Line Lender (with a copy to the Multicurrency Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such UK Multicurrency Swing Line Advance (each a "UK MULTICURRENCY SWING LINE BORROWING NOTICE") prior to 10:00 a.m. (London time) on the date of such UK Multicurrency Swing Line Advance. Each UK Multicurrency Swing Line Borrowing Notice shall specify the aggregate principal amount of the UK Multicurrency Swing Line Advance and the date of such UK Multicurrency Swing Line Advance (which shall be a Business
Day). No later than 2:00 p.m. (London time) on the proposed borrowing date, the UK Multicurrency Swing Line Lender shall make the principal amount of the UK Multicurrency Swing Line Loan available to the UK Multicurrency Agent in immediately available funds at the Payment Office of the UK Multicurrency Agent, and the UK Multicurrency Agent will make available to the UK Multicurrency Borrower such amount by crediting such amount to an account owned, and designated in writing, by the UK Multicurrency Borrower.

         (d) The UK Multicurrency Borrower's obligations to pay the principal of, and interest on, the UK Multicurrency Swing Line Loans shall be evidenced by the records of the Multicurrency Agent and the UK Multicurrency Swing Line Lender and by the UK Multicurrency Swing Line Note payable to the UK Multicurrency Swing Line Lender (or the assignor of such UK Multicurrency Swing Line Lender) completed in conformity with this Agreement.

         (e) UK Multicurrency Swing Line Loans shall be refunded by the Lenders on three Business Day's notice delivered by the UK Multicurrency Swing Line Lender to the Lenders. Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Share and shall thereafter be reflected as UK Multicurrency Syndicated Loans of the Lenders on the books and records of the Multicurrency Agent. Each Lender shall fund its respective Pro Rata Share of UK Multicurrency Syndicated Loans as required to repay UK Multicurrency Swing Line Loans outstanding to the UK Multicurrency Swing Line Lender upon demand by the UK Multicurrency Swing Line Lender but in no event later than 2:00 p.m. (London time) on the third succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Pro Rata Share of a UK Multicurrency Swing Line Loan shall be affected by any other Lender's failure to fund its Pro Rata Share of a UK Multicurrency Swing Line Loan, nor shall any Lender's Pro Rata Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of a UK Multicurrency Swing Line Loan.

         (f) The UK Multicurrency Borrower shall pay to the UK Multicurrency Swing Line Lender on demand the amount of such UK Multicurrency Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding UK Multicurrency Swing Line Loans requested or required to be refunded. In addition, the UK Multicurrency Borrower hereby authorizes the Multicurrency Agent to charge any account maintained by the UK Multicurrency Borrower with the UK Multicurrency Swing Line Lender (up to the amount available therein) in order to immediately pay the UK Multicurrency Swing Line Lender the amount of such UK Multicurrency Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding UK Multicurrency Swing Line Loans requested or required to be refunded. If any portion of any such amount paid to the UK Multicurrency Swing Line Lender shall be recovered by or on behalf of the UK Multicurrency Borrower from the UK

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Multicurrency Swing Line Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Share (unless the amounts so recovered by or on behalf of the UK Multicurrency Borrower pertain to a UK Multicurrency Swing Line Loan extended after the occurrence and during the continuance of an Event of Default of which the Multicurrency Agent has received notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

         (g) Each Lender acknowledges and agrees that its obligation to refund UK Multicurrency Swing Line Loans in accordance with the terms of this Section
3.05 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding UK Multicurrency Swing Line Loans pursuant to this Section 3.05, one of the events described in Section 9.07 shall have occurred, each Lender will, on the date the applicable UK Multicurrency Syndicated Loan would have been made, purchase an undivided participating interest in the UK Multicurrency Swing Line Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such UK Multicurrency Swing Line Loan. Each Lender will immediately transfer to the UK Multicurrency Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the UK Multicurrency Swing Line Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the UK Multicurrency Swing Line Lender has received from any Lender such Lender's participating interest in a UK Multicurrency Swing Line Loan, the UK Multicurrency Swing Line Lender receives any payment on account thereof, the UK Multicurrency Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 3.06. [INTENTIONALLY OMITTED].

         SECTION 3.07. USE OF PROCEEDS. The proceeds of the UK Multicurrency Syndicated Loans and the UK Multicurrency Swing Line Loans shall be used as provided in Section 3.08, as working capital and for other general corporate purposes of the UK Multicurrency Borrower and its Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures; PROVIDED that the UK Multicurrency Borrower acknowledges and agrees that (i) the proceeds of the UK Multicurrency Revolving Loans shall not be used for the repayment or prepayment of any amounts under the Senior Notes or the Senior Subordinated Notes and (ii) the proceeds of the UK Multicurrency Revolving Loans and any other extensions of credit made available or advanced to the UK Multicurrency Borrower shall not be, and none of such extensions of credit (whether made available or advance to the UK Multicurrency Borrower under this Agreement or the Existing Credit Agreement) have been, used to acquire any shares or other equity interests in or of any UK Multicurrency Guarantor.

         SECTION 3.08. APPLICATION OF THIS AGREEMENT.

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         (a) On the Closing Date, the aggregate UK Multicurrency Syndicated Loan
Commitments of the Lenders shall equal $15,000,000.00 in aggregate principal amount (and the UK Multicurrency Syndicated Facility shall be a subfacility of the Domestic Syndicated Facility). After giving effect to Initial Assignment and Assumption Agreement and the terms of this Agreement, the UK Multicurrency Syndicated Loan Commitments of the Lenders shall be as set forth on SCHEDULE 1.1(A) hereto. All Borrowings of UK Multicurrency Syndicated Loans pursuant to
Section 3.02 shall be made on the basis of the UK Multicurrency Syndicated Loan Commitments as provided in this Agreement.

         (b) The UK Multicurrency Borrower's obligations to pay the principal of, and interest on, all UK Multicurrency Syndicated Loans under the UK Multicurrency Syndicated Notes, and all UK Multicurrency Swing Line Loans under the UK Multicurrency Swing Line Note, being executed and delivered on the Closing Date by the UK Multicurrency Borrower shall be evidenced by the records of the Multicurrency Agent and each such Lender and by such UK Multicurrency Syndicated Notes and UK Multicurrency Swing Line Notes payable to such Lender completed in conformity with this Agreement.

         (c) From and after the Closing Date, all references in this Agreement to the UK Multicurrency Syndicated Loan Commitments shall be deemed to include the "Multicurrency Syndicated Loan Commitments" provided for under the Existing Credit Agreement as reallocated by this Section 3.08 and as amended and restated as the UK Multicurrency Syndicated Loan Commitments as provided herein (subject, however, to subsequent decreases from time to time pursuant to the provisions of this Agreement).

                                  ARTICLE IV.

                               GENERAL LOAN TERMS

         SECTION 4.01. FUNDING NOTICES. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, each Co-Agent may act without liability upon the basis of telephonic notice believed by such Co-Agent in good faith to be from the respective Borrower, or from Interface acting on behalf of any other Borrower, prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute such Co-Agent's record of the terms of such telephonic notice.

         SECTION 4.02. DISBURSEMENT OF FUNDS.

         (a) Unless the Appropriate Co-Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Appropriate Co-Agent such Lender's portion of the Borrowing to be made on such date, the Appropriate Co-Agent may assume that such Lender has made such amount available to the such Appropriate Co-Agent on such date and such Appropriate Co-Agent may make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Appropriate Co-Agent by such Lender on the date of Borrowing, the Appropriate Co-Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (a) with respect to any Loan denominated in Dollars, at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Domestic


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

Agent and (b) with respect to any Loan denominated in an Foreign Currency, at a rate per annum equal to the Multicurrency Agent's aggregate marginal cost (PLUS the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Domestic Agent as a result of the failure to deliver funds hereunder) of carrying such amount. If such Lender does not pay such corresponding amount forthwith upon the Appropriate Co-Agent's demand therefor, the Appropriate Co-Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Appropriate Co-Agent, together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available such Lender's portion of any Borrowing shall not (a) have any voting or consent rights under or with respect to any Credit Document or (b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Credit Document (PROVIDED that in no event shall any amendments, changes or other modifications specifically enumerated in Sections 11.02(a)(ii), 11.02(a)(iii) or 11.02(a)(iv) be effective with respect to any Lender which has not consented to such amendment, change or modification).

         (b) All Borrowings under the Domestic Syndicated Loan Commitments and the UK Multicurrency Syndicated Loan Commitments shall be loaned by those Lenders participating in such Facilities on the basis of their Pro Rata Share. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

         SECTION 4.03. INTEREST.

         (a) Each of the Domestic Borrower and the Additional Domestic Borrower each agrees to pay interest in respect of all unpaid principal amounts of the Domestic Revolving Loans made to such Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

                  (i) for a Base Rate Advance, the Base Rate PLUS the Applicable Margin; and

                  (ii) for a Eurodollar Advance, the Adjusted LIBO Rate PLUS the Applicable Margin.

         (b) The UK Multicurrency Borrower agrees to pay interest in respect of all unpaid principal amounts of the UK Multicurrency Syndicated Loans made to the UK Multicurrency Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the Adjusted LIBO Rate plus the Applicable Margin. The UK Multicurrency Borrower agrees

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

to pay interest in respect of all unpaid principal amounts of the UK Multicurrency Swing Line Loans made to the UK Multicurrency Borrower from the respective dates such principal amounts were advanced until repaid at rates per annum equal to the UK Fixing Rate PLUS the Applicable Margin.

         (c) At all times during the continuation of an Event of Default and to the extent not prohibited by applicable law, and after notice of such Event of Default is given to Interface, all Obligations (including, without limitation and to the extent not prohibited by applicable law, all accrued and unpaid interest) shall bear interest, at the election of the Required Lenders, from the date such Default or Event of Default occurred until cured or waived in accordance with the terms of this Agreement or the other Credit Documents, as applicable, as follows:

                  (i) in the case of UK Multicurrency Syndicated Loans outstanding as Eurocurrency Advances and all UK Multicurrency Swing Line Loans, at the rate otherwise applicable for the then-current Interest Period, PLUS the highest Applicable Margin applicable to such Loans, PLUS two percent (2%) per annum;

                  (ii) in the case of Domestic Syndicated Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period PLUS the highest Applicable Margin applicable to such Loans PLUS two percent (2%) per annum; and

                  (iii) with respect to all Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Hedging Obligations), at a rate equal to the Base Rate PLUS the highest Applicable Margin for Base Rate Advances PLUS two percent (2%) per annum;

PROVIDED that all Loans which are not paid when due (whether by acceleration, notice of prepayment or otherwise) shall bear interest at a rate per annum equal to two percent (2%) per annum, PLUS the rate of interest applicable thereto and all interest which is not paid when due shall bear interest from its due date until paid at a rate of interest per annum equal to the Base Rate, PLUS the highest Applicable Margin for Base Rate Loans, PLUS two percent (2%).

         (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; PROVIDED that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all outstanding LIBOR Advances (other than UK Multicurrency Swing Line Advances) shall be payable on the last day of each Interest Period applicable thereto, and, in the case of LIBOR Advances having an Interest Period in excess of three months (in the case of LIBOR Advances if quoted on the basis of six months), on each day which occurs every three months after the initial date of such Interest Period. Interest on all UK Multicurrency Swing Line Advances shall be payable on the date of repayment thereof, but in any case quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all Loans shall be payable on any conversion of any Advance comprising such


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

Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

         (e) The Appropriate Co-Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the respective Borrower and the other Lenders participating in the respective Facility thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         (f) At the discretion of the Appropriate Co-Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) neither the Domestic Borrower nor the Additional Domestic Borrower shall have the option to request LIBOR Advances and (ii) the UK Multicurrency Borrower shall no longer have the option to request LIBOR Advances with Interest Periods greater than one month; PROVIDED, HOWEVER, that, if any UK Multicurrency Syndicated Borrowing is made by the Lenders during such Event of Default, such Loan shall be made in Dollars at the Adjusted LIBO Rate, PLUS the Applicable Margin (as determined on the same basis as for Adjusted LIBO Rate Advances), with a one-month Interest Period, which borrowing shall (1) be made in an amount equal to the Dollar Equivalent of any UK Multicurrency Syndicated Borrowing requested by the UK Multicurrency Borrower; (2) regardless of the fact that such borrowings shall be made in Dollars, constitute usage of the UK Multicurrency Syndicated Loan Commitments; (3) be evidenced by the UK Multicurrency Syndicated Loan Notes; (4) be funded with Dollars by the Lenders in accordance with their respective Pro Rata Share of the principal amount thereof; and (5) otherwise be deemed to be a UK Multicurrency Syndicated Borrowing (and such Lender's Pro Rata Shares shall be deemed to be UK Multicurrency Syndicated Loans) for all purposes hereof (regardless of the fact that such borrowing will have been made in Dollars). Furthermore, interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         SECTION 4.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, the respective Borrower shall select an interest period (each an "INTEREST PERIOD") to be applicable to such Advances, which Interest Period shall in the case of LIBOR Advances be either a one, two, three or six month period, except for UK Multicurrency Swing Line Advances, as to which the Interest Period shall be 1 day; PROVIDED that:

                  (i) The initial Interest Period for any Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a LIBOR Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further

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

         Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period in respect of a LIBOR Advance which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

                  (iv) No Interest Period shall extend beyond any date upon which any prepayment is required to be made in the Domestic Revolving Loans or UK Multicurrency Syndicated Loans, unless the aggregate principal amount of UK Multicurrency Syndicated Loans or Domestic Revolving Loans, as the case may be, that are not LIBOR Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;

                  (v) The Interest Period for a LIBOR Advance which is converted pursuant to Section 4.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the LIBOR Advances of the other Lenders which were not converted expires; and

                  (vi) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

SECTION 4.05.     FEES.

         (a) On the Closing Date, Interface shall pay to the Domestic Agent, (i) for the benefit of each Lender, an upfront fee as agreed to in writing by Interface with respect to each Lender and (ii) for the account of the Arranger, an arrangement fee as agreed to in writing by Interface with respect to the Arranger.

         (b) Interface shall pay to the Domestic Agent, for the account of the Lenders, an unused line fee in respect of the Domestic Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Unused Line Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Domestic Syndicated Loan Commitments of such Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Maturity Date. For purposes of calculating the fees due under this Section 4.05(b), the aggregate principal amount of the Domestic Syndicated Loans, the Aggregate Domestic L/C Outstandings, the UK Multicurrency Syndicated Loans, and the Aggregate UK Multicurrency L/C Outstandings shall constitute usage of the Domestic Syndicated Loan Commitments; PROVIDED that (i) the aggregate principal amount of the Domestic Settlement Loans from time to time outstanding shall not constitute a usage of the Domestic Syndicated Loan Commitments and (ii) the aggregate principal amount of the UK Multicurrency Swing Line Loans from time to time outstanding shall not constitute a usage of the UK Multicurrency Syndicated Loan Commitments. Such unused line fee shall be distributed by the Domestic Agent to the Lenders PRO RATA in accordance with the Lenders' respective Pro Rata Shares.

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         (c) On the Closing Date and on an annual basis thereafter, Interface shall pay to the Co-Agents the annual fee which Interface agreed to in writing;

         (d) On the Closing Date and on an annual basis thereafter, Interface shall pay to the Collateral Agent the annual fee which Interface agreed to in writing.

         SECTION 4.06. VOLUNTARY PREPAYMENTS OF BORROWINGS.

         (a) The Domestic Borrower and the Additional Domestic Borrower may, at their option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $250,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances may be prepaid, at the applicable Borrower's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Sections 2.02(b), 2.05(b), and 3.02(b), as applicable to the Type of Advance and the applicable Agreed Currency, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.06(c) below.

         (b) Each Borrower desiring to make a prepayment pursuant to Section 4.06(a) shall give written notice (or telephonic notice confirmed in writing) to the Appropriate Co-Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances and (ii) not less than four Business Days prior to any prepayment of LIBOR Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Appropriate Co-Agent shall promptly notify each Lender whose Advance constitutes a portion of such Borrowing of the contents of such notice and of such Lender's share of such prepayment.

         (c) Each Borrower providing notice of prepayment pursuant to Section 4.06(b) may designate the Types of Advances and the specific Borrowings that are to be prepaid, provided that (i) if any prepayment of LIBOR Advances of such Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the respective Borrower, the Co-Agents shall, subject to the foregoing, make such designation in their sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

         SECTION 4.07. PAYMENTS, ETC.

         (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in Section 4.07(a)(ii) below, shall be made without defense, set-off or counterclaim to the Domestic


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Agent not later than 11:00 a.m. (Eastern time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

                  (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the UK Multicurrency Syndicated Loans, and all reimbursement payments and fees in respect of UK Multicurrency Letters of Credit, shall be made without defense, set-off or counterclaim to the Multicurrency Agent at the Payment Office of the Multicurrency Agent not later than 11:00 a.m. (the time of the Multicurrency Agent's Correspondent) on the date when due and in immediately available funds in the applicable Agreed Currency, or at any other location as the Multicurrency Agent may specify in writing to the Borrowers not later than Noon (Eastern time) on the Business Day prior to the Business Day such payment is due. All payments of principal and interest with respect to the UK Multicurrency Syndicated Loans, and all reimbursement payments and fees in respect of UK Multicurrency Letters of Credit, shall be made in the Agreed Currency in which the related Borrowing was made or UK Multicurrency Letter of Credit was issued.

         (b) (i) Any and all payments by the Borrowers under this Agreement, the Notes, and the other Credit Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 4.07(b) as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, (x) the sum so payable shall be increased by such amount (the "GROSS-UP AMOUNT") as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Lender on the Gross-up Amount payable under this Section 4.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

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                  (ii) Each Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable by such Borrower under clause (x) of Section 4.07(b)(i) or on any indemnification payments made by such Borrower under this Section 4.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

                  (iii) Within 30 days after the date of any Borrower's payment of Taxes, such Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

                  (iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                  (A) it shall, prior to the time it becomes a Lender hereunder, deliver to Interface:

                           (1) for each Lending Office located in the United
                  States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("FORM W-8ECI"), and/or

                           (2) for each Lending Office located outside the
                  United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("FORM W-8BEN");

         in each case indicating that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes free from withholding of United States Federal income tax; provided that if the Form W-8ECI or Form W-8BEN, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

                  (B) if at any time such Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

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                           (1) for such changed or additional Applicable Lending
                  Office located in the United States of America, three (3) accurate and complete signed originals of Form W-8ECI; or

                           (2) otherwise, three (3) accurate and complete signed
                  originals of Form W-8BEN;

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement and the Notes free from withholding of United States Federal income tax.

                  (v) Each of the parties hereto acknowledges and agrees that:

                  (A) Each Lender (or the Co-Agents on behalf of such Lender) shall, within 15 days after the Closing Date, deliver to Interface with respect to each of its Lending Offices, duly completed forms, or other evidence reasonably satisfactory to Interface, establishing that such Lender, on the date of delivery thereof, is entitled to receive (i) payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by The Netherlands, and (ii) payments of principal, interest and fees for the account of such Lending Office under this Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; PROVIDED that if the forms or other evidence supplied by the Lender fail to establish such a complete exemption from withholding tax of The Netherlands, or such a complete exemption from withholding tax of the United Kingdom with respect to payment of fees hereunder, as of the date such Lender becomes a Lender, such Lender shall, within fifteen
         (15) days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish such complete exemption from withholding tax as of such date;

                  (B) Each Lender (or the Co-Agents on behalf of such Lender) shall, as soon as practicable after the date of this Agreement, file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the United Kingdom Inland Revenue establishing that such Lender, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by the United Kingdom; PROVIDED that if the forms supplied by the Lender fail to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other evidence reasonably satisfactory to Interface to establish a complete exemption from withholding tax of the United Kingdom as of such date; and

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                  (C) If at any time any Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective), deliver to Interface in replacement for the forms previously delivered by it hereunder, such additional duly completed forms establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United Kingdom or The Netherlands income tax (to the extent such forms are required under the laws of the relevant jurisdiction to establish such exemption).

                  (vi) In addition to the documents to be furnished pursuant to
         Section 4.07(b)(iv) and (v), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes. Each Lender furnishing forms to Interface pursuant to the requirements of Section 4.07(b)(iv) and (v), and this clause (vi), shall furnish copies of such forms to the Appropriate Co-Agent at the same time delivery of such forms is made to Interface.

                  (vii) No Borrower shall be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.07(b)(iv), and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                  (viii) No Borrower shall be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United Kingdom or The Netherlands withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the governments of the United Kingdom or The Netherlands, as the case may be) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.07(b)(v), and such Lender shall not be entitled to exemption from deduction or withholding of United Kingdom or The Netherlands income tax in respect of the payment


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         of such sum by any Borrower hereunder for the account of such Lending
         Office for, in each case, any reason other than a change in United Kingdom or The Netherlands law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations, by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                  (ix) Within sixty (60) days of the written request of Interface, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

                  (x) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrowers pursuant to this Section 4.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                  (xi) To the extent that the payment of any Lender's Taxes by any Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to such Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; PROVIDED, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "TAX BENEFIT" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrowers shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

                  (xii) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this Section 4.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes.

                  (xiii) Each Lender authorizes the Co-Agents on its behalf, where applicable law and regulations permit and if appropriate, to complete and submit to the relevant taxing authority such forms as may be necessary or desirable in order to obtain


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         an exemption from foreign withholding taxes, including, without limitation, the completion and submission to Inland Revenue in the United Kingdom of an application form PTR-SM1 (or any subsequent replacement form), seeking an exemption or exemptions for the Lenders under the Provisional Treaty Relief Scheme of the United Kingdom in connection with the Loans, and each Lender that is a partnership or a limited liability company agrees to submit to Inland Revenue such additional forms and applications as may be necessary or desirable in connection therewith.

         (c) Subject to Section 4.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees hereunder and under the Notes shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Eurocurrency Advances outstanding in British pounds sterling shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by either Co-Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by any Borrower to the Appropriate Co-Agent in accordance with the terms of this Agreement shall, as to such Borrower, constitute payment to the applicable Lenders under this Agreement.

         SECTION 4.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Appropriate Co-Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Appropriate Co-Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Appropriate Co-Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, (i) the obligations of the Lenders to make or permit portions of the Domestic Syndicated Loans or UK Multicurrency Syndicated Loans to remain outstanding as LIBOR Advances, as the case may be, shall be suspended, (ii) such affected Advances, if made and outstanding in a Foreign Currency, shall be converted to Advances in Dollars based on the Dollar Equivalent amounts thereof as of the date of such conversion, and (iii) all such affected Advances shall bear the same interest as Base Rate Advances; PROVIDED that Interface shall pay to the Multicurrency Agent, the Domestic


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Agent and the Lenders any and all costs, fees and other expenses incurred by the
Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion.

         SECTION 4.09. ILLEGALITY.

         (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Appropriate Co-Agent of such determination and a summary of the basis for such determination (which notice the Appropriate Co-Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to Interface referred to in subsection (a) above,

                  (i) (A) each Borrower's right to request, convert or continue, and the Lenders' obligation to fund, convert or continue, LIBOR Advances (including, without limitation, any UK Multicurrency Syndicated Advance) shall be immediately suspended and (B) Interface may only request, and the Lenders shall only be obligated to fund, Base Rate Advances hereunder, and

                  (ii) if the affected LIBOR Advance is then outstanding, then Interface (on behalf of the applicable Borrower) shall immediately convert such LIBOR Advance to a Domestic Syndicated Loan in Dollars (based on the Dollar Equivalent thereof as of the date of such conversion) bearing interest based upon the Base Rate; PROVIDED that Interface shall pay to the Multicurrency Agent, the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Multicurrency Agent, the Domestic Agent and the Lenders in effecting such conversion.

         SECTION 4.10. INCREASED COSTS. If, by reason of (a) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a LIBOR Advance or UK Multicurrency Letter of Credit or its obligation to fund a portion of a LIBOR Advance or UK Multicurrency Letter of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a LIBOR Advance or UK Multicurrency Letter of Credit, or with respect to any conversion of any UK Multicurrency Syndicated Loan denominated in a Foreign Currency other than the Euro into a UK Multicurrency Syndicated Loan denominated in the Euro, or its obligation to fund a portion of a LIBOR


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         Advance or UK Multicurrency Letter of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a LIBOR Advance or UK Multicurrency Letter of Credit or its obligation to fund a portion of a LIBOR Advance or UK Multicurrency Letter of Credit shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a LIBOR Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the LIBOR Advance or UK Multicurrency Letter of Credit), or in converting any UK Multicurrency Syndicated Loan denominated in a Foreign Currency other than the Euro into a UK Multicurrency Syndicated Loan denominated in the Euro, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrowers shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Appropriate Co-Agent), pay to the Appropriate Co-Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Appropriate Co-Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         SECTION 4.11. LENDING OFFICES.

         (a) Each Lender agrees that, if requested by the Borrowers, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of LIBOR Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of any Borrower or any right of any Lender provided hereunder.

         (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes


                                       98
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may be required to be made by any Borrower thereafter pursuant to Section
4.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; PROVIDED, HOWEVER, that no delay or failure to furnish such notice shall in any event release or discharge the Borrowers from their obligations to such Lender pursuant to Section 4.07(b) or otherwise result in any liability of such Lender.

         SECTION 4.12. FUNDING LOSSES. Each Borrower shall compensate each Lender, upon its written request to Interface (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of LIBOR Advances, and any amounts required to be paid by any Lender as a result of currency fluctuations of Foreign Currencies borrowed by it to make or carry UK Multicurrency Syndicated Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Foreign Currencies and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to such Borrower does not occur on the date specified therefor in a notice given by any Borrower to either Co-Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any LIBOR Advances to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, such Borrower defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

         SECTION 4.13. FAILURE TO PAY IN APPROPRIATE AGREED CURRENCY. If any Borrower is unable for any reason to effect payment of a UK Multicurrency Revolving Loan or in respect of a UK Multicurrency Letter of Credit in the appropriate Agreed Currency as required by Section 4.07(a)(ii) or if any Borrower shall default in the payment when due of any payment in the appropriate Agreed Currency, the Lenders may, at their option, require such payment to be made to the Multicurrency Agent in the Dollar Equivalent of such Agreed Currency at the Multicurrency Agent's Payment Office specified for payments of Eurocurrency Advances outstanding in Dollars. In any such case, each Borrower agrees to hold the Lenders harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such Agreed Currency between the date such payment became due and the date of payment thereof.

         SECTION 4.14. ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. Except for UK Multicurrency Swing Line Loans made by the UK Multicurrency Swing Line Lender, calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its portions of relevant LIBOR Advances through the purchase of deposits in the relevant market and Agreed Currency, as the case may be, bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of its portions of the LIBOR Advances and having a maturity comparable to the relevant Interest Period and, in the case of LIBOR Advances, through the transfer of such LIBOR Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED HOWEVER, that each Lender may fund its portions of each of the LIBOR Advances in any manner


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it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

         SECTION 4.15. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, unused line fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Appropriate Co-Agent shall promptly distribute to each Lender at its primary address set forth on Schedule 1.1(a) hereto or such other address as any Lender may request its share of all such payments received by the Appropriate Co-Agent.

         SECTION 4.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of any Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Co-Agents of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; PROVIDED that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

         SECTION 4.17. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Co-Agents), Interface shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base


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Rate). Each certificate as to the amount payable under this Section 4.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 4.18. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Domestic Guarantors (other than Interface) of their Domestic Guaranty Agreement, Interface agrees to make the benefit of extensions of credit made to it hereunder available to the Domestic Guarantors. The UK Multicurrency Borrower represents and warrants that the UK Multicurrency Guarantors shall receive financial benefit from the making of UK Multicurrency Syndicated Loans and UK Multicurrency Swing Loans and the issuance of UK Multicurrency Letters of Credit pursuant to the terms of this Agreement and the other Credit Documents.

         SECTION 4.19. Limitation on Certain Payment Obligations.

         (a) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Section 4.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

         (b) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.12 and 4.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

         (c) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.09 and 4.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

         (d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in (a) or (b) above, neither Interface nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in (c) above, neither Interface nor any other Borrower shall have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

         SECTION 4.20. APPLICATION OF LOAN PROCEEDS TO MATURING LOANS. Notwithstanding the provisions of Sections 2.02(d), 2.05(c), and 3.02(d) requiring the Lenders to make available proceeds of their respective Loans to the Domestic Agent or Multicurrency Agent, as the case may be, in connection with the Borrowing of Domestic Revolving Loans and UK Multicurrency Syndicated Loans, to the extent that a Loan in a specified Agreed Currency previously made by a Lender matures on the date of any such Borrowing of a requested Loan in the same Agreed Currency, such Lender shall apply that portion of the proceeds of the Loan it is


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then making sufficient to effect the repayment of principal of the maturing Loan owing to it, with any excess proceeds to be made available to the applicable Borrower as contemplated herein.

         SECTION 4.21. CURRENCY CONTROL AND EXCHANGE REGULATIONS.
Notwithstanding anything to the contrary herein:

         (a) If (i) any Foreign Currency, currency control or exchange regulations are imposed in the country which issues any Foreign Currency with the result that the type of such Foreign Currency (the "ORIGINAL CURRENCY") no longer exists or the UK Multicurrency Borrower is not able to make payment to the Multicurrency Agent for the account of the Lenders in such Original Currency or (ii) it has become otherwise materially impractical for the Multicurrency Agent, the UK Multicurrency L/C Issuer, the UK Multicurrency Swing Line Lender, or the Lenders to make any UK Multicurrency Revolving Loans or issue any UK Multicurrency Letter of Credit, then the Multicurrency Agent shall forthwith give notice thereof to the UK Multicurrency Borrower. Thereafter, until the Multicurrency Agent notifies the UK Multicurrency Borrower that such circumstances no longer exist, the obligations of the UK Multicurrency L/C Issuer, the UK Multicurrency Swing Line Lender, or the Lenders, as applicable, to make any UK Multicurrency Revolving Loans or issue any UK Multicurrency Letter of Credit, as applicable, shall be suspended.

         (b) If, after the making of any UK Multicurrency Revolving Loan or the issuance of any UK Multicurrency Letter of Credit in any Original Currency, any Foreign Currency, currency control, or exchange regulations are imposed in the country which issues such Original Currency with the result that the type of such Original Currency no longer exists or the Multicurrency Borrower is not able to make payment to the Multicurrency Agent for the account of the Lenders in such Original Currency (or, with respect to any UK Multicurrency Letter of Credit, to the UK Multicurrency L/C Issuer in such Original Currency), then all payments to be made by the UK Multicurrency Borrower hereunder in such Original Currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (determined as of the date such UK Multicurrency Revolving Loan was made or such UK Multicurrency Letter of Credit was issued) of such payment due, it being the intention of the parties that the UK Multicurrency Borrower take all risks of the imposition of any such currency control or exchange regulations.

         SECTION 4.22. EUROPEAN ECONOMIC AND MONETARY UNION. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Multicurrency Agent to reflect the implementation of the economic and monetary union in any member state of the European Union not currently participating in the economic and monetary union or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Agents, the Lenders and the Borrowers in the same position, so far as possible, that they would have been if such implementation had not occurred. In connection therewith, the Borrowers agree, at the request of the Multicurrency Agent, at the time of or at any time following the implementation of the economic and monetary union in any member state of the European Union not currently participating in the economic and monetary union or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to


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enter into an agreement amending this Agreement in such manner as the
Multicurrency Agent shall reasonably request.

         SECTION 4.23. MARKET DISRUPTION. Notwithstanding the satisfaction of all applicable conditions to the making, converting or continuing of any UK Multicurrency Syndicated Advance or issuing or extending any UK Multicurrency Letter of Credit, if there shall occur on or prior to the date of making, converting or continuing any UK Multicurrency Syndicated Advance or issuing or extending any UK Multicurrency Letter of Credit any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Multicurrency Agent or the Required Lenders make it impracticable for the UK Multicurrency Syndicated Advances or the UK Multicurrency Letters of Credit to be denominated in the Foreign Currency specified by the UK Multicurrency Borrower, then the Multicurrency Agent shall forthwith give notice to the UK Multicurrency Borrower and the Lenders, and such UK Multicurrency Syndicated Advance or UK Multicurrency Letter of Credit, as applicable, shall not be denominated in such Foreign Currency but shall be made on such borrowing, conversion or continuation date or such issuance or extension date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related UK Multicurrency Syndicated Borrowing Notice, Notice of UK Multicurrency Continuation or UK Multicurrency Letter of Credit Request, as the case may be:

         (a) with respect to any UK Multicurrency Syndicated Advance, as a Domestic Syndicated Advance denominated in Dollars bearing interest based upon the Base Rate, unless the UK Multicurrency Borrower notifies the Multicurrency Agent at least one Business Day before such date that (i) it elects not to borrow on such date, or (ii) it elects to borrow on such date in a different Foreign Currency, as the case may be, in which the denomination of such UK Multicurrency Syndicated Loan would in the opinion of the Multicurrency Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related UK Multicurrency Syndicated Borrowing Notice or Notice of UK Multicurrency Continuation, as the case may be; and

         (b) with respect to any UK Multicurrency Letter of Credit, as a Domestic Letter of Credit denominated in Dollars, unless the UK Multicurrency Borrower notifies the Multicurrency Agent at least one Business Day before such date that (i) it elects not to request a Domestic Letter of Credit on such date, or (ii) it elects to request a UK Multicurrency Letter of Credit on such date in a different Foreign Currency, as the case may be, in which the denomination of such UK Multicurrency Letter of Credit would in the opinion of the Multicurrency Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related UK Multicurrency Letter of Credit Request.

         SECTION 4.24. Limitation of Obligations with Respect to the Additional Domestic Borrower and the UK Multicurrency Borrower.

         (a) The Additional Domestic Borrower shall not be liable for any Obligations hereunder or under any other Credit Document, except to the extent such Obligations arise from,


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or relate to, (a) the making of a Domestic Revolving Loans, the making of any
Extension of Credit or other extension of credit or financial accommodation, or the issuance of a Domestic Letter of Credit (including, without limitation all Aggregate L/C Outstandings related to such Domestic Letter of Credit) hereunder for the account of, to, or on behalf of the Additional Domestic Borrower and (b) any Security Document to which the Additional Domestic Borrower is party and which provides for collateral security for any of the foregoing; PROVIDED, HOWEVER, that nothing in the foregoing shall limit, abridge, or otherwise affect the obligations of Interface, in its capacity as a Guarantor under the Domestic Guaranty Agreement executed by it and it shall be irrevocably and unconditionally liable for all Obligations of all Borrowers hereunder pursuant to the terms thereof.

         (b) The UK Multicurrency Borrower shall not be liable for any Obligations hereunder or under any other Credit Document, except to the extent such Obligations arise from, or relate to, (a) the making of a UK Multicurrency Syndicated Loan, the making of any Extension of Credit or other extension of credit or financial accommodation, or the issuance of a UK Multicurrency Letter of Credit (including, without limitation all Aggregate L/C Outstandings related to such UK Multicurrency Letter of Credit) hereunder for the account of, to, or on behalf of the UK Multicurrency Borrower and (b) any Security Document to which the UK Multicurrency Borrower is party and which provides for collateral security for any of the foregoing; PROVIDED, HOWEVER, that nothing in the foregoing shall limit, abridge, or otherwise affect the obligations of Interface, in its capacity as a Guarantor under the Domestic Guaranty Agreement executed by it and it shall be irrevocably and unconditionally liable for all Obligations of all Borrowers hereunder pursuant to the terms thereof.

                                   ARTICLE V.

                            CONDITIONS TO BORROWINGS

         The obligation of each Lender to make Advances to the Borrowers hereunder is subject to the satisfaction of the following conditions:

         SECTION 5.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. For this Agreement to become effective on the Closing Date, all obligations of the Borrowers and L/C Account Parties hereunder incurred at or prior to such date (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to the Co-Agents and any fees and expenses payable to the Arrangers, the Co-Agents and the Lenders as previously agreed with Interface), shall have been paid in full, and the Co-Agents shall have received the following, all in form and substance satisfactory in all respects to the Co-Agents:

         (a) the duly executed counterparts of this Agreement;

         (b) the duly completed Notes;

         (c) the duly executed Global Amendment and Master Acknowledgement Agreement, the duly executed Indemnity Agreement, the duly executed UK Guaranty and Security Agreement, and all other Security Documents or amendments thereto as the Collateral


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

Agent or the Co-Agents shall require, all in form and substance satisfactory to the Collateral Agent or the Co-Agents as applicable;

         (d) certificate of the Borrowers in substantially the form of EXHIBIT E attached hereto and appropriately completed;

         (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the security interest pursuant to the Security Documents;

         (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

         (g) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary), together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

         (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

         (i) [Intentionally Omitted];

         (j) acknowledgments from each of G. Kimbrough Taylor, Jr. and Kilpatrick Stockton LLP as to their appointment as agent for service of process for the various Credit Parties;

         (k) all outstanding fees and expenses relating to the Letters of Credit outstanding on the Closing Date under the Letter of Credit Agreement;

         (l) an accounts receivable status report respecting the Domestic Accounts and the UK Account containing the information described in Section 7.20(a) and an accounts payable report prepared in accordance with historical practices consistently applied during the first fiscal quarter of Interface's 2003 fiscal year;

         (m) [Intentionally Omitted];

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

         (n) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 6.18, in any single case in an amount not less than $5,000,000 (or the Dollar Equivalent thereof);

         (o) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

         (p) certificates, reports, environmental audits and investigations, and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

         (q) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

         (r) a summary, set forth in format and detail acceptable to the Co-Agents, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies, together with the statements from each of the Credit Parties' insurance companies required by Section 6.09, acknowledging in favor of Wachovia, as the Collateral Agent, the continued effectiveness of the insurance clauses required by such Section 6.09 and Section 7(b) of the Mortgages pertaining to the loss payable endorsements and its rights as loss payee, assignee and additional insured described therein;

         (s) the favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Credit Parties, substantially in the form of EXHIBIT F-1, (along with a reliance letter substantially in the form of EXHIBIT F-2, regarding those real property opinions delivered by Kilpatrick Stockton LLP pursuant to the Existing Credit Agreement), (ii) Addleshaw Goddard, United Kingdom counsel to the UK Multicurrency Credit Parties substantially in the form of EXHIBIT G-1, (iii) Gertie Lintjens, Netherlands counsel to Europe B.V. substantially in the form of EXHIBIT G-2, and (v) Carson McDowell, Northern Ireland counsel to the UK Multicurrency Credit Parties substantially in the form of EXHIBIT G-3, in each case addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request;

         (t) a duly completed certificate of the president, chief financial officer or principal accounting officer of Interface as described in Section 7.07(c) given with respect to the financial statements of Interface and the Consolidated Companies for the fiscal year ended December 29, 2002;

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

         (u) a completed Domestic Borrowing Base Certificate and a completed UK Borrowing Base Certificate, each as of June 13, 2003 (and each of which may be delivered together pursuant to the same certificate), and dated as of the Closing Date, demonstrating to the satisfaction of the Agents and the Required Lenders Excess Availability (Domestic) of not less than $30,000,000 (after giving effect to all Loans made or deemed made, and Letters of Credit issued or deemed issued, on the Closing Date (other than Loans in an amount not to exceed $3,379,530, made on the Closing Date, the proceeds of which constitute cash collateral for certain letters of credit issued by SunTrust pursuant to the terms of the Existing Letter of Credit Agreement, but only to the extent such proceeds are applied as cash collateral for such letters of credit on terms reasonably acceptable to the Domestic Agent));

         (v) a sources and uses of funds certificate respecting all Loans to be made on the Closing Date and all payoff letters from each of the Existing Lenders which is not a Lender hereunder;

         (w) duly executed Control Agreements to the extent required in Section 7.16;

         (x) a fully completed letter to the Co-Agents designating those deposit accounts into which the Co-Agents are to transfer the funds of Borrowings made hereunder;

         (y) all field exams, appraisals, third-party consultants' reports, lien search results, title commitments, current surveys of real property, environmental reports, third-party consents, and all other due diligence and collateral-related items which the Co-Agents in their reasonable credit judgment may require;

         (z) [Intentionally Omitted]; and

         (aa) the Initial Assignment and Assumption Agreement shall have been executed and delivered by each of the Co-Agents, Interface (for itself and on behalf of all other Borrowers), the Lenders, and the Existing Lenders, providing for the assignment and assumption of the various commitments of, and outstanding principal balances owing to, the lenders under the Existing Agreement to the Lenders.

         In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Co-Agents, as of the time this Agreement becomes effective:

         (bb) the Loans to be made on the Closing Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

         (cc) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders;

         (dd) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14(i), there shall have been no changes in the business, results of operations, financial condition, assets or prospects of any of (i) the Consolidated Companies which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to
Section 7.07) or (ii) any Major Division which have had or could reasonably be expected to have, singly or in the aggregate, any (A) materially adverse change in (1) the business, results of operations, financial condition, assets or prospects of such Major Division, or (2) the ability of such Major Division (or any of the Persons in such Major Division) to perform their respective obligations under the Credit Documents, or (B) materially adverse effect on the rights and remedies of the Co-Agents, the Collateral Agent and the Lenders under the Credit Documents.

         (ee) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower or any other Credit Party, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

         (ff) all payments required to be made pursuant to Sections 2.08 and
3.08 shall have been paid in full;

         (gg) the UK Concentration Accounts shall have been established and a blocked account agreement respecting each UK Blocked Account shall have been fully executed and delivered to the Collateral Agent, in form and substance satisfactory to the Collateral Agent;

         (hh) termination of the SunTrust Receivables Facility, including payment of all related obligations thereunder pursuant to a payoff letter addressed to the Domestic Agent from SunTrust, receipt of UCC termination statements and cancellation of, and other appropriate releases and terminations from, relevant parties pertaining to security interests and pledges granted in connection therewith and regarding termination of such facility, cancellation and return of any Receivables;

         (ii) the Collateral Agent shall have a first-priority perfected security interest in all Domestic Accounts and in all other Collateral, subject only to those Liens permitted in the Credit Documents;

         (jj) a duly executed Agreement Regarding Post-Closing Matters;

         (kk) [Intentionally Omitted]; and

         (ll) the Domestic Agent shall be satisfied that, to the extent that any notice is required by any intercreditor agreement with respect to the Senior Subordinated Notes Indenture, the Existing Senior Notes Indenture, or the Additional Senior Notes Indenture, or the Domestic Agent determines that any such notice is desirable, such notice has been given in from and substance satisfactory to the Co-Agents.

         (mm) the Domestic Agent shall have received a

         SECTION 5.02. [INTENTIONALLY OMITTED].

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

         SECTION 5.03. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make any Extensions of Credit, convert or continue any Loan and/or the L/C Issuers to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation, issuance or extension date:

         (a) there shall exist no Default or Event of Default;

         (b) all representations and warranties by Interface contained herein, and all representations and warranties by the other Borrowers contained herein, or of each other Credit Parties in those Credit Documents to which it is a party, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the relevant borrowing, conversion, continuation, issuance or extension date (except any representation and warranty which by its express terms relates to a specific date or period);

         (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14(i), there shall have been no changes which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.07);

         (d) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower or any other Credit Party, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

         (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any of the Borrowers;

         (f) the applicable Borrower shall have given to the Co-Agents, in addition to its applicable notice of Borrowing, (i) written notice of its intent to use any proceeds of any Loan then being requested for the purchase or carrying of any "margin stock" (as defined in the Margin Regulations) and (ii) written notice that the representation and warranty set forth in Section 6.07 is true and correct;

         (g) the Co-Agents shall have received such other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Co-Agents; and

         (h) with respect to the issuance of any Letter of Credit, in addition to the satisfaction of each of the preceding conditions precedent, each of the conditions precedent set forth in Section 2A.11 shall have been satisfied.

         Each request for a Borrowing or a Letter of Credit and the acceptance by each Borrower or an L/C Account Party of the proceeds thereof shall constitute a representation and warranty by the Borrowers, as of the relevant borrowing, conversion, continuation, issuance


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or extension date, that the applicable conditions specified in Sections 5.01 and
5.03 have been satisfied.

         SECTION 5.04. POST-CLOSING CONDITIONS. Each Borrower shall, and shall cause each of the other Credit Parties to, (a) within 45 days after the Closing Date, deliver to the Collateral Agent certified originals of all promissory notes which constitute Intercompany Loan Documents and original stock certificates (with blank stock powers) which, pursuant to the terms of the Security Documents, would otherwise be required to be delivered to the Collateral Agent, the Credit Parties shall not be required to deliver such instruments and stock certificates until such time, notwithstanding the terms of the Security Documents (including, without limitation, Section 3.6 of the Borrower Pledge and Security Agreement and Section 3.6 of each Subsidiary Pledge and Security Agreement); (b) promptly after the Closing Date, enter into such Trademark Security Agreements, Copyright Security Agreements, and Patent Security Agreements (and any reasonable amendments thereto as requested from time to time by the Collateral Agent) as are necessary to effect the attachment and perfection of the security interests in Intellectual Property which are contemplated to be granted pursuant to the Security Documents; and (c) comply with all terms and conditions of the Agreement Regarding Post-Closing Matters within the required time periods set forth therein.

                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         Each of Interface (as to itself and all other Consolidated Companies, whether or not Interface is a Borrower hereunder), each of the other Borrowers (as to itself and all of its Subsidiaries), and each Subsidiary L/C Account Party represents and warrants as follows:

         SECTION 6.01. ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification (and, to the extent such Consolidated Company is an L/C Account Party which owns or leases any IRB Collateral, is qualified to do business and is in good standing in each jurisdiction where any IRB Collateral is located), and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary of Interface as of the date of this Agreement is accurately described on SCHEDULE 6.01.

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         SECTION 6.02. ORGANIZATIONAL POWER; AUTHORIZATION. Each of the Credit
Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than (i) such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Credit Party's supervisory board, works council ("Ondernemingsraad") or similar body), and (ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the IRB Collateral Documents.

         SECTION 6.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 6.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

         SECTION 6.05. NO MATERIAL LITIGATION. Except as set forth on SCHEDULE
6.05 or in any notice furnished to the Lenders pursuant to Section 7.07(i) at or prior to the respective times the representations and warranties set forth in this Section 6.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of any Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, any of the transactions contemplated hereby or thereby, or any IRB Collateral, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 6.07. MARGIN REGULATIONS.

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         (a) No part of the proceeds of any of the Loans or Letter of Credit will be used to purchase or carry any "margin stock" (as such term is defined in the Margin Regulations); and

         (b) "Margin Stock" (as defined in the Margin Regulations) constitutes less than twenty-five percent of the value of those assets of the Consolidated Companies which are subject to any limitation on sale, pledge, or other restriction under this Agreement.

         (c) None of the Collateral is comprised of "Margin Stock" (as defined in the Margin Regulations) (other than treasury stock repurchased by the Company after the Closing Date pursuant to, and in accordance with, Section 8.04 and not in violation of Section 7.14).

         SECTION 6.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) The Consolidated Companies are in compliance, and have been in compliance, with all applicable Environmental Laws, except where the failure to comply with such Environmental Laws (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect;

         (b) None of the Consolidated Companies has received any notice of claim or potential liability under any Environmental Laws, except where such claims and liabilities (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

         (c) None of the Consolidated Companies has received, during the period from January 1, 1987 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company or on any property included in any IRB Collateral, except where any such violation, spill, leak, release or contamination (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

         (d) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties (or on any properties included in any IRB Collateral), including, without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

         SECTION 6.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses (and with respect to any properties and businesses included in any IRB Collateral), with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less


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than those amounts which are customary for such companies under similar circumstances and, with respect to any IRB Collateral and the Real Properties, any more rigorous or extensive insurance requirements which may be required by the terms of the IRB Collateral Documents or Section 7(b) of the Mortgages. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect. The Credit Parties shall deliver the originals or copies (which copies shall be certified if requested by the Collateral Agent) of such policies to the Collateral Agent with satisfactory lender's loss payable endorsements naming the Collateral Agent, as agent for the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance pertaining to any IRB Collateral shall comply with the provisions of the documents pertaining to the IRB Collateral. Each policy of insurance or endorsement pertaining to the Real Property secured by the Mortgages shall comply with the provisions of Section 7(b) of the Mortgages. Each other policy of insurance or endorsement shall contain a clause
(i) not permitting cancellation by a Credit Party without the prior written consent of the Collateral Agent, (ii) requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the Credit Parties or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Upon the date of this Agreement, and from time to time thereafter upon the Collateral Agent's reasonable request, the Credit Parties shall provide the Collateral Agent with a statement from each insurance company or agent thereof providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Credit Parties fail to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Credit Parties therefor as a part of the Obligations.

         SECTION 6.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

         SECTION 6.11. NO BURDENSOME RESTRICTIONS. Except as set forth on
SCHEDULE 6.11 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.12. TAXES. Except as set forth on SCHEDULE 6.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("TAXES" in this Section 6.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface or any other Borrower, no claims


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

are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

         SECTION 6.13. SUBSIDIARIES. Except as disclosed on SCHEDULE 6.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. Except as disclosed on SCHEDULE 6.13 or in any notice furnished pursuant to Section 7.07(q) at or prior to the respective times the representations and warranties set forth in this Section 6.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

         SECTION 6.14. FINANCIAL STATEMENTS. The Borrowers have furnished to the Co-Agents and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies as at December 29, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the first fiscal quarter of 2003, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and first fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 29, 2002, and except as otherwise disclosed to the Co-Agents and the Lenders, there have been no changes with respect to any Consolidated Companies which have had or would reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

         SECTION 6.15. ERISA. Except as disclosed on SCHEDULE 6.15 or in any notice furnished to the Lenders pursuant to Section 7.07(k) at or prior to the respective times the representations and warranties set forth in this Section
6.15 are made or deemed to be made hereunder:

         (a) (1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

                  (2) COMPLIANCE. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof,

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

         including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (3) LIABILITIES. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this
         Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (4) FUNDING. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

         (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would not have a Materially Adverse Effect.

         SECTION 6.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on SCHEDULE 6.16 or in any notice furnished to the Lenders pursuant to Section


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7.07(p) at or prior tothe respective times the representations and warranties set forth in this Section 6.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of the Borrowers' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrowers, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 6.17. OWNERSHIP OF PROPERTY. Except as set forth on SCHEDULE 6.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 29, 2002, referred to in Section 6.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

         SECTION 6.18. INDEBTEDNESS.

         (a) SCHEDULE 6.18 is a complete and correct listing of all Indebtedness, or any commitment to create or incur any Indebtedness, of the Consolidated Companies as of the Closing Date in an amount greater than $1,000,000 in any single case (other than Indebtedness permitted pursuant to Sections 8.01(a), (d), (f), (i), and (l)). SCHEDULE 6.18 also contains a separate schedule identifying any Indebtedness that must be included in the calculation of Indebtedness permitted under the Additional Senior Notes Indenture solely pursuant to the proviso set forth in Section 4.08 thereof.

         (b) All Indebtedness, and all commitments to create or incur any Indebtedness, of the Consolidated Companies as of the Closing Date which are less than $1,000,000 in each case do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

         SECTION 6.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including, without limitation, the use of the proceeds of the Domestic Revolving Loans and UK Multicurrency Revolving Loans as provided in Articles II and III (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Domestic


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Guaranty Agreement or the UK Guaranty and Security Agreement given by such
Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Domestic Guaranty Agreement or UK Guaranty and Security Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 6.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 6.20. INTERCOMPANY LOANS. The Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

         SECTION 6.21. LABOR MATTERS. Except as set forth in SCHEDULE 6.21 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this
Section 6.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrowers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

         SECTION 6.22. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 8.12 or described on SCHEDULE 6.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 6.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the


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statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 7.07 at or prior to the respective times the representations and warranties set forth in this Section 6.23 are made or deemed to be made hereunder, there is no fact known to the Borrowers which has had, or is reasonably expected to have, a Materially Adverse Effect.

         SECTION 6.24. SPECIAL REPRESENTATIONS AND WARRANTIES RELATING TO IRB COLLATERAL DOCUMENTS. The IRB Collateral Documents create or will create, upon proper filings and recordings of the IRB Collateral Documents and Uniform Commercial Code financing statements prepared in connection therewith, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the IRB Collateral in favor of the Collateral Agent for the benefit of the Lenders, superior to and prior to the rights of all other Persons therein (as provided in the Uniform Commercial Code) and subject to no other Liens other than Permitted Liens and other Liens approved in writing by the Collateral Agent. The respective mortgagor, grantor, pledgor, or assignor, as the case may be, has good and marketable title to all of the IRB Collateral free and clear of all Liens other than Permitted Liens.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface (whether or not it is a Borrower hereunder), each other Borrower, and each L/C Account Party will:

         SECTION 7.01. ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities (and, with respect to an L/C Account Party, where any IRB Collateral owned or leased by such L/C Account Party is located), where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, all Environmental Laws) and Contractual Obligations applicable to or binding on any of them (or on any IRB Collateral owned or leased by it) where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect or, with respect to IRB Collateral, would reasonably be expected to impair in any material respect the value of such IRB Collateral or its usefulness in the ordinary operations of the L/C Account Party which owns or leases such IRB Collateral.

         SECTION 7.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon


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its property and any IRB Collateral owned or leased by it, and (ii) all claims
(including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property or any IRB Collateral owned or leased by it, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

         SECTION 7.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

         SECTION 7.05. VISITATION, INSPECTION, APPRAISALS, AND FIELD AUDITS; DISCLOSURE OF TAX INFORMATION.

         (a) Permit, and cause each of its Subsidiaries to permit, any representative of any Co-Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Co-Agent or Lender may reasonably request after reasonable prior notice to Interface; PROVIDED, HOWEVER, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that any Co-Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the Co-Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Co-Agent or Lender may, subject to Section 11.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; PROVIDED, that unless prohibited by applicable law or court order, such Co-Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Co-Agent or Lender by any governmental agency) for disclosure of any such non-public information; PROVIDED, HOWEVER, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Co-Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Co-Agent or Lender not otherwise permitted herein.

         (b) In addition to the rights granted to the Co-Agents and the Lenders in subsection (a), the Borrowers hereby agree that the Domestic Agent (as to the Domestic Credit Parties' equipment and inventory) and the Multicurrency Agent (with respect to the UK Multicurrency Credit Parties' equipment and inventory) may from time to time, as each such Co-Agent deems necessary or desirable in its reasonable credit judgment, order appraisals of all or part of the Domestic Credit Parties' and the UK Multicurrency Credit Parties' equipment and inventory, as applicable, with each such appraisal being conducted by a professional appraiser


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reasonably selected by the applicable Co-Agent. With respect to appraisals of inventory ordered in accordance with this Section 7.05, all reasonable out-of-pocket expenses incurred by the Co-Agents on account of such appraisals shall be paid by Interface. With respect to appraisals of equipment ordered in accordance with this Section 7.05, all reasonable out-of-pocket expenses incurred by the Co-Agents on account of one such appraisal per fiscal year shall be paid by Interface; PROVIDED that, Interface shall pay all reasonable out-of-pocket expenses of all appraisals of equipment ordered in accordance with this Section 7.05 after the occurrence of and during the continuation of any Event of Default.

         (c) In addition to all other rights granted to the Agents in this
Section 7.05, each of the Borrowers agrees that it shall pay for all reasonable out-of-pocket expenses incurred by the Collateral Agent in conducting, or having conducted by certified public accountants of the Collateral Agent's choosing, field audits of such Borrower's and its respective Subsidiaries' inventory, accounts, and equipment and all books, records, journals, orders, receipts, correspondence, and other data related thereto. In addition, each of the Borrowers agrees that is will pay to the Agents an amount equal to $750 per day for each field auditor. Such field audits shall be conducted with such frequency as the Collateral Agent determines in the exercise of its reasonable judgment.

         (d) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

SECTION 7.06.     INSURANCE; MAINTENANCE OF PROPERTIES.

         (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances (and, with respect to any IRB Collateral, any more rigorous or extensive insurance as may be required by the IRB Collateral Documents); PROVIDED, HOWEVER, that in any event Interface and each other Borrower shall use their best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Interface and the Co-Agents, be excessive.

         (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business (and all IRB Collateral owned or leased by any Credit Party) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be

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necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and so that the value thereof will not be impaired in any material respect; PROVIDED, HOWEVER, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Consolidated Company.

         SECTION 7.07. REPORTING COVENANTS. Furnish, or cause to be furnished, to each Lender:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of Interface, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and (as to each Major Division) consolidating basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and (as to each Major Division) consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP, or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on both a consolidated and (as to each Major Division) consolidating basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 10-K of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

         (b) QUARTERLY AND MONTHLY FINANCIAL STATEMENTS.

                  (i) As soon as available and in any event within 45 days after the end of each fiscal quarter of Interface (provided that the financial statements required to be delivered pursuant to this subsection (b) for the last fiscal quarter of any fiscal year shall be preliminary and subject to completion of the annual audit), balance sheets of the Consolidated Companies as at the end of such quarter presented on both a consolidated and (as to each Major Division) consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated and (as to each Major Division) consolidating basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated and (as to each Major Division) consolidating basis, and the results of operations and statements


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         of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

                  (ii) As soon as available and in any event within 30 days after the end of each fiscal month of Interface (provided that the financial statements required to be delivered pursuant to this subsection (b) for the last fiscal quarter month of any fiscal year shall be preliminary and subject to completion of the annual audit), balance sheets of the Consolidated Companies as at the end of such month presented on a consolidated and (as to each Major Division) consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal month and for the portion of Interface's fiscal year ended at the end of such month, presented on a consolidated and (as to each Major Division) consolidating basis setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal month on a consolidated and (as to each Major Division) consolidating basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal month and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

         (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that Interface has complied with the delivery requirements set forth in subsections (a) or (b) above, as applicable, (ii) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (iii) demonstrating in reasonable detail compliance as of the end of each fiscal quarter Sections 8.01 through 8.06, (iv) setting forth with reasonable detail the determination of each of the financial covenants in Section 7.09, as of the end of such fiscal quarter, along with all calculations related thereto, and (v) listing all Material Subsidiaries;

         (d) DOMESTIC AND UK BORROWING BASE CERTIFICATES. As soon as available, but in any event, within 20 days after the end of each calendar month (or at any other time as reasonably requested by either Co-Agent or any Lender), (i) a Domestic Borrowing Base certificate (the "DOMESTIC BORROWING BASE CERTIFICATE") in substantially the form of EXHIBIT I-1, and (ii) a UK Borrowing Base Certificate (the "UK BORROWING BASE CERTIFICATE") in substantially the form of
EXHIBIT I-2, in each case as such forms of certificates may be amended, restated, supplemented or otherwise modified, from time to time, and each certified by the chief financial


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

officer or the principal accounting officer of Interface, on behalf of the Borrowers, to be true and correct as of the date thereof (and provided that the UK Borrowing Base Certificate and the Domestic Borrowing Base Certificate, if permitted by the Co-Agents, may be delivered pursuant to the same certificate and in combined form).

         (e) AUDITOR'S NO DEFAULT CERTIFICATE. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

         (f) ANNUAL BUDGET. Within 30 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and cash flows and borrowing base availability for such fiscal year for the Consolidated Companies presented in a month-by-month format for such fiscal year on a consolidated and (as to each Major Division) consolidating basis;

         (g) NOTICE OF DEFAULT. Promptly after any officer of Interface or any other Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

         (h) NOTICE OF MATERIALLY ADVERSE EFFECT. Promptly after any officer of Interface or any other Borrower has notice or knowledge of the occurrence of any event or series of events or circumstances which would reasonably have a Materially Adverse Effect, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

         (i) LITIGATION. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, any material property of any thereof, or any IRB Collateral owned or leased thereby, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

         (j) ENVIRONMENTAL NOTICES. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company or with respect to any IRB Collateral which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000; PROVIDED that each Lender hereby acknowledges that it has received notice of each matter set forth on SCHEDULE 7.07(J) as of the Closing Date;

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         (k) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign
Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

                  (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
         4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                  (iv) Promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (v) Upon the request of the Co-Agents, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

         (l) LIENS. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien (including, without limitation, any Lien of any foreign government or any


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political subdivision thereof) affecting their respective properties or any IRB
Collateral owned or leased by it, other than those Liens expressly permitted by
Section 8.02;

         (m) DOMESTICATION OF SUBSIDIARIES. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

         (n) PUBLIC FILINGS, ETC. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Interface and the other Consolidated Companies;

         (o) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Interface in connection with each annual, interim, or special audit of Interface's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (p) BURDENSOME RESTRICTIONS, ETC. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.11, (ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

         (q) NEW MATERIAL SUBSIDIARIES. Promptly (not to exceed 15 Business
Days) after the formation or acquisition of any Material Subsidiary, or after the occurrence of any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Co-Agents may request;

         (r) INTERCOMPANY ASSET TRANSFERS. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is less than $5,000,000.

         (s) ASSET SALES. Prompt notice of any Asset Sale or related series of Asset Sales involving (i) machinery, equipment, or real estate having Asset Values of $5,000,000 or more or (ii) Inventory having Asset Values of $1,000,000 or more; PROVIDED, that if such Asset Sale (or related series of Asset Sales) involves assets which (A) would otherwise be eligible for inclusion in either the Domestic Borrowing Base or the UK Borrowing Base and (B) have an


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aggregate Asset Value of $1,000,000, Interface shall also deliver a pro forma
Borrowing Base Certificate showing the Borrowing Base as it will exist after the consummation of such Asset Sale (or related series of Asset Sales); and

         (t) OTHER INFORMATION. With reasonable promptness, such other information about the Consolidated Companies as any Co-Agent or Lender may reasonably request from time to time.

         SECTION 7.08. [INTENTIONALLY OMITTED].

         SECTION 7.09. FINANCIAL COVENANTS.

         (a) Senior Secured Debt Coverage. Subject to Section 7.09(c), maintain as of the last day of each fiscal quarter, a maximum Senior Secured Debt Coverage Ratio of not greater than 2.00 to 1.00.

         (b) Fixed Charge Coverage Ratio. Subject to Section 7.09(c), maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00.

         (c) The parties hereto agree that, even though Interface must report the calculation of each of the financial covenants included in Sections 7.09(a) and (b) with each of the certificates it must deliver pursuant to Section 7.07(c), none of Interface, any other Borrower, or any L/C Account Party must comply with the financial covenants in Sections 7.09(a) and (b), and such financial covenants shall not be effective, except during a Financial Covenant Effective Period (including, without limitation, any days of such period which may have occurred before any given Financial Covenant Effective Date). (For purposes of clarification by way of example, if a Financial Covenant Effective Date occurs during the third fiscal quarter of a fiscal year, the Financial Covenant Effective Period initiated thereby will commence as of the last day of the second fiscal quarter of such fiscal year (and the financial covenants in Sections 7.09(a) and (b) will be deemed effective as of the last day of such second fiscal quarter). If Interface, each of the other Borrowers, and the L/C Account Parties are not in compliance as of the last day of such second fiscal quarter (as determined by the compliance certificate delivered for such second fiscal quarter pursuant to Section 7.07(c)), then an Event of Default shall occur on the Financial Covenant Effective Date.)

         SECTION 7.10. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Interface shall furnish the Co-Agents a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01(b), (c), (e), (g), (i), or (l) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all


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such notices directly to the Co-Agents simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Co-Agents.

         SECTION 7.11. ADDITIONAL CREDIT PARTIES AND COLLATERAL.

         (a) Promptly (not to exceed 15 Business Days) after the formation or acquisition of any Material Subsidiary (Domestic) which is not listed on
SCHEDULE 6.13, after the domestication of any Foreign Subsidiary, if after such domestication, such Subsidiary would constitute a Material Subsidiary (Domestic), or after the occurrence of any other event creating a new Material Subsidiary (Domestic), Interface shall cause such Material Subsidiary (Domestic) (other than with respect to Interface SPC, which shall be deemed not to be a Subsidiary of Interface for the purposes of this Section 7.11) to execute and deliver such documents as are necessary for such Material Subsidiary (Domestic) to become a Guarantor under the Domestic Guaranty Agreement, to execute and deliver such documents as are necessary to have such Material Subsidiary (Domestic) become a Grantor under the Subsidiary Pledge and Security Agreement, and to deliver to the Co-Agents documents of the kind described in Sections 5.01(c), (e), (f), (g), (h), (i), and (cc), all in form and substance satisfactory to the Co-Agents and the Collateral Agent.

         (b) Promptly (not to exceed 15 Business Days) after the formation or acquisition of any Material Subsidiary (UK) which is not listed on SCHEDULE 6.13, or after the occurrence of any other event creating a new Material Subsidiary (UK), Interface shall cause such Material Subsidiary (UK) (subject to any provision of applicable law which proscribes such Subsidiary's becoming a party to the UK Guaranty and Security Agreement and other than with respect to Interface Ireland Ltd., which shall not be deemed to be a Subsidiary of Interface for the purposes of this Section 7.11 and shall not be deemed to be a Credit Party for any other purpose of this Agreement or the other Credit Documents) to execute and deliver such documents as are necessary for such Material Subsidiary (UK) to become a party to the UK Guaranty and Security Agreement as a Grantor thereunder and to deliver to the Co-Agents and the Collateral Agent documents of the kind described in Sections 5.01(c), (e), (f),
(g), (h), (i), and (cc), all in form and substance satisfactory to the Co-Agents and the Collateral Agent.

         SECTION 7.12. [INTENTIONALLY OMITTED].

         SECTION 7.13. FURTHER ASSURANCES.

         (a) The Borrowers shall, and shall cause the other Credit Parties (as applicable) to execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Co-Agents, or the Collateral Agent may reasonably request, to effect the transactions contemplated by this Agreement and the other Credit Document and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents and the security interests created or intended to be created by the IRB Collateral Documents.

         (b) Without limiting the foregoing subsection (a), Interface shall cause each:

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

                  (i) Material Subsidiary (Domestic) which is required to deliver a Domestic Guaranty Agreement pursuant to Section 7.11 to become a party to the Subsidiary Pledge and Security Agreement and, if applicable, a Mortgage (but only with respect to any parcel or group of related parcels of real property owned by such Subsidiary having a fair market value as determined by the Co-Agents in their reasonable credit judgment of $1,500,000 or more) and other applicable Security Documents, together with such lien searches, title reports, title insurance, surveys, phase I environmental reports and opinions with respect thereto which the Co-Agents or the Collateral Agent may reasonably request and

                  (ii) Material Subsidiary (UK) which is required to deliver a UK Guaranty and Security Agreement (or become party thereto) pursuant to Section 7.11 to execute and deliver such other applicable Security Documents, lien searches, and opinions with respect to its personal property and the granting of Lien thereon which the Co-Agents or the Collateral Agent may reasonably request.

         (c) Interface shall, and shall cause the other Domestic Credit Parties to, promptly secure the Secured Obligations by pledging or creating perfected security interests with respect to assets acquired by any Domestic Credit Parties subsequent to the date of the respective Security Documents as required by the terms thereof. Interface shall cause the UK Multicurrency Credit Parties to promptly secure the obligations secured under the UK Guaranty and Security Agreement by pledging or creating perfected security interests with respect to personal property assets acquired by any UK Multicurrency Credit Parties subsequent to the date of the UK Guaranty and Security Agreement, as required by the terms thereof.

         (d) Interface shall, and shall cause any Domestic Credit Parties for whose account an IRB Letter of Credit has been issued, to deliver to the applicable L/C Issuer and the applicable Co-Agent all instruments, agreements, mortgages, and other documents required to be delivered under Article IIA. In connection therewith, Interface shall, and shall cause other applicable Credit Parties to, deliver to the Co-Agents all such instruments and documents (including legal opinions and lien searches) as the Co-Agents shall reasonably request to evidence compliance with this Section. Interface agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 7.14. MARGIN STOCK. Give prior written notice to the Co-Agents of its intent to purchase or carry any "margin stock" (as defined in the Margin Regulations) with any extension of credit (to the extent permitted by Section 8.04) and deliver to the Co-Agents such documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Co-Agents; PROVIDED, HOWEVER, that any term or provision in this Agreement to the contrary notwithstanding, each of the Borrowers and each of the L/C Account Parties agrees that no part of the proceeds of any Loans or any Letter of Credit will be used to purchase or carry and "margin stock" (as defined in the Margin Regulations).

         SECTION 7.15. UK BLOCKED ACCOUNTS AND UK CONCENTRATION ACCOUNTS.

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         (a) Simultaneously herewith, the UK Multicurrency Credit Parties shall establish and continuously maintain one or more UK Concentration Accounts and one or more UK Blocked Accounts.

         (b) Each UK Multicurrency Credit Party shall deposit into one of its respective UK Blocked Accounts all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the UK Inventory or payment on any of the UK Accounts or such UK Multicurrency Credit Party's chattel paper or general intangibles, or as proceeds of the UK Inventory or UK Accounts, or such UK Multicurrency Credit Party's chattel paper or general intangibles. Until such deposit, such UK Multicurrency Credit Party or other Person shall be deemed to hold the same in trust for the benefit of Collateral Agent and shall promptly deposit them in the applicable UK Blocked Account or a UK Concentration Account or forward them to the Collateral Agent for deposit in a UK Concentration Account.

         (c) The balance of each UK Blocked Account shall be transferred to a UK Concentration Account each business day, it being understood that (i) the UK Multicurrency Borrower and the Collateral Agent may agree that funds on deposit in certain UK Blocked Accounts will be transferred to certain UK Concentration Accounts (based on the currency of such funds) and (ii) none of the Lenders, the Co-Agents, or the Collateral Agent shall be in any way responsible for the failure or inability of the financial institution at which each UK Blocked Account is maintained to cause such transfer on a daily basis. The Collateral Agent shall apply collected amounts in the UK Concentration Account directly to repayment of the Obligations of the UK Multicurrency Credit Parties, (i) first to accrued and unpaid interest on the UK Multicurrency Swing Line Loans, (ii) second, to any accrued and unpaid interest that is then due and owing on the UK Multicurrency Syndicated Loans, (iii) third, to any principal outstanding under the UK Multicurrency Swing Line Loans, and (iv) fourth, to any principal outstanding under the UK Multicurrency Syndicated Loans that is then due and owing.

         (d) The balance remaining after application of such collected amounts pursuant the immediately preceding subsection shall be held by the Collateral Agent in the UK Concentration Account. So long as there are no Obligations of the UK Multicurrency Credit Parties then due and owing and no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall cause such balance to be disbursed to an account maintained in the United Kingdom and designated by the UK Multicurrency Borrower (i) at least once per week or (ii) if requested by the UK Multicurrency Borrower and agreed to by the Collateral Agent, more or less frequently than once per week or on specifically agreed to dates; PROVIDED, HOWEVER, that such remaining balance may be used only for working capital, other general corporate purposes and any other purposes not prohibited by this Agreement.

         (e) During the existence of an Event of Default the Collateral Agent may at any time in its sole discretion or if requested in writing by the Required Lenders, direct the Account Debtors of each UK Multicurrency Credit Party to make payments on the UK Accounts or such UK Multicurrency Credit Party's chattel paper or general intangibles, or portions thereof, directly to the Collateral Agent, and such Account Debtors are hereby authorized and directed to do so by such UK Multicurrency Credit Party upon the Collateral Agent's direction, and the funds so received shall be also deposited in a UK Concentration Account, or, at the election of


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the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Obligations of the UK Multicurrency Credit Parties as set forth in
Article IX.

         SECTION 7.16. US CASH MANAGEMENT.

         (a) Simultaneously herewith, Interface shall establish and continually maintain, and shall cause each of the other Domestic Credit Parties which (i) in the ordinary course of its business, collects items or payments of the type described in this Section 7.16(a), (ii) after the Closing Date, commences collecting such items or payments in the ordinary course of its business, or
(iii) is identified by the Collateral Agent from time to time in the exercise of its reasonable discretion to establish and continually maintain, with the Collateral Agent one or more lockboxes and Domestic Collateral Reserve Accounts into which such Domestic Credit Parties shall cause each of its Account Debtors to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for Domestic Inventory or Domestic Accounts and such Domestic Credit Parties' chattel paper or general intangibles, or as proceeds of Domestic Inventory or Domestic Accounts and of such Domestic Credit Parties' chattel paper or general intangibles. Additionally, simultaneously herewith, Interface shall establish and continually maintain the Domestic Concentration Account. In the event any items or payment described in this Section 7.16 are inadvertently received by any of the Domestic Credit Parties or any other Person, whether or not in accordance with the terms of this Agreement, such Domestic Credit Party or such Person shall be deemed to hold the same in trust for the benefit of the Collateral Agent and promptly forward them to the Collateral Agent for deposit in a Domestic Collateral Reserve Account or the Domestic Concentration Account.

         (b) The Collateral Agent will remove from the lockboxes and deposit all such items of payment received from the Domestic Credit Parties' Account Debtors into a Domestic Collateral Reserve Account related to such lockbox promptly upon receipt. On each Business Day, the Collateral Agent shall cause all funds on deposit in such Domestic Collateral Reserve Accounts to be transferred to the Domestic Concentration Account. Except during (i) the existence of a Event of Default or (ii) a Domestic Cash Management Period, the Collateral Agent will transfer on each Domestic Business Day collected amounts in the Domestic Concentration Account and then to the Domestic Credit Parties' operating accounts in accordance with the Domestic Credit Parties' lawful instructions and Interface shall have access to the funds on deposit in the Domestic Concentration Account. Interface, for itself and on behalf of each of the Domestic Credit Parties, agrees that no Domestic Credit Party shall have any access to any funds which are on deposit in any Domestic Collateral Reserve Account, it being understood that such Domestic Collateral Reserve Accounts (regardless of whether any "Notice" has been given pursuant to the terms of any Control Agreement related thereto (as such term is defined in each such Control Agreement)) shall be used solely for the collection of the Domestic Credit Parties' Accounts, which collections shall be swept to the Domestic Concentration Account as set forth above.

         (c) Subject to the following subsection (d), during a Domestic Cash Management Period, all funds from time to time on deposit in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account shall be applied each Business Day against the Obligations due and owing by the Domestic Credit Parties and the Additional Domestic


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Borrower in accordance with Section 2.03(e); PROVIDED that, if all such
Obligations of the Domestic Credit Parties and the Additional Domestic Borrower have been satisfied as of such time, then any surplus in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account shall be transferred to the Domestic Credit Parties' operating accounts in accordance with the Domestic Credit Parties' lawful instructions. Interface agrees that, during any Domestic Cash Management Period or during the existence of an Event of Default, it shall have no right to access any funds which are on deposit in the Domestic Concentration Account (regardless of whether any "Notice" has been given pursuant to the terms of any Control Agreement related thereto (as such term is defined in each such Control Agreement)).

         (d) During the existence of an Event of Default and at the election of the Required Lenders, all funds on deposit in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account (regardless of whether any "Notice" has been given pursuant to the terms of any Control Agreements related thereto (as such term is defined in such Control Agreements)) shall be applied to the Obligations pursuant to the terms of Article IX. During the existence of an Event of Default the Collateral Agent may at any time in its sole discretion or if requested in writing by the Required Lenders, direct the Account Debtors of each Domestic Credit Party to make payments on the Domestic Accounts or such Domestic Credit Party's chattel paper or general intangibles, or portions thereof, directly to the Collateral Agent, and such Account Debtors are hereby authorized and directed to do so by such Domestic Credit Party upon the Collateral Agent's direction, and the funds so received shall be also deposited in a Domestic Collateral Reserve Account or the Domestic Concentration Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Obligations as provided in Article IX.

         (e) Interface shall cause each other Domestic Credit Party determined pursuant to subsection (a), above, to comply with the terms and provisions of this Section 7.16, just as fully as if such other Domestic Credit Party were party hereto. Interface, by its execution and delivery of this Agreement, shall be deemed to have consented to the terms and provisions of this Section 7.16 on behalf of each Domestic Credit Party.

         (f) Interface shall cause all Net Proceeds to be deposited in a Deposit Account maintained with the Collateral Agent. Until such time as the Obligations have been accelerated in accordance with Article IX, Interface may use such Net Cash Proceeds in accordance with, and subject to, the terms set forth in this Agreement.

         (g) Each of the Collateral Agent and Interface agrees that, (i) for the Collateral Agent to direct funds on deposit in any Domestic Collateral Reserve Account or the Domestic Concentration Account in accordance with the terms of this Section 7.16, it shall not be necessary for the Collateral Agent to give any "Notice" under any Control Agreement related to such Domestic Collateral Reserve Accounts or the Domestic Concentration Account and (ii) the Collateral Agent shall not give any such "Notice" under any Control Agreement unless, at the time of giving such "Notice," a Domestic Cash Management Period or an Event of Default shall be in existence.

         SECTION 7.17. INSOLVENCY. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (a) none of


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the Borrowers and the L/C Account Parties will (i) be "insolvent," within the meaning of such term as defined in ss. 101 of the Bankruptcy Code, or SECTION 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 5 of the UFCA; and (b) the Obligations of the Borrowers and the L/C Account Parties under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.16, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

         SECTION 7.18. PHYSICAL INVENTORIES.

         (a) Interface shall cause each of the Domestic Credit Parties to conduct physical inventories no less frequently than annually and shall provide to the Collateral Agent a report of such physical inventories promptly thereafter, together with such supporting information as the Collateral Agent shall reasonably request.

         (b) The UK Multicurrency Borrower shall conduct physical inventories no less frequently than annually and shall provide to the Collateral Agent (i) not less than 10 Business Days notice of the date and place any such physical inventory is to be conducted, and (ii) a report of such physical inventories promptly thereafter, together with such supporting information as the Collateral Agent shall reasonably request.

         SECTION 7.19. INVENTORY RETURNS. If at any time or times hereafter any Account Debtor returns any Domestic Inventory of any Domestic Credit Party or UK Inventory of the UK Multicurrency Borrower the shipment of which generated an account on which such Account Debtor is obligated in excess of $250,000 in Dollar Equivalent, the applicable Borrower shall notify the Collateral Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Domestic Inventory or UK Inventory, as applicable.

         SECTION 7.20. REPORTS RESPECTING COLLATERAL. The Borrowers shall, as soon as practicable, but in any event on or before 20 days after the end of each Fiscal Month, furnish or cause to be furnished to the Agent status reports (one respecting the Domestic Credit Parties and the other respecting the UK Multicurrency Borrower), certified by a duly authorized officer of Interface, showing: (a) the aggregate dollar value of the Collateral comprising the Domestic Accounts and the UK Accounts and the age of each individual item thereof as of the last day of Interface's preceding fiscal month (segregating such items in such manner and to such degree as the Collateral Agent may request, including, without limitation, by Account Debtor name, address, invoice number, due date and invoice date); (b) the aggregate value in Dollar Equivalent of the Domestic Accounts and UK Accounts subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Collateral Agent may request); (c) the aggregate value in Dollar Equivalent of the items comprising the accounts payable of the Borrowers and the age of each individual item thereof as of the last day of Interface's preceding


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fiscal month (segregating such items in such manner and to such degree as the
Collateral Agent may request and prepared in a manner consistent with the practices applied by the Consolidated Companies during the first fiscal quarter of Interface's 2003 fiscal year); (d) the type, age, value in Dollar Equivalent and location of the Domestic Inventory and UK Inventory as at the end of Interface's preceding fiscal month, valued at the lower of its FIFO cost or market value; and (e) the aggregate value in Dollar Equivalent of all returns, repossessions or discounts with respect to Domestic Inventory and UK Inventory, respectively, in excess of $250,000 in Dollar Equivalent. Additionally, the Collateral Agent may, at any time in its sole discretion, require the Borrowers to permit the Collateral Agent in its own name or any designee of the Collateral Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors immediately upon its request therefor by mail, telephone, telegraph or otherwise. The Borrowers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon request from the Collateral Agent, made at any time hereafter, the Interface shall furnish the Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Collateral Agent) updates of lists of the Domestic Credit Parties' equipment and the UK Multicurrency Borrower's equipment. During any period that a Default or Event of Default exists, then, upon the Collateral Agent's request therefor, Interface shall deliver to the Collateral Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Domestic Borrowing Base Certificate or UK Borrowing Base Certificate and such other matters and information relating to the status of the Domestic Accounts and the UK Accounts as the Collateral Agent shall reasonably request.

         SECTION 7.21. COLLATERAL LOCATION WAIVERS. Except as otherwise agreed by the Collateral Agent in writing, the Borrowers will exercise their commercially reasonable efforts to obtain, or shall cause the applicable Grantor or L/C Account Party to exercise their commercially reasonable efforts to obtain, such Third Party Agreements as the Collateral Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations; PROVIDED that no Third Party Agreement shall be required to be obtained under this section with respect to any location at which the Asset Value of Collateral located at such location does not exceed $2,000,000.

         SECTION 7.22. DISCOUNTS AND ALLOWANCES. Upon the granting of any discounts, allowances or credits by a Domestic Credit Party or the UK Multicurrency Borrower in excess of $250,000 in Dollar Equivalent or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the Domestic Account or UK Account involved, Interface, on behalf of such Domestic Credit Party, or the UK Multicurrency Borrower, as applicable, shall promptly report such discounts, allowances or credits, as the case may be, to the Collateral Agent and in no event later than the time of its submission to the Collateral Agent of the next status report as required by
Section 7.20. In the event any amounts due and owing in excess of $250,000 in Dollar Equivalent are in dispute between any Domestic Credit Party or the UK Multicurrency Borrower, on the one hand, and any Account Debtor, on the other hand, Interface, on behalf of such Domestic Credit Party, or UK Multicurrency Borrower shall provide the Collateral Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of


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Default, and without affecting any Credit Parties' liability with respect to the
Obligations, the Collateral Agent, in the exercise of its sole discretion, may settle disputes and otherwise deal with the Account Debtors and Interface, on behalf of the Domestic Credit Parties, and the UK Multicurrency Borrower, as applicable, shall reimburse the Collateral Agent as a part of the Obligations any reasonable out-of-pocket expenses incurred by the Collateral Agent in connection therewith.

         SECTION 7.23. TAXES OWING WITH RESPECT TO ACCOUNTS. Interface, for itself and on behalf of each Domestic Credit Party, and the UK Multicurrency Borrower, as applicable, shall notify the Collateral Agent if any Domestic Account or UK Account includes any tax due to any governmental taxing authority. If a Domestic Account or UK Account includes a charge for any tax payable to any governmental taxing authority, the Collateral Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Domestic Credit Party or UK Multicurrency Borrower, and such amounts paid shall become part of the Obligations.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, none of Interface (whether or not it is a Borrower hereunder), any other Borrower, nor any L/C Account Party will or will permit any Subsidiary to:

         SECTION 8.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

         (a) Indebtedness under this Agreement and any other Secured Obligations (excluding Hedging Obligations permitted pursuant to Section 8.01(i));

         (b) Indebtedness existing on the Closing Date and not otherwise permitted under this Section 8.01, as more particularly described on SCHEDULE 6.18, and the extension, renewal, and replacement thereof for principal amounts not in excess of the respective principal amounts shown on SCHEDULE 6.18;

         (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 8.02(b) or 8.02(f);

         (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

         (e) Indebtedness incurred with respect to unsecured letters of credit issued for the account of any Consolidated Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $2,500,000;

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         (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 8.02(c) or (d) or Section 8.06;

         (g) the Senior Notes, the Senior Subordinated Notes and other Subordinated Debt (provided that the aggregate outstanding principal amount of such other Subordinated Debt shall at no time exceed $30,000,000);

         (h) the Intercompany Loans described on SCHEDULE 6.18 and any other loans between Consolidated Companies; PROVIDED that:

                  (i) each loan or other extension of credit made by a Domestic Credit Party to a UK Multicurrency Credit Party or to another Consolidated Company which is not a Credit Party, or by a UK Multicurrency Credit Party to another Consolidated Company which is not a Credit Party, shall be made payable on demand and shall not be subordinated to other obligations of the borrower thereof and all such loans and extensions of credit shall not exceed, together with all Investments permitted under Section 8.05(c), $20,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on SCHEDULE 6.18) unless otherwise agreed in writing by the Required Lenders;

                  (ii) each loan or other extension of credit made by a Consolidated Company that is not a Credit Party to a Credit Party shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement (or such other subordination terms reasonably satisfactory to the Co-Agents) and no portion of the principal amount thereof shall be payable prior to the Stated Maturity Date; and

                  (iii) no such loans or other extensions of credit may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such loan or other extension of credit;

         (i) Indebtedness under Hedging Agreements entered into in the ordinary course of business consistent with past practices;

         (j) [Intentionally Omitted];

         (k) [Intentionally Omitted];

         (l) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Consolidated Companies incurred in the ordinary course of business; and

         (m) Other Indebtedness (but not Intercompany Loans or Investments permitted by Sections 8.05(c)) at any one time outstanding not to exceed $10,000,000.

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         SECTION 8.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

         (a) Liens existing on the Closing Date and not otherwise permitted under this Section 8.02, as more particularly described on SCHEDULE 8.02;

         (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property; PROVIDED that such Lien does not extend to any other property; and provided further that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $10,000,000;

         (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens (other than those permitted by paragraphs (a) through (e) and (g) through (j) of this Section 8.02) encumbering assets (other than assets which would otherwise be included in either the Domestic Borrowing Base or the UK Borrowing Base, as applicable) having an Asset Value not greater than $5,000,000 in the aggregate;

         (g) Liens in favor of the Collateral Agent securing the Secured Obligations;

         (h) Liens on any property included in the IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of this Agreement or may have been approved by the Collateral Agent pursuant to the terms of the Letter of Credit Agreement;

         (i) Liens, if any, that have been, or may be deemed to have been, granted by Interface SPC in favor of Interface respecting the sale of accounts receivables (and all rights and property relating thereto) from Interface SPC to Interface in connection with the termination of the SunTrust Receivables Facility; and

         (j) Liens (other than those permitted by paragraphs (a) through (i) of this Section 8.02) encumbering assets of any Foreign Subsidiary (other than any UK Multicurrency Credit Party) that do not constitute Collateral and have an Asset Value not greater than $10,000,000 or the Dollar Equivalent thereof in the aggregate to secure foreign lines of credit extended by certain financial institutions from time to time to such Foreign Subsidiaries and/or certain of their respective Subsidiaries (other than any UK Multicurrency Credit Party).

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         SECTION 8.03. MERGERS, SALES, ETC. Merge or consolidate with any other
Person, or consummate any Asset Sale or intercompany transfer of assets; PROVIDED, HOWEVER, that the foregoing restrictions shall not be applicable to:

         (a) sales of inventory in the ordinary course of business;

         (b) (i) transfers, dispositions, or sales of assets from:

                           (A) any Domestic Credit Party to any other Domestic
                  Credit Party;

                           (B) any Domestic Credit Party to any UK Multicurrency
                  Credit Party or to any Consolidated Company which is not a Credit Party, or from any UK Multicurrency Credit Party to any Consolidated Company which is not a Credit Party, PROVIDED, that the aggregate Asset Value of all transfers of assets permitted by this subclause (B) shall not exceed $15,000,000 in any one of Interface's fiscal years (after the Closing
                  Date) or $25,000,000 in the aggregate (from the Closing Date);

                           (C) any UK Multicurrency Credit Party to any other UK
                  Multicurrency Credit Party; and

                           (D) any UK Multicurrency Credit Party to any Domestic
                  Credit Party;

                           (E) any Consolidated Company that is not a Credit
                  Party to any other Consolidated Company; and

                  (ii) mergers or consolidations between (A) a Domestic Credit Party and one or more other Consolidated Companies, PROVIDED that a Domestic Credit Party be the surviving party of such merger or consolidation, (B) a Consolidated Company and any other Consolidated Companies, so long as none of them is a Credit Party and, if the surviving or resulting entity satisfies the criteria of becoming a Material Subsidiary, then such surviving or resulting entity complies with all provisions hereof and of the other Credit Documents, (C) a UK Multicurrency Credit Party and any other UK Multicurrency Credit Party or other subsidiaries of the UK Multicurrency Borrower, PROVIDED that a UK Multicurrency Credit Party be the surviving party of such merger or consolidation, and (D) a UK Multicurrency Credit Party and any other Consolidated Company which is not a Credit Party, PROVIDED that the UK Multicurrency Credit Party be the surviving party to such merger or consolidation; PROVIDED FURTHER that, in any of the foregoing cases involving the merger or consolidation of any Borrower, such Borrower is the surviving party to such merger or consolidation;

         (c) [Intentionally Omitted];

         (d) Asset Sales of property or assets where the Asset Values do not exceed, in the aggregate, (A) during any fiscal year, $5,000,000, or (B) after the Closing Date, $15,000,000; PROVIDED that all Net Cash Proceeds from all Asset Sales by any Credit Party shall be deposited in an account maintained at the Collateral Agent until such time as they are applied in accordance with the terms of this Agreement; or

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         (e) Asset Sales not otherwise provided for in this Section 8.03 involving only those assets listed on SCHEDULE 8.03(E), to the extent such contemplated Asset Sales are made on reasonable, arm's-length terms reasonably satisfactory to the Collateral Agent; and

         (f) any mergers, consolidations or Asset Sales consummated in connection with and as part of the IAR Divestiture Transaction;

PROVIDED, HOWEVER, that no transaction pursuant to subsections (b), (c), (d), or
(f) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

         SECTION 8.04. PAYMENTS OR REFINANCINGS IN RESPECT OF SUBORDINATED DEBT OR EQUITY SECURITIES; DIVIDENDS AND OTHER DISTRIBUTIONS. Make any payment to purchase, redeem, prepay prior to scheduled maturity or acquire any of its Subordinated Debt or equity securities or any option, warrant, or other right to acquire such Subordinated Debt or equity securities; or refinance or replace the Senior Subordinated Notes with any Senior Notes (as provided in the definition of the term "SENIOR NOTES"); or declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Interface or any of its Subsidiaries, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Interface or any of its Subsidiaries, other than:

         (a) dividends or distributions payable solely in Capital Stock of Interface (but not Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of Interface (other than Redeemable Capital Stock);

         (b) the declaration or payment of dividends or other distributions to the extent declared or paid to Interface or any Subsidiary of Interface;

         (c) the declaration or payment of dividends or other distributions by any Subsidiary of Interface to all holders of Common Stock of such Subsidiary on a pro rata basis;

         (d) Interface may declare or pay cash dividends on its common stock, repurchase its common stock or redeem its common stock in an aggregate amount not to exceed (i) from the Closing Date through and including the date on which the Senior Subordinated Notes are fully repaid or refinanced (in accordance with the terms of this Agreement) in an amount not to exceed $750,000 per each of Interface's fiscal quarters and (ii) on and after the date on which the Senior Subordinated Notes are fully repaid or refinanced (in accordance with the terms of this Agreement), in an amount not to exceed $2,500,000 per each of Interface's fiscal quarters; PROVIDED, that in each of the foregoing cases, as applicable:

                  (A) the Fixed Charge Coverage Ratio (as determined as of the end of the fiscal quarter immediately preceding the fiscal quarter in which any declaration of dividends, or such repurchase or redemption, occurs) is equal to or greater than 1.25 to 1.00 (assuming for the purposes of such determination that such dividend had been paid, or such repurchase or redemption had occurred, in such preceding fiscal quarter);

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                  (B) before making any such declaration of dividends, Interface shall have either delivered a Compliance Certificate respecting such preceding fiscal quarter in accordance with the terms of this Agreement or shall have delivered to the Co-Agents such other written certificate (certified by Interface's chief financial officer) demonstrating to the Co-Agents' reasonable satisfaction compliance with the requirements of subsection (A) as of the end of such preceding quarter;

                  (C) before paying any dividend so declared, Interface shall have delivered in accordance with this Agreement a Compliance Certificate respecting such preceding fiscal quarter;

                  (D) at the time of any such declaration of dividends (and after giving pro forma effect thereto as of the date of such declaration), or at the time of any such repurchase or redemption (after giving effect thereto as of the date of such repurchase or redemption), as applicable, Excess Availability (Domestic) will be equal to or greater than $35,000,000;

                  (E) other than as permitted in Section 8.04(f), Interface shall not be permitted to repurchase or redeem any of its common stock until such time as the Senior Subordinated Notes have been fully repaid or refinanced (in accordance with the terms of this Agreement); and (F) no Default or Event of Default shall be have occurred and be continuing or will arise on account of such payment;

         (e) as otherwise permitted pursuant to Section 8.08; and

         (f) repurchases of the common stock of Interface from its employees, in connection with awards, the vesting of awards or the exercise of awards under its stock incentive plan(s), in an aggregate amount not to exceed $500,000 in any fiscal year (provided, however, that if the actual aggregate amount of such repurchases of the common stock made during any such fiscal year (the "Repurchase Amount") is less than $500,000 (the "Repurchase Limit"), then the applicable limit for the immediately succeeding fiscal year shall be increased by an amount equal to the difference between the Repurchase Limit and the Repurchase Amount).

         SECTION 8.05. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, or purchase, or lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person, other than:

         (a) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) now or hereafter made by (i) a Domestic Credit Party in any other Domestic Credit Party, (ii) a UK Multicurrency Credit Party in any other Credit Party, and (iii) a Consolidated Company which is not a Credit Party in any other Consolidated Company;

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         (b) Investments (including Investments in the form of Intercompany
Loans permitted pursuant to Section 8.01(h)) made by any Credit Party in any Consolidated Company which exist as of the Closing Date;

         (c) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)(i)) made by a Domestic Credit Party in a UK Multicurrency Credit Party or in a Consolidated Company which is not a Credit Party, or by a UK Multicurrency Credit Party in any Consolidated Company which is not a Credit Party; PROVIDED that:

                  (i) all such Investments made pursuant to this subsection (c), together with all Intercompany Loans permitted under Section 8.01(h)(i), shall not exceed $20,000,000 in the aggregate at any one time outstanding (excluding Investments in the form of Intercompany Loans listed on SCHEDULE 6.18) unless otherwise consented to in writing by the Required Lenders; and

                  (ii) no Investment made pursuant to this subsection (c) may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment;

                  (iii) all such Investments made pursuant to this subsection
         (c) (and all Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) shall be made solely to achieve greater tax efficiencies of the Consolidated Companies; and

                  (iv) such Investment is not a transfer of machinery, equipment, or other physical assets.

         (d) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to Section 8.05(i);

         (e) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

         (f) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

         (g) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

         (h) Investments made by Plans and Foreign Plans;

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         (i) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including Capital Securities, and including all or any substantial portion of the property or assets of any division, line of business, or business segment of such Person); PROVIDED, HOWEVER, that (i) the aggregate amount of such purchases and acquisitions shall not exceed (based on the cash portion of the purchase prices payable in respect of such transactions) $10,000,000 during any one of Interface's fiscal years or $25,000,000 after the Closing Date and (ii) immediately after giving effect to such purchase or acquisition, Excess Availability (Domestic) will be equal to or greater than $35,000,000;

         (j) Investments made in connection with and as a part of the IAR Divestiture Transaction;

         (k) Investments (other than those permitted by subsections (a) through (j) above and other than as set forth on SCHEDULE 8.05(L)) in an aggregate amount not to exceed $10,000,000 at any one time outstanding; PROVIDED that there shall be no Investments made pursuant to this subsection (k) in marketable securities other than in connection with acquisitions and joint ventures permitted under this Agreement.

         (l) Investments existing on the Closing Date (other than those permitted by subsections (a) through (k) above) described on SCHEDULE 8.05(L).

         SECTION 8.06. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement (i) with respect to properties first acquired by any of the Consolidated Companies after the date of this Agreement with the intent at the time of such acquisition that such properties be the subjects of such transactions, and such transactions are actually consummated within 60 days after the initial acquisition of such properties, so long as the Asset Values of such properties do not exceed $10,000,000 in the aggregate, and (ii) with respect to all other properties in all such transactions, so long as the Asset Values of such other properties do not exceed $5,000,000 in the aggregate.

         SECTION 8.07. TRANSACTIONS WITH AFFILIATES.

         (a) Except for transactions which are specifically permitted pursuant to Sections 8.01(h), 8.03(b) and 8.05(c) and transactions comprising part or all of the IAR Divestiture Transaction, enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

         (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated


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Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer (i) any Default or Event of Default exists or would exist as a result of such conveyance or transfer or (ii) such conveyance or transfer would otherwise be prohibited under this Agreement or any other Credit Document; PROVIDED, HOWEVER, that the foregoing shall not be deemed to prohibit the conveyance or transfer of accounts receivable by Interface SPC to Interface in connection with the termination of the SunTrust Receivables Facility.

         SECTION 8.08. OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, prepay prior to scheduled maturity, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to:

         (a) the Obligations under this Agreement and the Notes;

         (b) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities which are (i) permitted by
Section 8.01 and (ii) extended by certain financial institutions from time to time to Foreign Subsidiaries and/or certain of their respective Subsidiaries (other than any UK Multicurrency Credit Party);

         (c) permitted prepayments of Indebtedness incurred in connection with industrial revenue bonds upon the occurrence of a determination of an event of taxability entitling the holder(s) thereof to receive a higher rate of interest;

         (d) Intercompany Loans permitted under Section 8.01(h) other than any Intercompany Loan subject to Section 8.01(h)(ii);

         (e) [Intentionally Omitted];

         (f) repayments of any of the Senior Notes or Subordinated Debt with (i) the proceeds of any refinancing or replacement thereof having a maturity not earlier than the Stated Maturity Date and financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such Senior Notes or Subordinated Debt, as applicable, or (ii) the proceeds of any offering of equity securities; PROVIDED that the aggregate amount of all outstanding Extensions of Credit shall not exceed $10,000,000 after giving effect to any repayment permitted pursuant to this subsection (f);

         (g) repayments or repurchases of long-term Indebtedness; PROVIDED that:

                  (i) before making any such repayment or repurchase, Interface shall have delivered to the Co-Agents written notice of their intention to make such repayments or repurchases, which notice shall (A) specify the Indebtedness to be repaid or repurchased and state the maximum amount of any such repayments or repurchases Interface desires to make during the 30-day period following the date of such notice and (B) contain a written certification of Interface's chief financial officer that, as of the end of the fiscal quarter immediately preceding the fiscal quarter in which the repayments


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         or repurchases described in such notice are to be made, the Fixed
         Charge Coverage Ratio (as determined as of the end of such preceding fiscal quarter and assuming for the purposes of such determination that all of such maximum amount had, in fact, been expended during such preceding fiscal quarter) is equal to or greater than 1.00 to 1.00;

                  (ii) at the time of any such repayment or repurchase (and after giving effect thereto), Excess Availability (Domestic) will be equal to or greater than $45,000,000;

                  (iii) no repurchases or repayments shall be made unless provided for in a written notice as described above and then only in an amount less than or equal to the maximum amount provided for therein and only within the time period for which such notice was delivered;

                  (iv) to the extent such repayments or repurchases are made with the proceeds of any refinancing of such long-term Indebtedness, such refinancing will have a stated maturity date no earlier than the Stated Maturity Date and shall otherwise be permitted under this Agreement; and

                  (v) no Default or Event of Default shall have occurred and be continuing at the time of such repayment or repurchase or will result from any such repayment or repurchase; and

         (h) repayment, prepayment, purchase, redemption or acquisition of all or a portion of the Indebtedness of IAR in a principal amount not to exceed $6,500,000 arising in connection with Michigan IRB Project Loan Agreement and the issuance of the Michigan IRB Project Bonds, and made in connection with and as part of the IAR Divestiture Transaction.

         SECTION 8.09. CHANGES IN BUSINESS. Enter into any business (other than any business which is substantially the same as those businesses presently conducted by the Consolidated Companies taken as a whole or any line of business reasonably related thereto).

         SECTION 8.10. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Materially Adverse Effect.

         SECTION 8.11. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 8.02 of this Agreement,
Section 4.7 of the Existing Senior Notes Indenture, Section 4.10 of the Additional Senior Notes Indenture and Section 4.10 of the Senior Subordinated Notes


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Indenture, (ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 8.02(b) or Section 8.02(f) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (iii) the terms of any foreign line of credit facility, but only if any related prohibition or restriction does not affect or apply to any Collateral or the Liens granted in connection with this Credit Agreement and the other Credit Documents, and (iv) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

         SECTION 8.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, other than (A) restrictions on payment of dividends imposed under the Additional Senior Note Indenture and the Senior Subordinated Notes Indenture and (B) restrictions on the payment of dividends on Interface's common stock imposed in connection with the Convertible Preferred Stock, or (ii) pay any indebtedness owed to Interface or any other Consolidated Company, or (iii) transfer any of its property or assets to Interface or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

         SECTION 8.13. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt (except that a loan between Consolidated Companies as permitted by Section 8.01(h)(i) or (ii) may be modified or amended so long as it otherwise satisfies the requirements of
Section 8.01(h)(i) or (ii), respectively), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.01(h)(ii), except as otherwise allowed in Section 8.01(h)(ii) and except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing.

         SECTION 8.14. DESIGNATED SENIOR INDEBTEDNESS. Without the prior written consent of the Co-Agents, cause any Indebtedness of Interface or any of its Subsidiaries, other than the Senior Notes, to become "Designated Senior Indebtedness" as provided in the Senior Subordinated Notes Indenture.

                                  ARTICLE IX.

                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

         SECTION 9.01. PAYMENTS. Any Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal or interest payment with respect to the Loans, or any L/C Account Party shall fail to make promptly when due any


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reimbursement obligation with respect to the Letters of Credit, or any Borrower or L/C Account Party shall fail to make within five (5) days after the due date thereof any payment of any fee or other amount payable hereunder;

         SECTION 9.02. COVENANTS WITHOUT NOTICE. Interface, any other Borrower, or any L/C Account Party shall fail to observe or perform any covenant or agreement contained in Sections 5.04, 7.07(a) through 7.07(g), 7.09, 8.01 through 8.06, 8.08, 8.09, and 8.11 through 8.14;

         SECTION 9.03. OTHER COVENANTS. Interface, any other Borrower, or any L/C Account Party shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Interface's, any other Borrower's, or any L/C Account Party's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Co-Agent or Lender;

         SECTION 9.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Interface, any other Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 9.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

         SECTION 9.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness or to terminate any commitment related thereto, or to take any other action which would have the practical effect of accelerating any such Indebtedness (including, without limitation, any "put" of such Indebtedness); or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 9.07. BANKRUPTCY. Interface or any other Material Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Material Company; or any Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other


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proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Material Company or there is commenced against any Material Company any such proceeding which remains undismissed for a period of 60 days; or any Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Material Company makes a general assignment for the benefit of creditors; or any Material Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Material Company for the purpose of effecting any of the foregoing;

         SECTION 9.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

         SECTION 9.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Interface or any other Material Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 9.10. OWNERSHIP OF CREDIT PARTIES. If any Borrower (other than Interface) shall at any time fail to be a wholly owned Subsidiary of Interface, either directly or


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indirectly through another wholly owned Subsidiary of Interface, except where all outstanding Loans made to, or Letters of Credit issued for the account of, such Borrower have been paid in full or terminated or expired and the Lenders and the L/C Issuer shall have no further obligation to extend additional credit to, or issue Letters of Credit for the account of, such Borrower;

         SECTION 9.11. CHANGE IN CONTROL OF INTERFACE. (i) Any Change in Control shall occur or exist, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; PROVIDED, HOWEVER, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clause
(ii) until thirty (30) days after the first occurrence or existence of such event or condition;

         SECTION 9.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (excluding the IRB Collateral Documents), or any Credit Document (including the IRB Collateral Documents) ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document (including the IRB Collateral Documents), or the obligations of Interface or any other Credit Party under any Credit Document (including the IRB Collateral Documents) are not or cease to be legal, valid and binding on Interface or any such Credit Party;

         SECTION 9.13. DEFAULT UNDER HEDGING AGREEMENT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of any Hedging Agreement (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface's business judgment or any other termination or cancellation of such Hedging Agreement not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $5,000,000 in the aggregate;

         SECTION 9.14. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed within 90 days of the same being made;

         SECTION 9.15. [INTENTIONALLY OMITTED].

         SECTION 9.16. FAILURE OF AGREEMENTS. Any provision of this Agreement or any provision of any other Credit Document shall for any reason cease to be valid and binding on the applicable Borrower or Subsidiary party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof;

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         SECTION 9.17. OTHER OCCURRENCES.

         (a) Any one or more Environmental Claims shall have been asserted against any Consolidated Company; the Consolidated Companies would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Materially Adverse Effect;

         (b) Any Domestic Credit Party shall lose a material part of the business from any customer of such Domestic Credit Party which, during the Fiscal Year ended prior to such loss thereof, accounted for 15% or more of the aggregate sales of the Domestic Credit Parties;

         (c) The UK Multicurrency Borrower shall lose a material part of the business from a customer which, during the Fiscal Year ended prior to such loss thereof, accounted for 15% or more of the aggregate sales of the UK Multicurrency Borrower;

         (d) [Intentionally Omitted];

         (e) (i) There shall have occurred uninsured damage to, or loss, theft or destruction of, any part of the Collateral, where such damage, loss, theft, or destruction could reasonably be expected to have a Materially Adverse Effect,
(ii) any security interest of the Collateral Agent in any part of the Collateral, or the Lien on any real property pursuant to any Mortgage ceases to be a first priority security interest or Lien (except for Permitted Liens which are permitted by the Credit Documents to be prior to the security interest or Lien of the Collateral Agent), where such cessation could reasonably be expected to have a Materially Adverse Effect, or (iii) any Guarantor shall terminate or repudiate the Domestic Guaranty Agreement or UK Guaranty and Security Agreement to which it is a party, or any Domestic Guaranty Agreement or the UK Guaranty and Security Agreement shall be declared unenforceable or shall no longer be in full force and effect;

         (f) The rights and remedies of the Agents or the Lenders under the Credit Documents, the Collateral Agent's security interest and Lien against the Collateral or IRB Collateral, or the ability of any of the Borrowers or L/C Account Parties or any Guarantor to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Borrower, L/C Account Party, or Guarantor), as applicable; or

         (g) There shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Consolidated Company if any such event or circumstance could reasonably be expected to have a Materially Adverse Effect;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Co-Agents may, and upon the written or facsimile request of the Required Lenders, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Co-Agents, any Lender or the holder of any Note to enforce


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its claims against the Borrowers or any other Credit Party: (i) declare the
Domestic Syndicated Loan Commitments terminated, whereupon the pro rata Domestic Syndicated Loan Commitments of each Lender shall terminate immediately and any unused line fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations (other than Hedging Obligations) owing hereunder (including, without limitation, the maximum amount which would be available to be drawn under Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; PROVIDED that if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Co-Agents to the Borrowers and any other Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and applicable law, in order to satisfy all of the Obligations; and (iv) with respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration of the Obligations as provided herein, Interface, or the applicable L/C Account Party, shall at such time deposit in one or more accounts designated by the Domestic Agent (as to the Aggregate Domestic L/C Outstandings) and the Multicurrency Agent (as to the Aggregate UK Multicurrency L/C Outstandings), as cash collateral for the Aggregate L/C Outstandings, an amount equal to the Aggregate L/C Outstandings and, with respect to each UK Multicurrency Letter of Credit, in the applicable Foreign Currency or Foreign Currencies in which such UK Multicurrency Letter of Credit is denominated.

In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to this Article IX, subject to the limitations and restrictions set forth in Section 4.24 of this Agreement, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied in the following order: (a) first, to all expenses then due and payable by the Borrowers hereunder and under the other Credit Documents, (b) then to all indemnity obligations then due and payable by the Borrowers hereunder and under the other Credit Documents, (c) then to all Agent's fees then due and payable, (d) then to all commitment and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Domestic Settlement Loans to the Domestic Settlement Loan Lender, (f) then to accrued and unpaid interest on the UK Multicurrency Swing Line Note to the UK Multicurrency Swing Line Lender, (g) then to the principal amount outstanding of any Domestic Settlement Loans to the Domestic Settlement Loan Lender, (h) then to the principal amount outstanding under the UK Multicurrency Swing Line Note to the UK Multicurrency Swing Line Lender, (i) then to accrued and unpaid interest on the other Notes (pro rata in accordance with all such amounts due), (j) then to the principal amount of the other Notes and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due), (k) then to one or more accounts designated by the Domestic Agent (as to the Aggregate Domestic L/C Outstandings) and the Multicurrency Agent (as to the Aggregate UK Multicurrency L/C Outstandings), pro rata in accordance with the Dollar Equivalent of all such amounts due and as cash collateral for the Aggregate L/C Outstandings, an amount equal to the


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Aggregate L/C Outstandings, to be applied in accordance with this Article IX, and (l) then to the Borrowers or such other Persons who are lawfully entitled thereto.

                                   ARTICLE X.

                         THE CO-AGENTS; COLLATERAL AGENT

         SECTION 10.01. RESIGNATION AND APPOINTMENT OF CO-AGENTS. Each Lender hereby designates Wachovia (successor by merger to First Union National Bank) as Multicurrency Agent, to administer all matters concerning the UK Multicurrency Syndicated Loans and UK Multicurrency Letters of Credit (including, without limitation, the UK Multicurrency L/C Subcommitments) and to act as herein specified. Each Lender hereby designates Wachovia as Domestic Agent, to administer all matters concerning the Domestic Revolving Loans (including, without limitation, the Domestic L/C Subcommitments) and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Appropriate Co-Agent to take such actions on its behalf under the provisions of this Agreement the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Appropriate Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Co-Agents may perform any of their duties hereunder by or through their agents or employees.

         SECTION 10.02. APPOINTMENT OF COLLATERAL AGENT.

         (a) Pursuant to the terms of the Initial Assignment and Assumption Agreement, SunTrust, in its capacity as Collateral Agent under the Existing Credit Agreement and the Letter of Credit Agreement, among other things assigned all of its rights, powers, privileges and duties as Collateral Agent under the Existing Credit Agreement, the Letter of Credit Agreement, all Security Documents, and all IRB Collateral Documents to Wachovia, and Wachovia accepted such assignment and shall, upon the effectiveness of the Initial Assignment and Assumption Agreement, be the Collateral Agent hereunder and thereunder. Each of the Borrowers, the L/C Account Parties, the Collateral Agent, the Co-Agents, and the Lenders hereby consents to Wachovia's serving as the Collateral Agent and waives their right to receive any notice regarding the same.

         (b) Each Co-Agent and each Lender hereby confirms Wachovia as Collateral Agent (in replacement of SunTrust as described in subsection (a)) and hereby authorizes the Collateral Agent to enter into any Security Documents substantially in the form attached hereto, any documents required to be delivered pursuant to Sections 7.11 or 7.13, and any IRB Collateral Documents, and any amendments, restatements, or supplements related thereto or to any of the Security Documents which are necessary (as determined by Wachovia in its discretion) to reflect the designation of Wachovia as Collateral Agent, and to take all action contemplated thereby. All rights and remedies under the Security Documents and IRB Collateral Documents may be exercised by the Collateral Agent for the benefit of the Co-Agents and the Lenders and the other beneficiaries thereof upon the terms thereof. The Co-Agents and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the


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Security Documents or IRB Collateral Documents to any affiliate of the
Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document or IRB Collateral Document.

         (c) In each circumstance where, under any provision of any Security Document or IRB Collateral Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document or IRB Collateral Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; PROVIDED, HOWEVER, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; PROVIDED further that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document or IRB Collateral Document which, in the reasonable opinion of the Collateral Agent, (i) would be contrary to the terms of any Security Document or such IRB Collateral Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or
(ii) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding.

         SECTION 10.03. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused directly by its or their gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agents with reasonable care.

         SECTION 10.04. LACK OF RELIANCE ON THE AGENTS.

         (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its


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possession before the making of any Loans, or the issuance of any Letters of
Credit, or at any time or times thereafter.

         (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, or the other Credit Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or the other Credit Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; PROVIDED, HOWEVER, that, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 7.07, the Agents shall deliver or cause to be delivered such information to such Lender.

         SECTION 10.05. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders or the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Required Lenders where required by the terms of this Agreement.

         SECTION 10.06. RELIANCE BY AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate or facsimile message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 10.07. INDEMNIFICATION OF AGENTS. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Appropriate Co-Agent, ratably according to their Pro Rata Shares, and (ii) the Collateral Agent, ratably according to Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; PROVIDED that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly from such Agent's gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The agreements in this Section 10.07


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shall survive the payment of the Obligations and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 10.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations with respect to Letters of Credit and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 10.09. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 10.10. SUCCESSOR AGENTS.

         (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders; PROVIDED, HOWEVER, that the Collateral Agent may not resign or be removed except where the Collateral Agent is also resigning or being removed and a successor Collateral Agent has been appointed under this Agreement and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrowers, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

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         SECTION 10.11. NOTICE OF DEFAULT. No Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that a Co-Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Co-Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); PROVIDED that unless and until the Co-Agents shall have received such directions, the Co-Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, EXCEPT to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 10.12. NO OTHER AGENTS. No agent for any or all of the Lenders, other than those Agents expressly provided for herein, shall be appointed, named, or designation without the prior written consent of each Co-Agent.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         SECTION 11.01. NOTICES.

         (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, an electronic format such as electronic mail and internet webpages or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable facsimile number set forth in Section 11.01(b), or such other address or applicable facsimile number as such party may hereafter specify by notice to the Co-Agents and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by facsimile, electronic mail or posting on an internet web page, on the date of delivery, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; PROVIDED that notices to the Co-Agents shall not be effective until received.

         (b) Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing:

       If to the Borrowers:   Interface, Inc.
or the L/C Account Parties    2859 Paces Ferry Rd., Ste. 2000
                              Atlanta, Georgia 30339
                              Attention:    Patrick C. Lynch
                                            Chief Financial Officer
                              Telephone No.: 770-437-6848
                              Telecopy No.:  770-437-6887

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       With copies to:        Kilpatrick Stockton LLP
                              1100 Peachtree St., Ste. 2800
                              Atlanta, Georgia  30309
                              Attention:     G. Kimbrough Taylor, Jr.
                              Telephone No.: 404-815-6490
                              Telecopy No.:  404-815-6555

       If to Wachovia as      Wachovia Bank, National Association
       Domestic Agent:        Charlotte Plaza, CP-23
                              201 South College Street
                              Charlotte, North Carolina 28288-0680
                              Attention:  Syndication Agency Services
                              Telephone No.: (704) 374-2698
                              Telecopy No.:  (704) 383-0288

       With copies to:        Wachovia Bank, National Association
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Attention:      Joseph L. White
                              Telephone No.:  404-332-6721
                              Telecopy No.:   404-332-6920

       If to Wachovia as      Wachovia Bank, National Association
       Multicurrency Agent:   Charlotte Plaza, CP-23
                              201 South College Street
                              Charlotte, North Carolina 28288-0680
                              Attention:   Syndication Agency Services
                              Telephone No.:(704) 374-2698
                              Telecopy No.: (704) 383-0288

                                               and

                              Wachovia Bank, National Association London Branch 3 Bishopsgate
                              London, England EC2N 3AB
                              Attention:      Gillian White
                              Telecopy No.:   011-44-0207-929-4644
                              Telephone No.:  011-44-0207-216-1615

       With copies to:        Wachovia Bank, National Association
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Attention:      Joseph L. White
                              Telephone No.:  404-332-6721
                              Telecopy No.:   404-332-6920

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       If to any Lender:      To the address set forth on SCHEDULE 1.1(A) hereto

         SECTION 11.02. AMENDMENTS, ETC.

         (a) No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Sections 5.01 or 5.03, (ii) increase the Commitments or other contractual obligations to the Borrowers or L/C Account Parties under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees respecting any Letters of Credit, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any collateral described in the IRB Collateral Documents, to the extent securing the Obligations, (vii) release any Collateral which is included in the Domestic Borrowing Base or the UK Borrowing Base or release all or substantially all of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document), (viii) release any Guarantor from its obligations under any Guaranty Agreement or the UK Guaranty and Security Agreement, as applicable,
(ix) modify the definitions of the terms "Domestic Borrowing Base" or "UK Borrowing Base" (or any defined term used therein), except to the extent expressly stated therein, or (x) amend this Section 11.02 or Section 11.06 or
(xi) amend the definition of the terms Agreed Currency, Eligible Currency, Foreign Currency or Payment Office. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Co-Agents or the Collateral Agent, as the case may be, under this Agreement, or under any other Credit Document, (ii) no amendment, waiver or consent to the provisions of Article II-A shall be made without the written consent the L/C Issuers, and (iii) the Collateral Agent shall not need the consent of any Lenders to release any Collateral, if the release of such Collateral is otherwise expressly contemplated herein.

         (b) Notwithstanding anything to the contrary contained in Section 11.02(a), each of the Lenders and the Credit Parties hereby authorizes the Co-Agents to execute such limited amendments, supplements or other modifications in connection with this Agreement and the other Credit Documents on behalf of the Lenders and the Credit Parties, deemed reasonably necessary or appropriate by the Co-Agents to cure any ambiguity contained herein or therein or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any printing, stenographic or clerical error or omissions herein or therein in order that this Agreement and the other Credit Documents shall accurately reflect the agreement among the parties hereto and thereto; PROVIDED that no amendment, supplement or modification to any Credit Document shall be made pursuant to this Section 11.02(b) unless the Co-Agents shall have reasonably determined that such

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amendment,supplement or modification will not alter or waive in any material respect the duties and obligations of the parties hereto or thereto.

         SECTION 11.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Co-Agents, any Lender or any holder of a Note in exercising any right or remedy hereunder or any other Credit Document, and no course of dealing between any Credit Party and the Co-Agents, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Co-Agents, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Co-Agents, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 11.04. PAYMENT OF EXPENSES, ETC. Each of Interface, each other Borrower, and each L/C Account Party shall:

                  (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), for any of the Lenders;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letters of Credit, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

                  (iii) indemnify each Agent, each Lender and their Affiliates, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "INDEMNITEE") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, any Credit Party's entering into and performing of this Agreement, the Notes, the Letters of Credit, or the other Credit Documents or otherwise in connection with this Agreement, the Notes, the Letters of Credit, or the other Credit Documents and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that the Borrowers and L/C Account Parties shall not be obligated to indemnify any Indemnitee for any of the foregoing directly arising out of such Indemnitee's gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction), or the violation by such Indemnitee of any law, rule or regulation (as determined in a final non-appealable judgment by a court of competent jurisdiction), unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

                  (iv) without limiting the indemnities set forth in subsection
         (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, the Letter of Credit Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Interface, each other Borrower, and each L/C Account Party under this Section 11.04 are unenforceable for any reason, Interface, each other Borrower, and each L/C Account Party hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 11.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender, each Affiliate of each Lender and each other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and the other Credit Documents, all deposits of such Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender, such Affiliate or such other holder to such Credit Party, whether or not related to this Agreement or any transaction hereunder, and whether or not the obligations of the Credit Party under the Credit Documents are payable in the same currency as any such deposits, indebtedness or property (the amounts of which, when payable or valued in a different currency, shall be determined for purposes of this Section 11.05 by the Equivalent Amount thereof in the currency payable by the Credit Party as of the date such setoff rights are exercised).

         SECTION 11.06. BENEFIT OF AGREEMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that the Borrowers and L/C Account Parties may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; PROVIDED, HOWEVER, that (i) the Co-Agents and, so long as no Default or Event of Default has occurred and is continuing, Interface must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) (provided that such consents shall not be required with respect to any assignment by any Lender, in the ordinary course of its business and in accordance with applicable law, to any Affiliate of such Lender,), (ii) the aggregate amount of the Commitments of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Agents) shall not be less than $5,000,000, (iii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each such assignment shall execute and deliver to the Co-Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $3,000; PROVIDED further that in the case of any assignment made (A) where such assigning Lender is assigning the entire amount of its Commitments hereunder, or
(B) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clauses (A) or (B), the minimum amounts specified in preceding clauses (ii) and
(iii) shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface and each of the other Borrowers, at its own expense, shall execute and deliver to the Appropriate Co-Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or

Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may, without the consent of Interface, any other Borrower, any L/C Account Party, or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in
Article IV of this Agreement, and (v) Interface, the other Borrowers, the L/C Account Parties and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface, the other Borrowers, and the L/C Account Parties relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement and the other Credit Documents.

         (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; PROVIDED that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 7.05.

         (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release the Lender from any of its obligations hereunder.

         (g) If (i) any Taxes referred to in Section 4.07(b) have been levied or imposed so as to require withholdings or deductions by any Borrower and payment by such Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Sections 4.10, 4.17, or 2A.06(a), (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Interface, or (iv) any Lender shall fail to have delivered to Interface within 15 days after demand therefor the certificate or other document from the United Kingdom Inland Revenue as specified in Section 4.07(b)(v)(B) unless such Lender shall otherwise establish, to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, then and in such event, upon request from Interface delivered to such Lender and the Co-Agents, such Lender shall assign, in accordance with the provisions of Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Domestic Syndicated Loan Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 11.07. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER AND L/C ACCOUNT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER AND EACH L/C ACCOUNT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) EACH BORROWER AND L/C ACCOUNT PARTY HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK STOCKTON LLP, EACH OF ATLANTA, GEORGIA (ADDRESS: KILPATRICK STOCKTON LLP, 1100 PEACHTREE ST., STE. 2800, ATLANTA, GEORGIA 30309, TELEPHONE NO.: 404-815-6490, TELECOPY NO.: 404-815-6555
(OR SUCH OTHER ADDRESS, TELEPHONE NUMBER AND TELECOPY NUMBER AS SUCH PARTY MAY HEREAFTER SPECIFY BY NOTICE TO THE CO-AGENTS AND THE BORROWERS), AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER OR L/C ACCOUNT PARTY, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO

SUCH BORROWER OR L/C ACCOUNT PARTY AT ITS ADDRESS SET FORTH IN SECTION 11.01, BUT THE FAILURE OF SUCH BORROWER OR L/C ACCOUNT PARTY TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH BORROWER AND L/C ACCOUNT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER OR L/C ACCOUNT PARTY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers or L/C Account Parties in any other jurisdiction.

         SECTION 11.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10. SURVIVAL.

         (a) The obligations of the Borrowers and L/C Account Parties under Sections 4.07(b), 4.10, 4.12, 4.13, 4.17, 11.04 and 11.15 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

         (b) The obligations of the Co-Agents, the Lenders, their assignees and participants under Sections 4.07(b), 7.05 and 11.06(e) hereof shall survive the payment in full of the Notes after the Maturity Date.

         SECTION 11.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Interface's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15. JUDGMENT CURRENCY.

         (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in a particular Agreed Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Co-Agents, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Co-Agents, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Obligation Currency, the conversion shall be made, and the Agreed Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Multicurrency Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the Agreed Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         SECTION 11.16. DOLLAR EQUIVALENT COMPUTATIONS. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to Dollars of Foreign Currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such Foreign Currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such Foreign Currency at the date hereof).

         SECTION 11.17. AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and the Letter of Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Co-Agents under the Existing Credit Agreement or Letter of Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement and the Letter of Credit Agreement shall be amended and supplemented by the Facilities described herein, and all loans, Letters of Credit, and other obligations of the Borrowers and the L/C Account Parties outstanding as of such date under the Existing Credit Agreement or Letter of Credit Agreement shall be deemed to be loans, Letters of Credit, and obligations outstanding under the corresponding facilities described herein, without further action by any Person.

         SECTION 11.18. REFERENCES IN CREDIT DOCUMENTS. On and after the Closing Date, each and every reference in the Credit Documents to this Agreement, and to the capitalized terms as defined in this Agreement (including, without limitation, the terms "Loans", "Obligations", and "Facilities") shall be deemed to refer to and mean this Agreement as herein amended and restated, and such capitalized terms as defined and used in this Agreement as herein amended and restated. The Borrowers and L/C Account Parties further confirm and agree that all such Credit Documents are and shall remain in full force and effect on and after the Closing Date, except as otherwise expressly provided herein.

         SECTION 11.19. INJUNCTIVE RELIEF; LIMITATION OF LIABILITY.

         (a) The Borrowers and L/C Account Parties recognize that, in the event that the Borrowers or the L/C Account Parties fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers and the L/C Account Parties agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY L/C ACCOUNT PARTY, ANY LENDER OR ANY OTHER PERSON AGAINST ANY AGENT, ANY LENDER OR ANY AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH L/C ACCOUNT PARTY, EACH GUARANTOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                            [Signature Pages Follow]

[Fifth Amended and Restated Credit Agreement - Signature Page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, under seal, in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                                    INTERFACE, INC.


                                    By:  /s/ Patrick C. Lynch
                                        ------------------------
                                        Name:  Patrick C. Lynch
                                        Title: Vice President


                                    INTERFACE EUROPE B.V.
                                    INTERFACE EUROPE LTD.


                                    By:  /s/ Daniel T. Hendrix
                                        ------------------------
                                        Name:  Daniel T. Hendrix
                                        Title: Director


                                    INTERFACE FLOORING SYSTEMS, INC.
                                    INTERFACE FABRICS GROUP, INC.
                                    INTERFACE ARCHITECTURAL RESOURCES, INC.


                                    By:  /s/ Patrick C. Lynch
                                        ------------------------
                                        Name:  Patrick C. Lynch
                                        Title: Vice President

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION (successor by merger to FIRST
                                    UNION NATIONAL BANK), as Domestic Agent,
                                    Multicurrency Agent, and as Collateral Agent


                                    By:  /s/ Joseph L. White
                                        -----------------------
                                        Name:  Joseph L. White
                                        Title: Director

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION (successor by merger to FIRST
                                    UNION NATIONAL BANK), as Lender

                                    By:  /s/ Joseph L. White
                                        --------------------------------
                                        Name:  Joseph L. White
                                        Title: Director

                                    FLEET CAPITAL CORPORATION, as Lender


                                    By:  /s/ Ashley Cone
                                        --------------------------------
                                        Name:  Ashley Cone
                                        Title: Vice President

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Lender


                                    By: /s/ Jeff Morse
                                        --------------------------------
                                        Name:  Jeff Morse
                                        Title: Senior Vice President

                                    TRANSAMERICA BUSINESS CAPITAL
                                    CORPORATION, as Lender


                                    By:  /s/ Jeffrey S. Carbery
                                        --------------------------------
                                        Name:  Jeffrey S. Carbery
                                        Title:  Senior Vice President

                                    THE CIT GROUP/COMMERCIAL
                                    SERVICES, INC., as Lender


                                    By:  /s/ Kim Carpenter
                                        --------------------------------
                                        Name:  Kim Carpenter
                                        Title: Vice President

                                    SIEMENS FINANCIAL SERVICES, INC., as
                                    Lender


                                    By:  /s/ Frank Amodio
                                        --------------------------------
                                        Name:  Frank Amodio
                                        Title: Vice President - Credit